                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ----------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                  ----------

NORTHWEST AIRLINES CORPORATION                        NORTHWEST AIRLINES, INC.
  (Exact Name of Registrant as Specified in its Certificate of Incorporation)

          Delaware                                           Minnesota
        (State of Other Jurisdiction of Incorporation or Organization)

         41-1905580                                         41-0449230
                     (I.R.S. Employer Identification No.)

            4512                                               4512
           (Primary Standard Industrial Classification Code Number)

                             2700 LONE OAK PARKWAY
                            EAGAN, MINNESOTA 55121
                                (612) 726-2111
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrants' Principal Executive Offices)
                                ---------------

                            Michael L. Miller, Esq.
                       Vice President, Law and Secretary
                        Northwest Airlines Corporation
                             2700 Lone Oak Parkway
                            Eagan, Minnesota 55121
                                (612) 726-2111
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                               ----------------

                                   Copy to:
                             Edward J. Chung, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-3023
                               ----------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offers described herein (the "Exchange
Offers") have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

                                                                 Proposed
                                                Proposed         Maximum
Title of each Class of            Amount         Maximum         Aggregate         Amount of
   Securities to be               to be       Offering Price     Offering         Registration
      Registered                Registered       Per Unit        Price (1)            Fee
----------------------------  --------------  ---------------  ---------------  --------------
___% Class D Pass Through
   Certificates,
   Series 2003-1............   $576,435,000        100%        $576,435,000       $46,633.60

(1) Estimated solely for the purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
-------------------------------------------------------------------------------

PROSPECTUS (Subject to Completion)
Issued May 16, 2003
                                 $576,435,000
                                    [LOGO]
                           NORTHWEST AIRLINES, INC.
                              Offers to Exchange
                           2003-1 PASS THROUGH TRUST
             __% CLASS D PASS THROUGH CERTIFICATES, SERIES 2003-1
    Applicable Underlying Payments Fully and Unconditionally Guaranteed by
                        Northwest Airlines Corporation
     For the Following of its Securities (the "Outstanding Securities")
$150 million principal amount of its 8.375% Notes due 2004 (Cusip No. 667 281 AH)
$200 million principal amount of its 8.52% Notes due 2004 (Cusip No. 667 281 AN)
$200 million principal amount of its 7 5/8% Notes due 2005 (Cusip No.
667 281 AL)
                               ----------------

--------------------------------------------------------------------------------

EACH OF THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON [WEEKDAY], ________, 2003, UNLESS EARLIER TERMINATED
  OR EXTENDED BY US.

--------------------------------------------------------------------------------

     Northwest Airlines, Inc. ("Northwest"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letters of transmittal, to exchange:

     o    $____ principal amount of __% Class D Pass Through Certificates,
          Series 2003-1 ("Class D Certificates") for each validly tendered and accepted $1,000 principal amount of 8.375% Notes due 2004 ("8.375%
          Notes") of Northwest, plus a cash payment for accrued but unpaid interest up to but excluding the exchange date;

     o    $____ principal amount of Class D Certificates for each validly tendered and accepted $1,000 principal amount of 8.52% Notes due
          2004 ("8.52% Notes") of Northwest, plus a cash payment for accrued but unpaid interest up to but excluding the exchange date; and

     o    $____ principal amount of Class D Certificates for each validly tendered and accepted $1,000 principal amount of 7 5/8% Notes due 2005
          ("7 5/8% Notes") of Northwest, plus a cash payment for accrued but unpaid interest up to but excluding the exchange date.

     The exchange offers are subject to the conditions described in this prospectus, including the minimum condition that at least $___ million principal amount of Class D Certificates, in the aggregate, are issued in the exchange offers. We will accept up to a maximum principal amount of (i) $__
million principal amount of 8.375% Notes, (ii) $___ million principal amount of 8.52% Notes and (iii) $___ million principal amount of 7 5/8% Notes in the exchange offers. If we receive tenders for more than the principal amount of any series of Outstanding Securities set forth above, we will prorate the number of validly tendered Outstanding Securities in such series that we will exchange from each tendering holder. You may withdraw your tenders at any time prior to 5:00 p.m. New York City time on the expiration date.

     The Class D Certificates represent interests in the assets of the 2003-1
Pass Through Trust (except for certain excess interest and reinvestment earnings thereon), which has acquired a direct or indirect interest in
$576,435,000 aggregate principal amount of notes secured directly or indirectly by 69 aircraft owned by Northwest. These aircraft also secure on a more senior basis other equipment notes previously issued under one of several series of Northwest pass through certificates. The benefits of Section 1110 of the federal bankruptcy code will be available with respect to $539.7 million aggregate principal amount of these notes. The remaining notes held by the
2003-1 Pass Through Trust are not entitled to the benefits of Section 1110 but are indirectly secured by the same principal amount of the notes entitled to such benefits.

     Payments on the property of the 2003-1 Pass Through Trust will be passed through to the holders of the Class D Certificates (except for certain excess interest and reinvestment earnings thereon), subject to the prior distribution of required amounts in accordance with priorities specified for each prior series of Northwest pass through certificates. Principal and interest in respect of the Class D Certificates will be payable semiannually on each April 1 and
October 1 after issuance, commencing on October 1, 2003. The final principal payment on the Class D Certificates is expected to be payable on October 1,
2008, resulting in an expected weighted average life to maturity of 5.2 years from the expected exchange date. The Class D Certificates will not have the benefit of any liquidity facility or financial guaranty insurance policy.

     After the exchange offers are consummated, Northwest may use this prospectus from time to time in connection with transfers of the remaining
Class D Certificates.

     We intend to list the Class D Certificates on the New York Stock
Exchange.

     For a discussion of the risks that you should consider in evaluating the exchange offers, see "Risk Factors" beginning on page __.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered in the exchange offers or passed upon the adequacy or accuracy of this prospectus.
Any representation to the contrary is a criminal offense.

     None of Northwest, NWA Corp., the Exchange Agent, the Information Agent
or the Dealer Manager makes any recommendation as to whether or not holders of
Outstanding Securities should exchange their securities in the exchange offers. Information regarding the exchange offers is also available via "MCM
Corporate Watch" on Bloomberg page MCM ___ and Telerate page ___.

                               ----------------

                The Dealer Manager for the exchange offers is:
                                Morgan Stanley
_______, 2003

                               TABLE OF CONTENTS

Description of the Liquidity Facilities and the Policies for the

                               -----------------

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this prospectus by reference or in our affairs since the date of this prospectus.

                                     -i-

                      WHERE YOU CAN FIND MORE INFORMATION

     Northwest Airlines Corp. ("NWA Corp." and together with its subsidiaries, the "Company" or "we") files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission
(the "SEC"). You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549.
Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the internet at the SEC's web site at http://www.sec.gov. Northwest is not required to file separate reports, proxy and information statements or other information with the SEC pursuant to the Securities Exchange Act of 1934 (the
"Exchange Act"). Instead, we have provided information with respect to
Northwest, to the extent required, in filings made by NWA Corp.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934 until we complete our offering of the securities.

     o    Annual Report on Form 10-K for the year ended December 31, 2002;

     o    Quarterly Report on Form 10-Q for the period ended March 31, 2003; and

     o    Current Reports on Form 8-K filed January 24, 2003, April 21, 2003 and May 15, 2003.

     You may request a copy of these filings (other than exhibits to them) at no cost, by writing or telephoning us at the following address:

     Secretary's Office
     Northwest Airlines Corporation
     5101 Northwest Drive, Dept. A1180
     St. Paul, Minnesota  55111-3034
     Telephone:  (612) 726-2111

     Any request for documents should be made by ______, 2003 to ensure timely delivery of the documents prior to the expiration date of the exchange offers.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements are typically identified by the words "may," "will," "believe," "expect," "anticipate,"
"intend," "estimate" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of a number of factors.

     It is not reasonably possible to itemize all of the many factors and specific events that could affect the outlook of an airline operating in the global economy. Such risks and uncertainties include, among others, the future level of air travel demand, our future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U. S. and other regions of the world, the price and availability of jet fuel, the severity and duration of war with Iraq, the possibility of additional terrorist attacks or the fear of such attacks, labor negotiations both at other carriers and us, low-fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation, inflation and other factors discussed herein.

     In light of these risks and uncertainties, we cannot assure you that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact be realized. Potential investors should not place undue reliance on these forward-looking statements. We caution that the foregoing list of important factors is not exhaustive. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the factors described above.

                                     -ii-

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and the information contained in documents incorporated by reference in the registration statement of which this prospectus forms a part.
Reference is made to "Risk Factors" beginning on page __ for a discussion of certain issues that should be considered in evaluating an investment in the
Class D Certificates.

                Questions and Answers About the Exchange Offers

Q1:  What securities of Northwest are subject to the exchange offers?

A1:  The securities of Northwest that are subject to the exchange offers are:

          o    8.375% Notes due 2004;

          o    8.52% Notes due 2004; and

          o    7 5/8% Notes due 2005.

     In this prospectus, these securities are collectively referred to as the
     "Outstanding Securities".

Q2:  What will I receive if I tender in the exchange offers?

A2:  For each $1,000 principal amount of your Outstanding Securities validly tendered and accepted in the exchange offers, subject to certain conditions described below, you will receive Class D Certificates in the principal amount set forth in the table below and a cash payment equal to the accrued but unpaid interest on the Outstanding Securities up to but excluding the Exchange Date:

                              Principal Amount of
                              Class D Certificates
                                    Received
                              --------------------
     8.375% Notes
     8.52% Notes
     7 5/8% Notes

Q3:  Are the exchange offers subject to any conditions?

A3:  Yes. The exchange offers are subject to the conditions described on page __ of this prospectus. The conditions to the exchange offers require, among other things, that at least $___ million principal amount of Class D Certificates, in the aggregate, are issued and delivered to holders who tender their Outstanding Securities in the exchange offers.

     We refer to this minimum dollar amount of Class D Certificates that must be issued in the exchange offers as the "minimum condition."

     Promptly after the exchange offers expire, we will make an announcement relating to the satisfaction of the conditions precedent. We may waive any or all of the conditions to the exchange offers, including the minimum condition, and in the event any such waiver results in a material change to the terms of the exchange offers, we will extend the expiration date so that the exchange offers remain open for any additional period required by law.

Q4:  What happens if the minimum condition is not satisfied?

A4:  If the amount of Outstanding Securities tendered in the exchange offers results in less than $___ million principal amount of Class D
     Certificates, in the aggregate, being required to be issued in the exchange offers, we may choose not to complete the exchange offers or we could choose to waive the minimum condition for any reason. If we choose not to complete the exchange offers, we will promptly return any
     Outstanding Securities that have been tendered.

Q5:  Will Northwest accept all Outstanding Securities that are tendered?

A5:  If the conditions for the exchange offers are satisfied or waived by us, we will accept all tenders of Outstanding Securities that are properly tendered and not validly withdrawn, up to the maximum amount of each series of Outstanding Securities set forth below.

     We will accept up to: a maximum principal amount of (i) $__ million principal amount of 8.375% Notes, (ii) $___ million principal amount of 8.52% Notes and (iii) $___ million principal amount of 7 5/8%
     Notes.

     If we receive tenders for more than the maximum principal amount of any series of Outstanding Securities, we will prorate the number of validly tendered Outstanding Securities of such series that we will accept from each tendering holder, as described on page __ of this prospectus. Any
     Outstanding Securities that are not accepted because of proration will be returned.

Q6:  Will the Class D Certificates be listed on any stock exchange?

A6:  We intend to list the Class D Certificates on the New York Stock Exchange.

Q7:  How could the credit ratings of the Class D Certificates compare to those of the Outstanding Securities?

A7:  The Class D Certificates are expected to be assigned a Caa1 debt rating by
     Moody's Investors Service Inc., a B- rating by Standard & Poor's and a B rating by Fitch Ratings, which are the same as the debt ratings of the
     Outstanding Securities.

     A rating is not a recommendation to exchange for Class D Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that these ratings will not be lowered or withdrawn

Q8:  What are the U.S. federal income tax consequences to U.S. holders that tender in the exchange offers?

A8:  The U.S. federal income tax consequences of an exchange of Outstanding
     Securities for Class D Certificates in the exchange offers will depend on whether such exchanges constitute "recapitalizations" for U.S. federal income tax purposes, which in part depends on whether both the
     Outstanding Securities and the Trust Property Notes are "securities" of
     Northwest for U.S. federal income tax purposes. It is more likely than not that an exchange will constitute a recapitalization at least with respect to U.S. holders that surrender in the exchange Outstanding
     Securities that had an original term in excess of 5 years. If an exchange constitutes a recapitalization, no loss on the exchange would be recognized and gain would be recognized only to the extent of the fair market value of property other than "securities" received in the exchange. If an exchange does not constitute a recapitalization, U.S.
     holders would recognize gain or loss for U.S. federal income tax purposes. See "Certain Federal Income Tax Considerations." U.S. holders of Outstanding Securities should consult their own personal tax advisors with respect to the federal, state, local and foreign tax consequences of the exchange.

Q9:  What is the position of Northwest's board of directors with respect to the exchange offers?

A9:  Neither Northwest, NWA Corp. nor any of their respective directors makes any recommendation to any holder of Outstanding Securities as to whether to tender or refrain from tendering Outstanding Securities in the exchange offers.

Q10: What does Northwest intend to do with the Outstanding Securities that are tendered in the exchange offers?

A10: We intend to cancel and retire all Outstanding Securities accepted in the exchange offers.

Q11: Will there be any cash proceeds from the exchange offers?

A11: No. We will not receive any cash proceeds from the exchange offers.

Q12: When do the exchange offers expire?

A12: The exchange offers expire at 5:00 p.m., New York City time, on [WEEKDAY],
     __________, 2003. However, we may at any time prior to the expiration date in our sole discretion extend the expiration date of the exchange offers or amend or withdraw the exchange offers by giving oral or written notice to the Exchange Agent. Any such extension, amendment or withdrawal will be followed as promptly as practicable by a public announcement thereof, which, in the case of an extension, will be made no later than
     9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. References in this prospectus to the expiration

     date of the exchange offers mean __________, 2003 or, if later, the last date to which we extend the exchange offers.

Q13: When will I receive my Class D Certificates?

A13: You will not receive physical delivery of certificates representing your
     Class D Certificates, but your ownership of Class D Certificates will be recorded in book-entry form on the Exchange Date (as described below), if all conditions to the exchange offers are satisfied or waived, provided we have timely received your properly completed and executed letter of transmittal, an "agent's message", as described on page __, or properly completed and executed notice of guaranteed delivery, and you have not withdrawn your tender prior to the expiration of the exchange offers. As used in this prospectus, the "Exchange Date" means the third business day following the expiration date of the exchange offers, subject to our right to extend the expiration of the exchange offers. However, if we need to prorate, the Exchange Date will occur on or prior to the seventh business day following the expiration date.

Q14: What happens if I change my mind after tendering in the exchange offers?

A14: You may withdraw your tender any time before 5:00 p.m., New York City time, on the expiration date. However, if we extend the exchange offers you may withdraw your tender at any time prior to the expiration date, as extended. In addition, tenders of Outstanding Securities may be withdrawn after expiration of 40 business days from the commencement of the exchange offers in the event that we have not yet accepted Outstandin
     Securities in the exchange offers by such time. If you decide to withdraw your tender, you must withdraw all Outstanding Securities previously tendered by you; partial withdrawals will not be permitted.

Q15: How will my Outstanding Securities be affected if I do not tender them in the exchange offers?

A15: The terms of your Outstanding Securities will not be changed as a result of the consummation of the exchange offers.  However, to the extent that other holders of the same Outstanding Securities as yours tender their Outstanding Securities in the exchange offers, the liquidity of such
     Outstanding Securities after the consummation of the exchange offers may be adversely affected.  In addition, to the extent that the Junior Equity
     Notes newly issued in connection with the exchange offers represent secured claims on certain aircraft owned by Northwest, any recovery in respect of your Outstanding Securities in the event of a bankruptcy proceeding in which Northwest is the debtor may be reduced.

Q16: How do I exchange my Outstanding Securities if I am the beneficial owner of Outstanding Securities held by a custodian bank, commercial bank, depository institution, broker, dealer, trust company, or other holder?

A16: First, you should promptly contact that holder and instruct it to send the Exchange Agent an "agent's message" on your behalf or to complete and deliver to the Exchange Agent a letter of transmittal by facsimile or hand delivery at the facsimile number or address on the back cover of this prospectus. If an "agent's message" is sent on your behalf, there is no need to also send a letter of transmittal to the Exchange
     Agent.

     Second, you must also instruct that holder to tender your Outstanding
     Securities by effecting a book-entry transfer of the Outstanding
     Securities into the account of the Exchange Agent through the Automated
     Tender Offer Program of DTC.

Q17: What if I cannot complete book-entry transfer of my Outstanding
     Securities, together with an "agent's message" or a letter of transmittal, to the Exchange Agent prior to the expiration date of the exchange offers?

A17: You may follow the guaranteed delivery procedures described in "The
     Exchange Offers--Procedures for Tendering--Guaranteed Delivery" on
     page __ of this prospectus.

Q18: How should a soliciting dealer ensure they are designated to be paid their soliciting dealer fee?

A18: In order to receive a soliciting dealer fee, a soliciting dealer must follow the steps that are set forth in the Letter to Brokers, Dealers,
     Commercial Banks, Trust Companies and Other Nominees, which each soliciting dealer will receive with this prospectus. Please note that a soliciting dealer will not receive a soliciting dealer fee unless these steps are followed.

Q19: To whom should I address questions?

A19: You should direct questions about the terms of the exchange offers to the Dealer Manager. The Dealer Manager may be reached by telephone at
     (800) 624-1808.

     However, if you have questions about tender procedures or if you need additional copies of this prospectus or the letters of transmittal, you should contact the Information Agent. The Information Agent may be reached by telephone at (866) 868-2409.

     The addresses of the Dealer Manager and the Information Agent are on the
     back cover of this prospectus.

Q20: Will I have an opportunity to exchange my Outstanding Securities if I do not participate in the exchange offers?

A20: After the exchange offers are consummated, Northwest may from time to time solicit and enter into discussions with holders of remaining Outstanding
     Securities with regard to exchanging such Outstanding Securities for
     Class D Certificates. However, no assurances can be made that Northwest will make this opportunity available to you or any other holder of
     Outstanding Securities and the principal amount of Class D Certificates offered in exchange for each $1,000 principal amount of Outstanding
     Securities may be different than the amount offered under the exchange offers. The procedures for making any such subsequent exchanges will be determined at the time of such exchange and will be different than the procedures relating to the exchange offers described in this prospectus.

                              The Company

     NWA Corp. is the indirect parent corporation of Northwest. Northwest operates the world's fourth largest airline, as measured by revenue passenger miles, and is engaged in the business of transporting passengers and cargo.
Northwest began operations in 1926. Northwest's business focuses on the development of a global airline network through its strategic assets that include:

     o    domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

     o    an extensive Pacific route system with a hub in Tokyo;

     o    a trans-Atlantic alliance with KLM Royal Dutch Airlines, which operates through a hub in Amsterdam; and

     o    a global alliance with Continental Airlines, Inc.

     Northwest has developed strategies that are designed to utilize these assets to the Company's competitive advantage.

     Northwest's principal executive office is located at Northwest Airlines,
Inc., 5101 Northwest Drive, St. Paul, Minnesota 55111-3034. Northwest's
telephone number is (612) 726-2111. Our internet address is www.nwa.com.
Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

                             Class D Certificates

Overview of Structure

     We are offering, in exchange for your Outstanding Securities, the Class D
Certificates representing a fractional undivided interest in the assets of the
Northwest Airlines 2003-1 Pass Through Trust (the "2003-1 Trust"), except for certain excluded payments. The assets of the 2003-1 Trust consist of a direct or indirect interest in $539.7 million principal amount of Junior Equipment
Notes (which is the principal amount of the Junior Equipment Notes outstanding as of the expected Exchange Date due on or prior to October 1, 2008) and $36.7 million principal amount of D-2 Secured Notes (collectively, the "Trust
Property Notes").

     Under the terms of each Prior Series of Northwest pass through certificates, we have issued or will issue Junior Equipment Notes secured or to be secured by aircraft financed or to be financed under such Prior Series.
The "Prior Series" are six series of Northwest pass through certificates previously issued and designated as Series 1999-2, Series 1999-3, Series
2000-1, Series 2001-1, Series 2001-2 and Series 2002-1. "Junior Equipment
Notes" are the Series C Equipment Notes issued under Series 2001-2, the Series
D Equipment Notes issued under Series 1999-2, Series 1999-3, Series 2000-1,
Series 2001-1 and Series 2002-1 and the Series E Equipment Note issued under
Series 2001-1 (the "Series E Equipment Note").

     The 2003-1 Trust will directly hold all of the Junior Equipment Notes issued under Series 1999-2, Series 1999-3, Series 2000-1 and Series 2001-2 and
the Series E Equipment Note. The 2003-1 Trust will not directly hold Junior
Equipment Notes of Series 2001-1 (other than the Series E Equipment Note) and
Series 2002-1 but will hold the Series D-1 Beneficial Interests, as described below, in previously established Delaware statutory trusts for Series 2001-1 and Series 2002-1 (each, a "Delaware Trust") that hold pass through certificates issued by the trusts holding these Junior Equipment Notes. Since the Junior Equipment Notes of Series 2001-1 (other than the Series E Equipment
Note) and Series 2002-1 have amortization payments due after October 1, 2008, the beneficial interests in the Delaware Trusts have been divided into "Series
D-1 Beneficial Interests", representing the right to receive the principal payments of such Junior Equipment Notes due on or prior to October 1, 2008 and interest thereon, and "Series D-2 Beneficial Interests", representing the right to receive the principal payments of such Junior Equipment Notes due after October 1, 2008 and interest thereon. In addition, since not all of the aircraft of Series 2002-1 will be delivered by _______, 2003, the expected
Exchange Date, the 2003-1 Trust will not have any interest in the

Junior Equipment Notes of Series 2002-1 which may be issued after such date
(which will be indirectly represented by "Series D-3 Beneficial Interests" in the Delaware Trust related to Series 2002-1). The Series D-3 Beneficial
Interests will be held by Northwest and will not be included in the property of the 2003-1 Trust.

     A "D-2 Secured Note" is a note issued by Northwest to the 2003-1 Trust which matures on October 1, 2008. Each D-2 Secured Note relates to a Junior
Equipment Note of either Series 2001-1 or Series 2002-1 (other than those indirectly represented by the Series D-3 Beneficial Interests) and is secured by an equal principal amount of the Series D-2 Beneficial Interests in the
Delaware Trust related to Series 2001-1 or Series 2002-1, respectively.

     Under the terms of the Intercreditor Agreement for each Prior Series, payments from the Equipment Notes issued under such Prior Series (including the Junior Equipment Notes but excluding the Series E Equipment Note) will be applied to satisfy required distributions to the senior certificates of such
Prior Series and the Liquidity Providers and the Policy Providers, if
applicable, for such Prior Series before any distribution is made to the holders of the Class D Certificates.

Summary of Terms of Senior Certificates and Class D Certificates

                                                 Senior Certificates of Prior Series
                             ---------------------------------------------------------------------------------------
                                    1999-2                1999-3                 2000-1               2001-1
                             -------------------    --------------------  ------------------  ----------------------

Aggregate Outstanding
  Amount(1)................    $491,443,371            $208,547,822           $478,120,178        $559,451,891

Original Issuance Date         June 25, 1999         December 9, 1999        June 28, 2000        June 1, 2001

Ratings:
  Moody's..................        Various                Various              Various              Various
  Standard & Poor's........        Various                Various              Various              Various
  Fitch....................          N/A                    N/A                  N/A                  N/A

Number of Aircraft(2):
  Owned....................           2                     11                   19                   13
  Leased...................          19                      3                    0                    1

Expected Principal             0.7-19.7 (Class A)    0.3-19.3 (Class G)     0.76-19.26 (Class G)  1.8-20.8 (Class A-1)
  Distribution Window (in      0.7-15.7 (Class B)    0.8-15.3 (Class B)     0.76-9.76 (Class C)   9.8 (Class A-2)
  years from applicable        0.7-11.2 (Class C)    0.3-10.3 (Class C)                           1.8-15.8 (Class B)
  original issuance date)..                                                                       1.8-8.8 (Class C)

Regular Distribution Dates.   March 1 and            April 1 and            April 1 and           April 1 and
                              September 1            October 1              October 1             October 1

Final Expected Regular        March 1, 2019          April 1, 2019          October 1, 2019       April 1, 2022
  Distribution Date........   (Class A)              (Class G)              (Class G)             (Class A-1)
                              March 1, 2015          April 1, 2015          April 1, 2010         April 1, 2011
                              (Class B)              (Class B)              (Class C)             (Class A-2)
                              September 1, 2010      April 1, 2010                                April 1, 2017
                              (Class C)              (Class C)                                    (Class B)
                                                                                                  April 1, 2010
                                                                                                  (Class C)

Final Legal Distribution      September 1, 2020      October 1, 2020        April 1, 2021         October 1, 2023
  Date.....................   (Class A)              (Class G)              (Class G)             (Class A-1)
                              September 1, 2016      October 1, 2016        October 1, 2011       October 1, 2012
                              (Class B)              (Class B)              (Class C)             (Class A-2)
                              March 1, 2012          October 1, 2011                              October 1, 2018
                              (Class C)              (Class C)                                    (Class B)
                                                                                                  October 1, 2011
                                                                                                  (Class C)

Minimum Denomination......    $   1,000              $   1,000             $   1,000              $  1,000

Section 1110 Protection...    Yes                    Yes                   Yes                    Yes

Liquidity Facility Coverage   3 semiannual interest  3 semiannual          3 semiannual           3 semiannual
                              payments               interest payments     interest payments      interest payments

Policy Coverage(4)........    No                     Yes (only for         Yes (only for          No
                                                     Senior Class One      Senior Class One
                                                     Certificates)         Certificates)

                                  Senior Certificates of Prior Series
                             ----------------------------------------------     Series 2003-1
                                      2001-2                 2002-1                Class D
                             ---------------------  -----------------------  ------------------
Aggregate Outstanding
  Amount(1)................      $381,594,097            $749,131,000            $576,435,000

Original Issuance Date        July 5, 2001           August 5, 2002          _______ __, 2003

Ratings:
  Moody's..................      Various                Various                  Caa1
  Standard & Poor's........      Various                Various                   B-
  Fitch....................      Various                Various                   B

Number of Aircraft(2):
  Owned....................         14                    18                      69
  Leased...................          0                     2                      __

Expected Principal            1.6-12.1 (Class A)     1.3-11.8 (Class G-1)
  Distribution Window (in     1.6-10.1 (Class B)     1.6-19.3 (Class G-2)
  years from applicable                              1.6-9.8 (Class C-1)
  original issuance date)..                          1.1-9.8 (Class C-2)

Regular Distribution Dates.   February 6, May 6,     February 20,             April 1 and October 1
                              August 6 and           May 20, August 20 and
                              November 6             November 20

Final Expected Regular        August 6, 2013         May 20, 2014             October 1, 2008
  Distribution Date........   (Class A)              (Class G-1)
                              August 6, 2011         November 20, 2021
                              (Class B)              (Class G-2)
                                                     May 20, 2012
                                                     (Class C-1)
                                                     May 20, 2012
                                                     (Class C-2)

Final Legal Distribution      February 6, 2015        November 20, 2015       October 1, 2008
  Date.....................   (Class A)               (Class G-1)
                              February 6, 2013        May 20, 2023
                              (Class B)               (Class G-2)
                                                      November 20, 2013
                                                      (Class C-1)
                                                      November 20, 2013
                                                      (Class C-2)

Minimum Denomination......    $  1,000                $  1,000                $ 1,000

Section 1110 Protection...    Yes                     Yes                     Yes(3)

Liquidity Facility Coverage   6 quarterly interest    6 quarterly             No
                              payments                interest payments

Policy Coverage(4)........    No                      Yes (only for           No
                                                      Senior Class One
                                                      Certificates)
_____________________

(1)  In the case of the Prior Series, reflects aggregate outstanding amount of all classes of Senior Certificates of such series. Amounts are as of June
     15, 2003, the expected Exchange Date.

(2)  In the case of Series 2002-1 Senior Certificates, includes aircraft scheduled to be delivered after the expected Exchange Date.

(3)  Applies only to Junior Equipment Notes.

(4)  The Policies support the payment of interest on the Senior Class One
     Certificates of Series 1999-3, Series 2000-1 and Series 2002-1 and the
     payment of the outstanding balance of such certificates on the Final
     Legal Distribution Date for such certificates and in certain other circumstances as described in the Policies.

Junior Equipment Notes and Related Aircraft

     The 69 aircraft to secure or securing the Junior Equipment Notes (other than those which may be issued after the expected Exchange Date) consist of 67 aircraft that were acquired by Northwest prior to the expected commencement date of the exchange offers and 2 aircraft scheduled for delivery prior to the expected Exchange Date.

     The principal amount of the Junior Equipment Note for each aircraft for which a Junior Equipment Note may be, but has not yet been, issued was calculated as of October 1, 2003 by subtracting (1) the sum of the outstanding balance of the Senior Equipment Notes issued with respect to such aircraft and the maximum commitment under the Primary Liquidity Facility for the related
Prior Series allocable to the Senior Equipment Notes outstanding in respect of such aircraft from (2) the original appraised value for such aircraft prepared in connection with the original issuance of such Senior Equipment Notes, reduced by an annual depreciation rate of approximately 3%.

     Set forth below is certain information about the aircraft:

                                                                                      Principal      Principal
                                                                                      Amount of         Amount of
                                                                                        Senior            Junior
                                              Registration                            Equipment         Equipment
              Aircraft Type                      Number          Delivery Date         Notes(1)          Notes(2)
----------------------------------------      ------------      ---------------     --------------   ---------------
Previously Delivered
Prior Series 1999-2
A319-114(3).............................         N360NB            May 2003           $22,075,940      $11,291,178
A319-114................................         N314NB           March 2000           21,911,965       11,475,942

Prior Series 1999-3
BAe Avro RJ85...........................         N526XJ            May 1999            14,494,908        4,674,385
BAe Avro RJ85...........................         N527XJ            June 1999           14,639,052        4,627,148
BAe Avro RJ85...........................         N528XJ            June 1999           14,639,052        4,627,148
BAe Avro RJ85...........................         N529XJ          December 1999         15,039,928        4,754,138
BAe Avro RJ85...........................         N530XJ          January 2000          15,093,103        5,702,038
BAe Avro RJ85...........................         N531XJ          January 2000          15,093,103        5,702,038
BAe Avro RJ85...........................         N532XJ           March 2000           15,140,000        5,797,497
BAe Avro RJ85...........................         N533XJ           March 2000           15,140,000        5,797,497
BAe Avro RJ85...........................         N534XJ           April 2000           15,158,290        5,897,641
BAe Avro RJ85...........................         N535XJ            May 2000            15,158,290        5,897,641
BAe Avro RJ85...........................         N536XJ            May 2000            15,173,570        5,926,751

Prior Series 2000-1
A319-114................................         N315NB            May 2000            22,241,237       10,998,242
A319-114................................         N316NB            June 2000           22,274,526       11,158,361
A319-114................................         N317NB         September 2000         22,424,775       11,205,372
A319-114................................         N318NB         September 2000         22,424,775       11,205,372
A319-114................................         N319NB          October 2000          22,409,709       11,505,148
A319-114................................         N320NB          December 2000         22,449,960       11,763,780
A319-114................................         N321NB          January 2001          23,264,167       11,989,757
A319-114................................         N322NB          February 2001         23,014,286       12,259,911
A319-114................................         N323NB           March 2001           22,701,546       12,464,783
A319-114................................         N324NB           March 2001           22,701,546       12,464,783
A319-114................................         N325NB           April 2001           22,937,637       12,467,602
A319-114................................         N326NB            May 2001            22,937,637       12,467,602
A319-114................................         N327NB            May 2001            22,848,932       12,625,861
B757-212................................         N544US            May 1996            30,185,140        7,933,715
B757-212................................         N545US            June 1996           30,228,231        6,562,366
B757-212................................         N546US            July 1996           30,812,446        6,583,128
B757-212................................         N547US           August 1996          30,797,159        6,594,821
B757-212................................         N548US           August 1996          30,684,486        6,603,811
B757-212................................         N549US         September 1996         30,781,984        6,607,458

Prior Series 2001-1
A319-114................................         N340NB           April 2002           24,800,182        3,546,280
A319-114................................         N342NB            May 2002            25,658,340        3,556,721
A319-114................................         N344NB            June 2002           25,751,983        3,569,701
A319-114................................         N346NB           August 2002          26,368,144        3,569,701
A319-114................................         N347NB           August 2002          26,368,144        3,580,424

                                                                                      Principal         Principal
                                                                                      Amount of         Amount of
                                                                                        Senior            Junior
                                              Registration                            Equipment         Equipment
              Aircraft Type                      Number          Delivery Date         Notes(1)          Notes(2)
----------------------------------------      ------------      ---------------     --------------   ---------------
A319-114................................         N348NB         September 2002         26,447,115        3,591,148
A319-114................................         N349NB         September 2002         26,447,115        3,591,148
A319-114................................         N353NB          October 2002          26,447,115        3,601,871
A319-114................................         N355NB          November 2002         26,447,115        3,591,148
B747-451................................         N675NW           March 2002          102,609,074       43,500,237
B757-351................................         N582NW            July 2002           38,146,536        5,454,729
B757-351................................         N581NW           August 2002          40,294,131        5,471,379
B757-351................................         N585NW          November 2002         40,414,666        5,487,746

Prior Series 2001-2
A319-114................................         N334NB          January 2002          25,674,698       11,709,782
A319-114................................         N335NB          January 2002          25,674,698       11,709,782
A319-114................................         N336NB          February 2002         25,814,478       11,671,374
A319-114................................         N337NB          February 2002         25,814,478       11,671,374
A319-114................................         N338NB           March 2002           25,955,234       11,631,878
A319-114................................         N339NB           March 2002           25,955,234       11,631,878
A319-114................................         N341NB            May 2002            26,111,396       11,597,964
A319-114................................         N343NB            June 2002           26,396,760       11,517,945
A319-114................................         N345NB            July 2002           26,560,623       11,462,587
A320-212................................         N372NW          November 2001         29,031,403       12,064,696
A320-212................................         N373NW          December 2001         29,199,144       12,019,916
A320-212................................         N374NW          December 2001         29,199,144       12,019,916
A320-212................................         N375NC            June 2002           30,021,472       13,216,797
A320-212................................         N376NW            July 2002           30,185,335       13,171,122

Prior Series 2002-1
A319-114................................         N358NB           March 2003           26,766,583        3,122,174
A319-114................................         N359NB          February 2003         26,800,612        3,161,212
B757-351................................         N586NW          November 2002         40,695,258        4,746,876
B757-351................................         N587NW          December 2002         40,695,258        4,746,876
B757-351................................         N589NW           March 2003           40,948,770        4,776,447
B757-351................................         N590NW           March 2003           41,202,281        4,806,018

Future Deliveries(4)
Prior Series 2002-1
A319-114................................          TBD              May 2003            26,924,472        3,140,591
A319-114................................          TBD              June 2003           26,947,822        3,143,314
A319-114................................          TBD              June 2003           26,947,822        3,143,314
B757-351................................          TBD              May 2003            41,202,281        4,806,018

________________________

(1)  As of the expected Exchange Date.

(2)  In the case of Series 2001-1 (other than the Series E Equipment Note) and
     Series 2002-1, the Junior Equipment Notes issued on or prior to the expected Exchange Date have the following principal amortizations scheduled to be paid on or before October 1, 2008 (to be indirectly represented by Series D-1 Beneficial Interests in the Delaware Trusts)
     and after October 1, 2008 (to be indirectly represented by Series D-2
     Beneficial Interests in the Delaware Trusts):

                                                Principal Amount Scheduled to be    Principal Amount Scheduled to be
                                               Paid On or Before October 1, 2008       Paid After October 1, 2008
                                               ---------------------------------    ---------------------------------
       Series 2001-1
       A319-114 (N340NB)..............                     1,452,935                           2,093,345
       A319-114 (N342NB)..............                     1,457,212                           2,099,508
       A319-114 (N344NB)..............                     1,462,531                           2,107,171
       A319-114 (N346NB)..............                     1,462,531                           2,107,171
       A319-114 (N347NB)..............                     1,466,924                           2,113,500
       A319-114 (N348NB)..............                     1,471,317                           2,119,830
       A319-114 (N349NB)..............                     1,471,317                           2,119,830
       A319-114 (N353NB)..............                     1,475,711                           2,126,160
       A319-114 (N355NB)..............                     1,471,317                           2,119,830
       B757-351 (N582NW)..............                     2,234,839                           3,219,890
       B757-351 (N581NW)..............                     2,241,661                           3,229,718
       B757-351 (N585NW)..............                     2,248,366                           3,239,379

                                                Principal Amount Scheduled to be    Principal Amount Scheduled to be
                                               Paid On or Before October 1, 2008       Paid After October 1, 2008
                                               ---------------------------------    ---------------------------------
       Series 2002-1
       A319-114 (N359NB)..............                     2,626,208                            535,004
       A319-114 (N358NB)..............                     2,593,777                            528,397
       A319-114 (TBD).................                     2,609,077                            531,514
       A319-114 (TBD).................                     2,611,339                            531,975
       A319-114 (TBD).................                     2,611,339                            531,975
       B757-351 (N586NW)..............                     2,160,460                           2,586,417
       B757-351 (N587NW)..............                     4,398,772                            348,104
       B757-351 (N589NW)..............                     3,968,081                            808,366
       B757-351 (N590NW).................                     3,992,647                            813,371
       B757-351 (TBD).................                     3,992,647                            813,371
_______________________
(3)  A new airframe meeting the requirements for substitution under the applicable indenture replaced the airframe originally subject to the lien of such indenture.  The principal amount of the Junior Equipment Note related to the aircraft consisting of the new airframe and the original engine was determined on the basis of the original appraised value of the aircraft consisting of the replaced airframe and the original engines.

(4)  The month listed is the scheduled month of delivery, although the actual delivery for any such new aircraft may be subject to delay or acceleration. The amounts listed under "Principal Amount of Senior
     Equipment Notes" are the maximum principal amount of Senior Equipment
     Notes that may be issued, but the actual principal amount of Senior
     Equipment Notes issued for an aircraft may be less. The Junior Equipment
     Notes to be issued in respect of any aircraft scheduled to be delivered after the Exchange Date will be indirectly represented by Series D-3
     Beneficial Interests, which will not be included in the assets of the
     2003-1 Trust.

Aggregate Outstanding Principal Balances of Prior Series

     The following table sets forth the outstanding principal balances for all
Senior Equipment Notes (whether secured by leased aircraft or owned aircraft),
Senior Equipment Notes secured by aircraft included in the 2003-1 Trust and
Junior Equipment Notes issued under each Prior Series, in each case as of the expected Exchange Date and each 2003-1 Regular Distribution Date thereafter.
Although the Junior Equipment Notes will be secured only by owned aircraft, under the Intercreditor Agreement applicable to each Prior Series, payments from all Equipment Notes issued under a Prior Series (other than the Series E
Equipment Note), whether secured by owned or leased aircraft, will be distributed to Senior Certificates of such Prior Series before distribution to the 2003-1 Trustee or, in the case of Series 2001-1 or Series 2002-1, the original Class D trustee. Accordingly, you should consider the payments required on all Equipment Notes issued under each Prior Series in evaluating obligations that are senior to the Class D Certificates under such Prior
Series.

                                            Series 1999-2                                Series 1999-3
                             ------------------------------------------  --------------------------------------------
                                               Senior                                       Senior
                                              Equipment                                    Equipment
                                             Notes (All                                   Notes (All
                                 Senior       Aircraft                       Senior        Aircraft
                               Equipment     included in      Junior        Equipment     included in      Junior
                               Notes (All    the 2003-1      Equipment     Notes (All     the 2003-1      Equipment
            Date               Aircraft)       Trust)          Notes        Aircraft)       Trust)          Notes
---------------------------  -------------  -------------  ------------  -------------  --------------  -------------
June 15, 2003                 491,443,371    43,987,905     22,767,119    208,547,822    164,769,295     59,403,923
October 1, 2003               484,673,014    43,324,850     22,767,119    203,708,773    161,020,908     59,403,923
April 1, 2004                 466,476,423    41,837,735     22,767,119    196,967,096    155,944,223     59,403,923
October 1, 2004               461,090,666    41,310,280     22,767,119    192,947,645    152,758,869     59,403,923
April 1, 2005                 439,738,430    39,610,327     22,767,119    185,164,833    146,928,294     59,403,923
October 1, 2005               434,852,488    39,082,872     22,767,119    180,434,917    143,179,908     59,403,923
April 1, 2006                 413,483,014    37,199,580     22,767,119    172,239,298    137,199,433     59,403,923
October 1, 2006               408,852,570    36,672,126     22,767,119    166,871,260    132,665,492     59,403,923
April 1, 2007                 387,632,429    35,014,298     22,767,119    158,753,922    127,043,672     59,403,923
October 1, 2007               383,001,985    34,486,844     22,767,119    151,521,317    120,792,597     59,403,923
April 1, 2008                 364,413,552    32,959,352     22,767,119    149,138,619    119,077,677     59,403,923
October 1, 2008               359,783,109    32,431,898             --    141,531,350    112,782,135             --

                                            Series 2000-1                                Series 2001-1
                             ------------------------------------------  --------------------------------------------
                                               Senior                                       Senior
                                              Equipment                                    Equipment
                                             Notes (All                                   Notes (All
                                 Senior       Aircraft                       Senior        Aircraft
                               Equipment     included in      Junior        Equipment     included in      Junior
                               Notes (All    the 2003-1      Equipment     Notes (All     the 2003-1      Equipment
            Date               Aircraft)       Trust)          Notes        Aircraft)       Trust)          Notes(1)
---------------------------  -------------  -------------  ------------  -------------  --------------  -------------
June 15, 2003                478,120,178    478,120,178    195,461,872    559,451,891    456,199,659     92,112,232
October 1, 2003              471,672,160    471,672,160    195,461,872    541,963,949    439,404,685     90,673,289
April 1, 2004                462,939,609    462,939,609    195,461,872    520,769,493    421,382,165     89,169,594
October 1, 2004              455,267,031    455,267,031    195,461,872    499,406,586    403,126,667     87,598,233
April 1, 2005                447,012,744    447,012,744    195,461,872    476,830,661    384,097,746     85,956,160
October 1, 2005              439,559,284    439,559,284    195,461,872    459,404,526    370,386,226     84,240,195
April 1, 2006                431,549,387    431,549,387    195,461,872    436,145,205    350,740,483     82,447,010
October 1, 2006              421,649,772    421,649,772    195,461,872    418,368,052    336,394,915     80,573,133
April 1, 2007                413,212,102    413,212,102    195,461,872    394,699,401    316,036,867     78,614,931
October 1, 2007              403,068,467    403,068,467    195,461,872    377,448,190    302,487,784     76,568,610
April 1, 2008                388,482,693    388,482,693    195,461,872    361,800,524    290,514,274     74,430,204
October 1, 2008              380,533,577    380,533,577             --    342,110,866    273,513,917             --

                                            Series 2001-2                                Series 2002-1
                             ------------------------------------------  --------------------------------------------
                                               Senior                                       Senior
                                              Equipment                                    Equipment
                                             Notes (All                                   Notes (All
                                 Senior       Aircraft                       Senior        Aircraft
                               Equipment     included in      Junior        Equipment     included in      Junior
                               Notes (All    the 2003-1      Equipment     Notes (All     the 2003-1      Equipment
            Date               Aircraft)       Trust)          Notes       Aircraft)*       Trust)        Notes (1)
---------------------------  -------------  -------------  ------------  -------------  --------------  -------------
June 15, 2003                 381,594,097   381,594,097    167,097,012    749,131,000    339,131,161     39,592,841
October 1, 2003               374,472,642   374,472,642    167,097,012    748,873,025    339,131,161     39,592,841
April 1, 2004                 360,229,739   360,229,739    167,097,012    732,237,913    327,641,389     39,460,077
October 1, 2004               345,986,838   345,986,838    167,097,012    713,424,241    320,803,997     39,282,018
April 1, 2005                 331,743,930   331,743,930    167,097,012    685,579,961    310,470,607     39,093,666
October 1, 2005               317,501,030   317,501,030    167,097,012    665,770,616    299,922,465     38,894,424
April 1, 2006                 303,258,130   303,258,130    167,097,012    633,790,012    287,348,581     38,683,664
October 1, 2006               289,015,222   289,015,222    167,097,012    610,083,808    275,428,620     38,460,719
April 1, 2007                 274,772,319   274,772,319    167,097,012    578,843,869    259,607,076     38,224,885
October 1, 2007               260,529,417   260,529,417    167,097,012    551,354,038    250,102,150     37,975,418
April 1, 2008                 246,286,510   246,286,510    167,097,012    520,679,058    229,779,091     33,312,755
October 1, 2008               232,043,609   232,043,609             --    490,044,575    220,044,988             --

____________________

*    Includes all undelivered aircraft.

(1)  These Junior Equipment Notes are indirectly represented by $19.9 million and $31.6 million principal amount of Series D-1 Beneficial Interests and
     $28.7 million and $8.0 million principal amount of Series D-2 Beneficial
     Interests in the Delaware Trusts for Series 2001-1 and Series 2002-1,
     respectively. All of the principal of the D-2 Secured Notes secured by the Series D-2 Beneficial Interests will be due on October 1, 2008. All of the principal payment dates for the Series D-2 Beneficial Interests are scheduled after October 1, 2008, resulting in an expected remaining weighted average life to maturity of 3.3 years from October 1, 2008. The
     Junior Equipment Notes to be issued in respect of any aircraft scheduled to be delivered after the expected Exchange Date will be indirectly represented by Series D-3 Beneficial Interests, which will not be included in the assets of the 2003-1 Trust.

Transaction Structure

     Junior Equipment Notes

     Set forth below is a diagram illustrating the structure of this transaction and of certain cash flows relevant to the Class D Certificates and the Junior Equipment Notes. For these purposes, we have included only three of the six series. For purposes of this diagram, all Prior Series are substantially the same.

                                     -10-

Northwest Airlines, Inc.
Mortgage Payments
Series 1999-2 Indenture Trustee(1)
Senior Equipment Notes and Junior Equipment Notes
Series 2000-1 Indenture Trustee(1)
Senior Equipment Notes and Junior Equipment Notes
Series 2001-2 Indenture Trustee(1)
Senior Equipment Notes and Junior Equipment Notes
Equipment Note Payments on Owned Aircraft
Equipment Note Payments on Owned Aircraft
Equipment Note Payments on Owned Aircraft
Advances and Reimbursements (if any)
Primary Liquidity Provider(2)
Subordination Agent
Advances and Reimbursements (if any)
Policy and/or Primary Liquidity Provider(2)
Subordination Agent
Advances and Reimbursements(3) (if any)
Liquidity Providers(3)
Subordination Agent
Principal, Premium (if any) and Interest Distributions
Senior Class Trustees
Senior Class Certificateholders
Principal, Premium (if any) and Interest Distributions
Senior Class Trustees
Senior Class Certificateholders
Principal, Premium (if any) and Interest Distributions
Senior Class Trustees
Senior Class Certificateholders
Remaining Distributions
Remaining Distributions
2003-1 Trustee
Class D Certificateholders
Excess Interest(4)
Northwest Airlines, Inc. (Class X Certificates)

(1)  Each aircraft relating to a Prior Series will be subject to a separate indenture. Junior Equipment Notes will be issued only for aircraft owned by Northwest.

(2)  Advances by the Liquidity Providers or the Policy Providers, if
     applicable, will not cover any amounts distributable with respect to the
     Class D Certificates. The Liquidity Providers are expected to cover six quarterly interest payments or three semiannual interest payments for each senior class. The Policies cover payment of interest on and the outstanding balance of the Class G Certificates of Series 1999-3, the
     Class G Certificates of Series 2000-1 and the Class G-1 Certificates and
     Class G-2 Certificates of Series 2002-1, under certain circumstances.

(3)  The Above-Cap Liquidity Provider is not entitled to reimbursement of draws but the Above-Cap-Reserve Account, if established, will be subject to reimbursement.

(4)  Excess Interest payments are subordinated to payments due on the Class D
     Certificates.

                                     -11-

     D-2 Secured Notes

     Set forth below is a diagram illustrating the structure of this transaction and of certain cash flows relevant to the D-2 Secured Notes related to Series 2001-1. The diagram for the D-2 Secured Notes related to
Series 2002-1 would be substantially similar except that Northwest also holds
Series D-3 Beneficial Interests (which are not part of the assets of the
2003-1 Trust) in the Delaware Trust related to Series 2002-1.

Northwest Airlines, Inc.
Quarterly Mortgage Payments on Aircraft
Indenture Trustee
Equipment Notes (including Junior Equipment Notes)
Equipment Notes Payments(1)
Subordination Agent
Distributions remaining after giving effect to the priorities of distributions under the Intercreditor Agreement(2)
Delaware Trust
Series D-1 Beneficial Interests
Series D-2 Beneficial Interests
Security Interest
Principal and Semiannual Interest Payments on the D-2 Secured Notes
2003-1 Trustee
Northwest Airlines, Inc.
Class D Certificateholders

(1) Payments under the Series E Equipment Note of Series 2001-1, which is not shown on this diagram, are not subject to the Intercreditor Agreement.

(2) Payments from the Subordination Agent flow through an existing pass through trust which is not shown on this diagram.

                                     -12-

The Offered Securities

Issuer..................Northwest Airlines, Inc.

Certificates
Offered.................Class D Certificates.

                        The 2003-1 Trust will also issue Class X Certificates.
                        The Class X Certificates will be held by Northwest and
                        are not being offered under the exchange offers. The
                        Class X Certificates are subordinated to the Class D
                        Certificates in right of payment. The Class X
                        Certificates represent the right to receive on the same
                        distribution dates as the Class D Certificates interest
                        payments in respect of the Trust Property Notes in
                        excess of __% per annum in the aggregate, calculated
                        on the basis of a 360 day year consisting of twelve 30
                        day months ("Excess Interest"). The Class D
                        Certificates represent a fractional undivided interest
                        in the 2003-1 Trust other than the Excess Interest and
                        investment income thereon.

Trust Property..........The property of the 2003-1 Trust will include:

                          o Junior Equipment Notes of Series 1999-2, Series
                            1999-3, Series 2000-1 and Series 2001-2 and the
                            Series E Equipment Note.

                          o Series D-1 Beneficial Interests in the Delaware
                            Trusts.

                          o D-2 Secured Notes each of which is secured by the
                            same principal amount of Series D-2 Beneficial
                            Interests in the Delaware Trust related to Series
                            2001-1 or Series 2002-1.

                          o All rights of the 2003-1 Trust under the
                            intercreditor arrangements.

                          o Cash to be contributed by Northwest in an amount,
                            when added to interest on the Trust Property Notes
                            (other than Excess Interest) expected to be
                            received by the 2003-1 Trust on or prior to the
                            first 2003-1 Regular Distribution Date, that will
                            equal the amount of interest expected to be
                            distributed to Class D Certificateholders on such
                            date.

                          o Funds from time to time deposited with the 2003-1
                            Trustee.

Distributions...........All scheduled payments of principal and interest (other than Excess Interest) on the Trust Property Notes
                        received by the 2003-1 Trust will be distributed to
                        Class D Certificateholders on April 1 or October 1 of
                        each year, commencing on October 1, 2003, subject to
                        the subordination provisions applicable to the Class D
                        Certificates under the intercreditor arrangements.

                                     -13-

                        Payments of principal, premium (if any) and interest
                        (other than Excess Interest) on the Trust Property
                        Notes received by the 2003-1 Trust resulting from the
                        early redemption or purchase of such Trust Property
                        Notes will be distributed to Class D Certificateholders
                        on a special distribution date after not less than 15
                        days' notice to the Class D Certificateholders, subject
                        to the subordination provisions applicable to the
                        Class D Certificates under the intercreditor
                        arrangements.

Intercreditor Arrangements
  for the Prior Series

  (a) Subordination.....Under the Intercreditor Agreement for each Prior Series, distributions to each senior class of Certificates, the
                        Policy Provider (if applicable) and the Liquidity
                        Providers of such Prior Series must be made prior to
                        any distribution to the holders of the Class D
                        Certificates.  However, payments under the Series E
                        Equipment Note of Series 2001-1 are not subject to the
                        payment priority provisions of the Intercreditor
                        Agreement for Series 2001-1.

  (b) Control of
      Indenture
      Trustee...........Under each Prior Series, the holders of at least a majority of the outstanding principal amount of
                        Equipment Notes issued under each indenture (or the
                        Policy Provider in certain circumstances) will be
                        entitled to direct the indenture trustee under such
                        indenture in taking action as long as no Indenture
                        Default is continuing thereunder.

                        If an Indenture Default is continuing under an
                        indenture covered by a Prior Series, subject to certain
                        conditions, the "Controlling Party" will direct the
                        indenture trustee (including in exercising remedies,
                        such as accelerating such Equipment Notes or
                        foreclosing the lien on the aircraft securing such
                        Equipment Notes).

                        The Controlling Party with respect to any Prior Series
                        will be:

                          o  The Policy Provider, if applicable, or if there
                             is no Policy Provider or a Policy Provider default
                             has occurred, the Senior Class One Trustee;

                          o  Upon payment of Final Distributions to the holders
                             of the Senior Class One Certificates and, unless
                             a Policy Provider default has occurred and is
                             continuing, all amounts owed to the Policy
                             Provider, if applicable, then the Senior Class
                             Two Trustee;

                          o  Upon payment of Final Distributions to the holders
                             of the Senior Class One Certificates and the
                             Senior Class Two Certificates and, unless a Policy
                             Provider default has occurred and is continuing,
                             all amounts owed to the Policy Provider, if
                             applicable, then the Senior Class Three Trustees;

                          o  Upon payment of Final Distributions to the holders
                             of the Senior Class One Certificates, the Senior
                             Class

                                     -14-

                             Two Certificates and the Senior Class Three
                             Certificates and, unless a Policy Provider default
                             has occurred and is continuing, all amounts owed
                             to the Policy Provider, if applicable, then the
                             2003-1 Trustee;

                          o  Under certain circumstances, and notwithstanding
                             the foregoing, the Primary Liquidity Provider with
                             the greatest amount owed to it, or if applicable
                             and if the Policy Provider pays to the Primary
                             Liquidity Provider all outstanding drawings and
                             interest thereon owing to the Primary Liquidity
                             Provider under its Liquidity Facilities, the
                             Policy Provider.

                        In exercising remedies under any indenture with respect
                        to any Prior Series, during the nine months after the
                        earlier of (x) the acceleration of the Equipment Notes
                        issued pursuant to such indenture or (y) the bankruptcy
                        of Northwest, the applicable Controlling Party may not
                        direct the sale of such Equipment Notes or the aircraft
                        subject to the lien of such indenture for less than
                        certain specified minimum sale prices.

Right to Buy Other
  Classes of
  Certificates..........If Northwest is in bankruptcy or certain other specified events have occurred with respect to any
                        Prior Series, the Senior Certificateholders of such
                        Prior Series, the Class D Certificateholders and the
                        Policy Provider, if applicable, may have the right to
                        buy certain classes of Certificates of the Prior Series
                        on the following basis:

                          o  The Senior Class Two Certificateholders of such
                             Prior Series shall have the right to purchase all
                             of the Senior Class One Certificates of the Prior
                             Series;

                          o  The Senior Class Three Certificateholders shall
                             have the right to purchase of the Senior Class
                             One Certificates and the Senior Class Two
                             Certificates of the Prior Series;

                          o  The Class D Certificateholders shall have the
                             right to purchase all of the Senior Class One
                             Certificates, Senior Class Two Certificates and
                             Senior Class Three Certificates of the Prior
                             Series;

                          o  Whether or not the above rights are exercised,
                             the Policy Provider, if applicable, shall have
                             the right to purchase the Senior Class One
                             Certificates.

Junior Equipment Notes

  (a) Issuer............The Junior Equipment Notes have been or will be issued by Northwest and are or will be guaranteed by NWA Corp.

  (b) Series to be
      Issued; Ranking...The Junior Equipment Notes are the most junior ranking series of Equipment Notes issued under each Prior
                        Series. The Junior Equipment Notes issued under an
                        indenture are

                                     -15-

                        subordinated in right of payment to all of the Senior
                        Equipment Notes issued under the same indenture.

                        The holders of the Junior Equipment Notes issued under
                        Series 1999-2, Series 1999-3 and Series 2000-1 and the
                        Series E Equipment Note will not have any voting rights
                        under the indentures relating to such series except
                        with respect to any amendment, supplement, waiver or
                        modification requiring the consent of each holder of
                        equipment notes affected thereby, including any delay
                        in the timing of or any reduction of amount of payment
                        in respect of such Junior Equipment Notes.

                        The 2003-1 Trust will hold directly all of the Junior
                        Equipment Notes issued under Series 1999-2, Series
                        1999-3, Series 2000-1 and Series 2001-2 and the
                        Series E Equipment Note.

  (c) Interest..........The Junior Equipment Notes accrue interest at a rate of at least __% per annum, calculated on the basis of a
                        360 day year consisting of twelve 30 day months.
                        Interest on the Junior Equipment Notes will be payable
                        semiannually or quarterly on various scheduled interest
                        payment dates, depending on the Prior Series. Such
                        scheduled interest payment dates may be the same as, or
                        may differ from, the scheduled distribution dates of
                        the Class D Certificates, depending on the Prior Series.

  (d) Principal.........The entire principal amount of the Junior Equipment
                        Notes will be due on October 1, 2008 in the case of
                        Series 1999-3, Series 2000-1 and the Series E Equipment
                        Note, on August 6, 2008 in the case of Series 2001-2
                        or on September 1, 2008 in the case of Series 1999-2.

                        In the case of Series 2001-1 (other than the Series E
                        Equipment Note) and Series 2002-1, principal payments
                        on the Junior Equipment Notes are scheduled on various
                        scheduled principal payment dates from October 1, 2003
                        to May 20, 2014. In the case of Series 2002-1, such
                        scheduled principal payment dates are different from
                        the scheduled distribution dates of the Class D
                        Certificates.

  (e) Redemption and
      Purchase..........Aircraft Event of Loss. If an Event of Loss occurs with respect to an aircraft, all of the Junior Equipment
                        Notes issued with respect to such aircraft will be
                        redeemed, unless such aircraft is replaced by Northwest
                        under the related financing agreements. The redemption
                        price in such case will be the unpaid principal amount
                        of such Junior Equipment Notes, together with accrued
                        interest and a Libor break amount (if applicable), but
                        without any premium.

                        Optional Redemption. Northwest may elect to
                        redeem the Junior Equipment Note with respect to an
                        aircraft prior to its maturity. The redemption price
                        in such case will be the unpaid principal amount of
                        such Junior Equipment Note, together with accrued

                                     -16-

                        interest and a Libor break amount (if applicable) plus
                        a premium (if applicable).

  (f) Security..........The Junior Equipment Notes issued with respect to each aircraft will be secured by a security interest in
                        such aircraft.

                        The Junior Equipment Notes are not cross-collateralized.
                        This means that any excess proceeds from the sale of
                        an aircraft or other exercise of remedies with respect
                        to such aircraft will not be available to cover any
                        shortfall with respect to the Junior Equipment Notes
                        secured by any other aircraft.

                        There will not be cross-default provisions in the
                        indentures under any Prior Series. This means that if
                        the indentures relating to one or more aircraft are in
                        default and the indentures relating to the remaining
                        aircraft are not in default, no remedies will be
                        exercisable under the remaining indentures.

  (g) Section 1110
      Protection........With respect to each aircraft securing the Junior
                        Equipment Notes, Northwest's special counsel will
                        provide its opinion that the benefits of Section 1110
                        of Title 11 of the United States Code (the "Bankruptcy
                        Code") will be available with respect to the Equipment
                        Notes, including the Junior Equipment Notes, issued
                        with respect to such aircraft.

Series D-1 and Series D-2
  Beneficial Interests

  (a) Delaware Trusts...Each Delaware Trust was established to hold all of the pass through certificates of the Original Class D
                        Trust of Series 2001-1 or Series 2002-1, as the
                        case may be.

  (b) Owner Trustee.....Wilmington Trust Company.

  (c) Beneficial
      Interests.........Since the Junior Equipment Notes of Series 2001-1
                        (other than the Series E Equipment Note) and Series
                        2002-1 have amortization payments due after October 1,
                        2008, the beneficial interests in the Delaware Trusts
                        have been divided into Series D-1 Beneficial Interests,
                        representing the right to receive the principal
                        payments due in respect of such Junior Equipment Notes
                        on or prior to October 1, 2008 and interest thereon,
                        and Series D-2 Beneficial Interests, representing the
                        right to receive the principal payments due in respect
                        of such Junior Equipment Notes after October 1, 2008
                        and interest thereon.  The principal payments in
                        respect of such Junior Equipment Notes indirectly
                        represented by the Series D-2 Beneficial Interests will
                        have an expected remaining weighted average life from
                        October 1, 2008 of approximately 2.9 years in the case
                        of Series 2001-1 and approximately 4.5 years in the
                        case of Series 2002-1.

                        The 2003-1 Trust will not directly hold Junior
                        Equipment Notes of Series 2001-1 (other than the Series
                        E Equipment Note) and 2002-1 but will hold Series D-1
                        Beneficial Interests in the Delaware Trusts. The
                        Series D-2 Beneficial Interests

                                     -17-

                        will not be included in the property of the 2003-1
                        Trust but will be held  by Northwest and pledged to the
                        2003-1 Trust as security for Northwest's obligations
                        under the D-2 Secured Notes, which will be included
                        in the property of the 2003-1 Trust.

                        In addition, since not all of the aircraft of Series
                        2002-1 will be delivered by the expected Exchange Date,
                        the principal and interest payments on the Junior
                        Equipment Notes of Series 2002-1 which may be issued
                        after such date will be indirectly represented by the
                        Series D-3 Beneficial Interests of the Delaware Trust
                        related to Series 2002-1 (which will be held by
                        Northwest and will not be included in the property
                        of the 2003-1 Trust).

  (d) Termination.......Each Delaware Trust will dissolve upon the final receipt and distribution by the Owner Trustee of all
                        moneys or other property or proceeds of the trust
                        assets. Neither Northwest nor any holder of Beneficial
                        Interests will otherwise be entitled to terminate any
                        Delaware Trust.

D-2 Secured Notes

  (a) Issuer............The D-2 Secured Notes will be issued by Northwest and guaranteed by NWA Corp.

  (b) Interest..........The D-2 Secured Notes accrue interest at a rate of __%
                        per annum, calculated on the basis of a 360 day year
                        consisting of twelve 30 day months. Interest will be
                        payable semiannually on April 1 or October 1 of each
                        year, commencing on October 1, 2003.

  (c) Principal
      Payments..........The entire principal amount of the D-2 Secured Notes will be due on October 1, 2008.

  (d) Redemption........Redemption of Junior Equipment Notes. If a Junior
                        Equipment Note related to a D-2 Secured Note is
                        redeemed by Northwest, a principal amount of the D-2
                        Secured Note equal to the principal installments of
                        the Junior Equipment Note originally scheduled to be
                        paid after October 1, 2008 will also be redeemed,
                        together with accrued interest. The redemption price
                        will also include a premium if the redemption of the
                        Junior Equipment Note is at the election of Northwest.

                        Optional Redemption. Northwest may elect to
                        redeem, in whole or in part, any D-2 Secured Note
                        prior to its maturity. The redemption price in such
                        case will be the unpaid principal amount being
                        redeemed, together with accrued interest plus a
                        premium (if applicable).

  (e) Security..........Each D-2 Secured Note will be secured by an equal principal amount of Series D-2 Beneficial Interests in
                        the Delaware Trust related to Series 2001-1 or
                        Series 2002-1, as the case may be.

                                     -18-

                        The D-2 Secured Notes are not cross-collateralized.
                        This means that any excess proceeds from the sale of
                        any portion of the Series D-2 Beneficial Interests
                        securing a D-2 Secured Note or other exercise or
                        remedies will not be available to cover any
                        shortfall with respect to any other D-2 Secured Note.

                        There will not be cross-default provisions in the D-2
                        Secured Notes. This means that if a D-2 Secured Note
                        is in default and no other D-2 Secured Note is in
                        default, no remedies will be exercisable with respect
                        to the remaining D-2 Secured Notes or the related
                        Series D-2 Beneficial Interests.

Certain Federal Income
  Tax Consequences......The U.S. federal income tax consequence of an exchange of Outstanding Securities for Class D Certificates in
                        the exchange offers will depend upon whether such
                        exchange constitutes a "recapitalization" for federal
                        income tax purposes. It is more likely than not that
                        an exchange will constitute a recapitalization, at
                        least with respect to holders that surrender in the
                        initial exchange Outstanding Securities that had an
                        original term in excess of 5 years. If an exchange
                        constitutes a recapitalization, no loss on the exchange
                        would be recognized, and gain would be recognized only
                        to the extent of the fair market value of property
                        other than securities of Northwest received in the
                        exchange.  If an exchange does not constitute a
                        recapitalization, U.S. holders would recognize gain or
                        loss for U.S. federal income tax purposes. The 2003-1
                        Trust will not be subject to U.S. federal income
                        taxation. Each beneficial owner of a Class D
                        Certificate who is a U.S. Certificateholder (as
                        defined herein) generally will be required to report
                        on its federal income tax return its pro rata share of
                        income from the Trust Property Notes and the other
                        property held by the 2003-1 Trust (other than Excess
                        Interest and investment income thereon).  The Class D
                        Certificate will be issued with original issue
                        discount. See "Certain U.S. Federal Income Tax
                        Considerations."

ERISA Considerations....Each person who acquires a Class D Certificate will be deemed to have represented that either: (a) the
                        acquisition is not by or on behalf of an employee
                        benefit plan or other retirement plan or arrangement
                        whether or not it is subject to the Employee Retirement
                        Income Security Act of 1974, as amended ("ERISA"), or
                        Section 4975 of the Internal Revenue Code of 1986, as
                        amended (the "Code") or any laws or regulations that
                        are similar to the fiduciary responsibility or
                        prohibited transaction provisions of ERISA or Section
                        4975 of the Code ("Similar Laws"), or by an entity
                        whose underlying assets are considered to include the
                        assets of any such plans and arrangements or (b) the
                        purchase and holding of such Certificates will not
                        constitute a non-exempt prohibited transaction under
                        ERISA or the Code or a violation of any applicable
                        Similar Laws.  See "ERISA Considerations."

Subordination Agent,
  Paying Agent and
  Indenture Trustee.....U.S. Bank National Association.

                                     -19-

2003-1 Trustee..........U.S. Bank Trust National Association.

                                     -20-

                SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA

     The following table presents summary consolidated financial data and operating statistics of NWA Corp. The annual historical financial data were derived from NWA Corp.'s audited consolidated financial statements and the notes thereto, which are incorporated by reference in this prospectus and should be read in conjunction therewith. See "Where You Can Find More
Information."

                                                      Three Months Ended                  Year Ended
                                                              March 31,                      December 31,
                                                     ----------------------  --------------------------------------
                                                       2003         2002        2002          2001(1)       2000
                                                     ---------  -----------  ------------  -----------  -----------
Statement of Operations Data (in millions,
  except per share data)(2):
     Operating revenues
         Passenger.................................. $ 1,848     $  1,818    $ 8,025        $  8,417     $  9,653
         Cargo......................................     167          148        735             720          857
         Other......................................     235          214        729             768          730
         Total operating revenues...................   2,250        2,180      9,489           9,905       11,240
     Total operating expenses(3)....................   2,576        2,376     10,335          10,773       10,671
     Operating income (loss)........................    (326)        (196)      (846)           (868)         569
         Net Income (loss)(4)....................... $  (396)    $   (171)   $  (798)       $   (423)    $    256
         Add back: Goodwill amortization............      --           --         --               1            1
         Add back:  International route
                      amortization..................      --           --         --              23           23
              Adjusted net income (loss)............    (396)        (171)      (798)           (399)         280
         Earnings (loss) per common share:
              Basic................................. $ (4.62)    $  (2.01)   $ (9.32)       $  (5.03)    $ 3.09
              Add back:  Goodwill and intangible
                amortization(5).....................      --           --         --            0.01         0.01
              Add back:  International route
                amortization(5).....................      --           --         --            0.28         0.28
                  Adjusted basic....................   (4.62)       (2.01)     (9.32)          (4.74)        3.38
              Diluted............................... $ (4.62)    $  (2.01)   $ (9.32)       $ (5.03)     $   2.77
              Add back:  Goodwill and intangible
                amortization(5)....................       --           --         --            0.01         0.01
              Add back:  International route
                amortization(5)....................       --           --         --            0.28         0.25
                  Adjusted diluted.................    (4.62)       (2.01)     (9.32)          (4.74)        3.03
Other Data:
     Ratio of earnings to fixed charges(6).........       --           --         --              --         1.53
Operating Statistics(9):
     Scheduled Service:
         Available seat miles (millions)(8)........   22,526       21,762     93,417          98,356      103,356
         Revenue passenger miles (millions)(9).....   16,562       16,536     72,027          73,126       79,128
         Passenger load factor (%)(10).............     73.5         76.0       77.1            74.3         76.6
         Revenue passengers (millions).............     12.3         11.9       52.7            54.1         58.7
         Passenger revenue per RPM (yield)
           (cents)(11).............................    10.70         10.61     10.76           11.24        12.04
         Passenger revenue per scheduled ASM
           (cents).................................     7.86          8.07      8.30            8.36         9.21
     Total operating ASM (millions)................   22,737        21,818    93,583          98,544      103,517
     Operating expense per total operating
        ASM (cents)(12)............................    10.16          9.66      9.96            9.95         9.45
     Cargo ton miles (millions)(13)................      484           480     2,221           2,161        2,502
     Cargo revenue per ton mile (cents)............    34.45         30.90     33.08           33.28        34.25
     Fuel gallons consumed (millions)..............      442           445     1,896           2,029        2,113
     Average fuel cost per gallon, excluding
       fuel taxes (cents)..........                    84.85         58.75     69.33           79.26        82.99
     Number of operating aircraft at end of period.      435           434       439             428          424
     Full-time equivalent employees at end of
       period......................................   42,781        45,005    44,323          45,708       53,491
 Balance Sheet Data (in millions):
     Cash, cash equivalents and unrestricted
       short-term investments......................  $ 2,155     $   2,476   $ 2,097        $  2,512     $    693
     Total assets..................................   13,138        13,326    13,289          12,975       10,877
     Short-term borrowings.........................       58             1        21               5            6
     Long-term debt, including current portion.....    6,624         5,586     6,531           5,051        3,242
     Long-term obligations under capital
       leases, including current portion...........      449           585       451             586          556
     Mandatory redeemable preferred security of
       subsidiary..................................      564           486       553             492          558

                                     -21-

                                                       Three Months Ended
                                                            March 31,                Year Ended December 31,
                                                     ----------------------  --------------------------------------
                                                       2003       2002         2002          2001(1)        2000
                                                     ---------  -----------  ------------  -----------  -----------
     Preferred redeemable stock...................       226          226        226             227          232
     Common stockholders' equity (deficit)........    (2,793)        (598)    (2,262)           (431)         231
_____________________

(1)  The year ending December 31, 2001 was affected by significantly reduced demand for travel resulting from the September 11, 2001 terrorist attacks. The Company recognized $461 million of grant income from the
     U.S. Government under the Air Transportation Safety and System
     Stabilization Act which was recorded as other non-operating income.

(2)  Certain prior year amounts have been reclassified to conform to the current year financial statement presentation.

(3)  For the three months ended March 31, 2003, the Company recorded charges related to severance and the acceleration of pension expense resulting from a reduction in work force of $20 million and $58 million, respectively. For the year ended December 31, 2002, the Company recorded aircraft write-downs of $352 million attributable to the accelerated retirement of certain Boeing 747-200 and DC10-30 aircraft, $53 million
     ($34 million after tax) of costs associated with the closure of several facilities and $32 million ($20 million after tax) related to benefit costs and other asset write-downs. For the year ended December 31, 2001, the Company recorded charges for retroactive pay and benefits of $89 million ($57 million after tax) related to the collective bargaining agreement reached with the Aircraft Mechanics Fraternal Association, $27 million ($17 million) for employee severance costs related to the reductions in capacity due to events of September 11, 2001, and disposition charge of $161 million ($103 million after tax) related to the reductions in the estimated market values of aircraft. For the year ended December 31, 2000, the Company recorded aircraft write-downs of
     $125 million ($79 million after tax) related to the accelerated retirement of a portion of its DC10 fleet.

(4)  For the year ended December 31, 2002, the Company recorded a $27 million
     ($17 million after tax) partial write-down of the Company's receivable from the U.S. Government to reflect the final amount to be received under the Airline Stabilization Act. Also during 2002, the Company recorded additional tax expense of $15 million related to displacement of previously utilized tax credits that are expected to expire unused. For the year ended December 31, 2001, the Company recorded a gain of $27 million ($11 million after tax) on the sale of the Company's investment in Continental Airlines, Inc. ("Continental"). For the year ended
     December 31, 2000, the Company sold a portion of its investment in
     priceline.com and recorded a gain of $58 million ($36 million after tax).
     The Company also recorded a loss of $26 million ($21 million after tax)
     related to an agreement with Continental to repurchase 6.7 million shares of Class A Common Stock from the Company.

(5)  In June 2001, the Financial Accounting Standard Board issued Statement of
     Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other
     Intangible Assets. SFAS No. 142 requires that companies test goodwill and indefinite lived intangible assets for impairment on an annual basis rather than amortize such assets. The Company adopted SFAS No. 142 on
     January 1, 2002, and as a result no longer amortizes its indefinite lived intangible assets and goodwill.

     During the first quarter of 2002, the Company performed the impairment test of its international routes and found the fair value to be in excess of the carrying value. During the first quarter of 2003, an independent third party appraisal was conducted for the Company's annual impairment test of its international routes and found the fair value to be in excess of the carrying value. During the fourth quarter of 2002, the Company also completed its impairment test of goodwill associated with the 1997 purchase of Pinnacle Airlines, Inc. and found the fair value to be in excess of the carrying value.

(6)  The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, the cumulative effect of accounting changes and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense
     (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense. Earnings were inadequate to cover fixed charges by $435 million and $280 million for the three months ended March
     31, 2003 and March 31, 2002, respectively. Earnings were inadequate to cover fixed charges by $1.28 billion and $690 million for the year ended
     December 31, 2002 and 2001, respectively.

(7)  All statistics exclude Pinnacle Airlines, Inc., a majority-owned Northwest
     Airlink regional carrier, which is consistent with how the Company reports statistics to the DOT and is comparable to statistics reported by other major network airlines.

(8)  "Available seat miles" ("ASMs") represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(9) "Revenue passenger miles" ("RPMs") represents the number of miles flown by revenue passengers in scheduled service.

(10) "Passenger load factor" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(11) "Revenue yield per passenger mile" represents the average revenue received from each mile a passenger is flown in scheduled service.

(12) Excludes the estimated revenues and expenses associated with the operation of Northwest's fleet of Boeing 747 freighter aircraft, MLT
     Inc., Pinnacle Airlines, Inc., NBA transportation, gain/loss on disposition of assets and other items that do not generate Northwest passenger ASM's. Reconciliation of total operating expenses to passenger service operating expenses used to calculate operating expense per total
     ASM is provided below:

                                     -22-

                                                   Three Months Ended
                                                       March 31,                 Year Ended December 31,
                                               ------------------------- ---------------------------------------
                                                   2003         2002         2002         2001          2000
                                               ------------ ------------ ------------ ------------  ------------
(In millions)
Operating expenses per GAAP                      $ 2,576     $ 2,376      $ 10,335     $10,773        $10,671
    Freighter operations...................         (121)       (103)         (486)       (474)          (466)
    MLT and Pinnacle, net of intercompany
      eliminations.........................         (135)       (154)         (490)       (464)          (404)
   (Gain)/loss on assets and NBA
      transportation.......................           (9)        (11)          (35)       (32)           (17)
                                               ------------ ------------ ------------  -----------    ----------
Passenger service operating expenses.......        2,311     $ 2,108      $  9,324     $ 9,803        $ 9,784
                                               ------------ ------------ ------------  -----------    ----------

(13) "Cargo ton miles" represents the tonnage of freight and mail carried multiplied by the number of miles flown.

                                     -23-

                                 RISK FACTORS

     You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before investing in the Class D
Certificates.

     This prospectus includes "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including statements regarding our future financial position, are forward-looking statements.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will be correct. Important factors that could cause actual results to differ materially from such expectations are disclosed below and elsewhere in this prospectus. See the Special Note regarding Forward-Looking Statements on page
ii of this Prospectus.

Risks Related to Northwest and the Airline Industry

  The airline industry is intensely competitive.

     The airline industry is highly competitive. Northwest's competitors include all the other major domestic airlines as well as foreign, national, regional and new entrant airlines, some of which have more financial resources or lower cost structures than Northwest. On most of Northwest's routes, it competes with at least one of these carriers. Airline revenues are sensitive to numerous factors, and the actions of other carriers in the areas of pricing, scheduling and promotions can have a substantial impact on overall industry revenues. Such factors may become even more significant in periods when the industry experiences large losses, as airlines under financial stress may institute pricing structures intended to achieve near term survival rather than long term viability.

  Industry revenues have declined significantly and we continue to experience significant operating losses.

     Since early 2001, the U.S. airline industry has suffered a significant decline in revenues versus what would have been expected based on historical growth trends. This shortfall has been caused by a number of factors.

     The rapid growth of low cost airlines has had a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares, particularly those targeted at business passengers, in order to shift demand from larger, more-established airlines. As a result of growth, these low cost carriers now transport nearly 25% of all domestic U.S.
passengers compared to less than 10% a decade ago. They now compete for, and thus influence industry pricing on, approximately 75% of all domestic U.S.
passenger ticket sales compared to less than 20% a decade ago. As a result of their better financial performance, low cost carriers are expected to continue to grow their market share.

     While the advent of Internet travel Web sites has driven significant distribution cost savings for airlines, it has had a large negative impact on airline revenues. Having access to "perfect pricing information", air travel consumers have become more efficient at finding lower fare alternatives than in the past. The increased price consciousness of travelers, as well as the growth in distribution channels, has further motivated airlines to price aggressively to gain fare advantages through certain channels.

     The U.S. airline industry is one of the most heavily taxed of all industries. Taxes and fees now represent approximately 25% of what a passenger pays for an average domestic airline ticket, a percentage even greater than that for alcohol and tobacco products. These taxes and fees have grown significantly in the past decade, most recently with the introduction of a
$2.50 security fee imposed on each passenger flight segment, subject to a $10 per roundtrip cap. The company believes that every dollar of tax or fee increase imposed on airline passengers roughly translates into a dollar of reduced airline revenue, particularly over the long run.

     The attacks of September 11, 2001 materially impacted and continue to impact air travel. Concerns about further terrorist attacks, which are unlikely to abate any time soon, have had a negative impact on air travel demand. Furthermore, security procedures introduced at airports since the attacks have increased, both in reality and in perception, the inconvenience of flying and thus further reduced demand.

                                     -24-

     While the factors noted are believed to be lasting, if not permanent, and could in fact worsen over time, some of the current airline industry revenue shortfall is believed to be cyclical in nature. U.S. airline revenues have historically been and continue to be influenced by the strength of the U.S.
economy. Furthermore, airline business revenues are greatly influenced by the growth in corporate profitability. The current sluggishness of both the economy and corporate profitability is adversely affecting airline revenues.

     The airline industry revenue decline has been further exacerbated in early 2003. In January, United Airlines introduced a new pricing structure, reducing its highest business fares by 40-50%. This action and the resulting match by other airlines has reduced average fares without a corresponding increase in demand. The war with Iraq has also materially affected future airline bookings, particularly for international travel. The outbreak of severe acute respiratory syndrome, or SARS, in certain east Asian countries also resulted in a material reduction in revenues and bookings, especially on routes to and from certain Asian destinations. The spread of SARS, if it persists for an extended period, may materially adversely affect the airline industry, especially those airlines, including Northwest, with an extensive
Pacific route network.

     We have experienced a significant reduction in our operating revenues while incurring significant losses during the past two years. Operating revenues decreased 4.2% from 2001 to 2002 and 11.9% from 2000 to 2001. In addition, our net losses were $798 million for the year ended December 31,
2002, or an 88.7% increase compared to the net loss in 2001, and $423 million for the year ended December 31, 2001, or a 265.2% decrease compared to the net income for 2000. For the three months ended March 31, 2003, operating revenues increased 3.2% from the same period in 2002 and net loss increased to
$396 million, or an 131.6% increase compared to the net loss for the three months ended March 31, 2002. We do not anticipate that the revenue environment for us will materially improve during the remainder of 2003.

   Due to industry seasonality, operating results for any interim periods are not necessarily indicative of those for the entire year.

     The airline industry is both cyclical and seasonal in nature. Due to seasonal fluctuations, the Company's operating results for any interim period are not necessarily indicative of those for the entire year. The Company's second and third quarter operating results have historically been more favorable due to increased leisure travel on domestic and international routes during the spring and summer months. In addition, our operating results for any interim period could be below the expectations of investors and the financial community.  In that event, the price of our securities could decline.

   Airline bankruptcies could adversely affect the industry.

     Since September 11, 2001 several air carriers have sought to reorganize under Chapter 11 of the United States Bankruptcy Code, including United
Airlines, Inc., the second largest domestic air carrier. Successful completion of such reorganizations could present Northwest with competitors with significantly lower operating costs derived from labor, supply, and financing contracts renegotiated under the protection of the Bankruptcy Code. In addition, historically, air carriers involved in reorganizations have undertaken substantial fare discounting in order to maintain cash flows and to enhance continued customer loyalty. Such fare discounting could further lower yields for all carriers, including Northwest. Further, the market value of aircraft would likely be negatively impacted if a number of air carriers, including United Air Lines, Inc., seek to reduce capacity by eliminating aircraft from their fleets. See "Risk Factors -- Risks related to the Class D
Certificates -- Value of aircraft may be lower than the secured obligations."

   Attempts to reduce labor costs may not be successful.

     Wages, salaries and benefits are the Company's largest costs, representing 41% of the Company's operating revenues in 2002. In light of the current revenue environment, a number of other airlines are attempting to significantly reduce labor expenses in order to get overall costs in line with revenues. Northwest has begun preliminary discussions with certain labor groups, and is similarly seeking permanent reductions in wage, benefit structures and work rules. The Company cannot predict the outcome of negotiations to amend its labor contracts at this time.

     As of December 31, 2002, the Company had approximately 44,300 full-time equivalent employees of whom approximately 2,200 were foreign nationals working primarily in Asia. Unions represent approximately 91% of the Company's employees. Collective bargaining agreements provide standards for wages, hours of work, working conditions, settlement of disputes and other matters. The major agreements with domestic employees became amendable or will become amendable on various dates as follows:

                                     -25-

                                Approximate Number of
                                Full-time Equivalent
       Employee Group             Employees Covered                         Union                      Amendable Date
-----------------------------  ----------------------  --------------------------------------------  ------------------
Pilots                                  5,600            Air Line Pilots Association, International       9/13/03

Agents and Clerks                       9,700            International Association of Machinists &        2/25/03
                                                         Aerospace Workers

Equipment Service Employees             6,500            International Association of Machinists &        2/25/03
and Stock Clerks                                         Aerospace Workers

Flight Attendants                       9,300            International Brotherhood of Teamsters,          5/30/05
                                                         Chauffeurs, Warehousemen & Helpers of
                                                         America

Mechanics and Related                   7,700            Aircraft Mechanics Fraternal Association         5/11/05
Employees

   Changes in government regulation could increase our operating costs and limit our ability to conduct our business.

         Airlines are subject to extensive regulatory requirements. In the last several years, Congress has passed laws and the U.S. Federal Aviation
Administration has issued a number of maintenance directives and other regulations. These requirements impose substantial costs on airlines.
Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. Congress and the U.S. Department of
Transportation have also proposed the regulation of airlines' responses to their competitors' activities. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the U.S. and foreign governments may be amended from time to time, or because appropriate slots or facilities may not be available. Northwest cannot give assurance that laws or regulations enacted in the future will not adversely affect it.

   We are vulnerable to increases in aircraft fuel costs.

     Because fuel costs are a significant portion of the Company's operating costs (12.7% for 2002), significant changes in fuel costs would materially affect its operating results. Fuel prices continue to be susceptible to, among other factors, political unrest in Venezuela and the war with Iraq and its aftermath. Due to these and other events that would affect the global supply of aircraft fuel, Northwest may experience higher fuel prices or have to curtail scheduled services. A one-cent change in the cost of a gallon of fuel (based on
2002 consumption) would impact operating expenses by approximately $1.6 million per month. Changes in fuel prices may have a greater impact on Northwest than some of its competitors because of the composition of its fleet. The Company hedges some of its future fuel purchases to protect against potential spikes in price. However, these hedging strategies may not always be effective.

   Our insurance costs have increased substantially, and further increases in insurance costs could harm our business.

     Following September 11, 2001, aviation insurers significantly increased airline insurance premiums and reduced the maximum amount of coverage available to airlines for certain types of claims. Total aviation and property insurance expenses were $94 million higher in 2002 than in 2000. As a result of the Airline Stabilization Act, the Homeland Security Act, and the Emergency
Wartime Supplemental Appropriations Act, the federal government assumes most war risk coverage. This coverage is scheduled to expire on August 31, 2004.
While the government may again extend the deadline for when it will discontinue providing excess war risk coverage, the Company cannot assure that any extension will occur, or if it does, how long the extension will last.
Should the government stop providing excess war risk coverage to the airline industry, it is expected that the premiums charged by aviation insurers for this coverage would be

                                     -26-

substantially higher than the premiums currently charged by the government.
Aviation insurers could further increase insurance premiums in the event of a new terrorist attack or other events adversely affecting the airline industry.  Significant increases in insurance premiums could negatively impact the financial condition and results of operations of the Company.

   Our indebtedness and other obligations, including pension funding liabilities, are substantial.

     The Company has substantial levels of indebtedness. As of March 31,
2003, the Company had long-term debt and capital lease obligations, including current maturities, of $7.07 billion. Of this indebtedness, 41% bears interest at floating rates. The amount of long-term debt that matures in 2003 is $235 million. Additionally, $631 million matures in 2004, $1.44 billion in 2005,
$571 million in 2006 and $682 million in 2007. As of March 31, 2003, the principal portion of future minimum lease payments under capital leases were
$57 million for 2003, $46 million for 2004, $40 million for 2005, $29 million for 2006 and $32 million for 2007. These levels of indebtedness do not include the obligation to redeem $226 million of convertible preferred stock in 2003 and non-recourse mandatorily redeemable preferred securities of one of the
Company's subsidiaries of $564 million. The amount of the Company's indebtedness could limit its ability to obtain additional financing or could adversely affect the Company's future financing costs, either of which could negatively affect the ability to operate its business or make future capital expenditures. The Company's ability to service its indebtedness and obligations could be adversely affected by many factors, including general economic conditions and other factors beyond the Company's control.

     The Company also has several noncontributory pension plans covering substantially all of its employees. Funding obligations under these plans are governed by the Employee Retirement Income Security of Act of 1974 ("ERISA").
As of December 31, 2002, the Company's pension plans were underfunded by $3.95 billion as calculated in accordance with SFAS No. 87, Employers' Accounting for Pensions. On a current liability basis utilized for cash contribution purposes, the plans were underfunded by approximately $3.1 billion. Before the impact of a conditional authorization to reschedule certain payments, the
Company's 2003 pension contributions associated with the 2003 plan year were estimated to be $468 million. The Company also had, as of March 31, 2003, $223 million of mandatory contributions related to the 2002 plan year remaining to be paid in 2003. Pension funding requirements are dependent upon various factors, including interest rate levels, asset returns, regulatory requirements for funding purposes and changes to pension plan benefits. Absent favorable changes to these factors, the Company will have to satisfy the underfunded amounts of its plans through cash contributions over time.

     On November 5, 2002, the Company submitted an application to the
Internal Revenue Service ("IRS") for authorization to reschedule, over a five year period beginning in April 2004, the $454 million in 2003 plan year contributions required under the pension plans for contract and salaried employees. On April 15, 2003, the IRS approved the application, subject to the
Company's satisfaction of certain conditions imposed by the Pension Benefit
Guaranty Corporation ("PBGC"). The Company has reached an agreement with the
PBGC (subject to final documentation) to satisfy the conditions for waiving plan year 2003 contributions by granting the plans a lien on certain assets of the Company (certain domestic slots, routes, aircraft and engines), the values of which exceed the amount of rescheduled contributions.

     The Company has also submitted an application to the Department of Labor to permit the Company to contribute common stock of Pinnacle Airlines Corp. to the pension plans in lieu of making certain required contributions in cash. In
January 2003, the Department of Labor issued a proposed prohibited transaction exemption that would allow the Company to contribute common stock of Pinnacle
Airlines Corp. to satisfy a portion of the contribution requirements to
Northwest's pension plans in 2003 and 2004. The proposed exemption contemplates that the pension plans will have the right at any time to sell the shares back to the Company for cash at the greater of their value at the time of contribution or the prevailing market value. The Company then contributed 1.9 million shares, or 12.9%, of the Pinnacle Airlines Corp.
common stock to the pension plans to satisfy approximately $44 million of its
$223 million scheduled funding requirement for the 2002 plan year. However, as a result of the plans' option to sell the shares back to the Company, the contribution of the $44 million was not recognized on the Company's financial statements, which continue to fully consolidate Pinnacle Airlines and do not reflect a reduction in the pension liability for accounting purposes. The
Company intends to contribute additional common stock of Pinnacle Airlines
Corp. to satisfy a portion of future pension contributions, including the remainder of 2002 plan year requirements. The Department of Labor held a hearing on May 5, 2003 relating to the proposed prohibited transaction exemption.

     In addition, Northwest operates in a capital-intensive industry.
Periodically, Northwest is required to make significant capital expenditures for new aircraft and related equipment. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures.

   We are exposed to foreign currency exchange rate fluctuations.

     Northwest conducts a significant portion of its operations in foreign locations. As a result, Northwest has operating revenues and, to a lesser extent, operating expenses, as well as assets and liabilities, denominated in foreign currencies, principally the Japanese yen. Fluctuations in such foreign currencies can significantly affect Northwest's operating performance and the value of its assets located outside of the United States. From time to time,
Northwest uses financial instruments to hedge its exposure to the Japanese yen. However, these hedging strategies may not always be effective.

Risks Related to the Class D Certificates

  D-2 Secured Notes are not directly secured by aircraft.

     The D-2 Secured Notes will be secured by Series D-2 Beneficial Interests in the Delaware Trust related to Series 2001-1 or Series 2002-1, as the case may be. Although the Junior Equipment Notes indirectly represented by Series
D-2 Beneficial Interests will be secured by the related aircraft, the D-2
Secured Notes will not be secured by such aircraft. Accordingly, if Northwest defaults under a D-2 Secured Note but does not default under these Junior
Equipment Notes, the 2003-1 Trust will not have any remedies against the related aircraft.

                                     -27-

     In addition, the D-2 Secured Notes will not be entitled to the benefits of Section 1110 of the Bankruptcy Code and, in the event of a bankruptcy proceeding involving Northwest as the debtor, the D-2 Beneficial Interests would be subject to an automatic stay. Accordingly, even if the related Junior
Equipment Notes are in default, remedies may not be exercised with respect to the D-2 Beneficial Interests or the related Junior Equipment Notes due to the automatic stay.

  Value of aircraft may be lower than the secured obligations.

     We believe that the value of the aircraft securing the Equipment Notes is highly uncertain. We have not obtained recent appraisals of the aircraft. In addition, as a result of the events of September 11, 2001 and the adverse industry conditions that have continued to exist since then, we believe that there has been a significant negative effect on current market values of all commercial aircraft and that the present used aircraft market is considered to be a distressed market.

     The value of an aircraft if remedies are exercised with respect to the
Equipment Notes will depend on various factors, including:

     o    market and economic conditions;

     o    the availability of similar aircraft;

     o    the availability of buyers;

     o    the condition of the aircraft; and

     o    whether the aircraft are sold separately or as a block.

     There can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Class D Certificates.

  If aircraft are not maintained, the value of your collateral may be reduced.

     To the extent described in the indentures with respect to the aircraft financed pursuant to the Prior Series, Northwest will be responsible for the maintenance, service, repair and overhaul of the aircraft. If Northwest fails to adequately perform these responsibilities, the value of the aircraft may be reduced. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Trust Property Notes and, therefore, the holders of Class D Certificates. See "Description of
Equipment Notes--Certain Provisions of the Owned Aircraft Indentures".

  If Northwest does not maintain adequate insurance on its aircraft, the proceeds upon an event of loss may be insufficient.

     To the extent described in the indentures with respect to the aircraft financed pursuant to the Prior Series, Northwest must maintain public liability, property damage and all-risk aircraft hull insurance on the aircraft. If Northwest fails to maintain adequate levels of insurance, the proceeds which could be obtained upon an event of loss may be insufficient to repay the holders of Trust Property Notes and, therefore, the holders of Class
D Certificates. See "Description of the Equipment Notes--Certain Provisions of
the Owned Aircraft Indentures--Insurance."

  It may be difficult to repossess aircraft.

     There are no general geographic restrictions on Northwest's ability to operate the aircraft. Although it does not currently intend to do so,
Northwest is permitted to register the aircraft in foreign jurisdictions and to lease or sublease an aircraft. It may be difficult, time-consuming and expensive for the indenture trustee to exercise its repossession rights if the aircraft is located outside the United States, is registered in a foreign location or is leased or subleased to a foreign operator. Additional difficulties may exist when a lessee or sublessee is the subject of a bankruptcy, insolvency or similar event.

                                     -28-

     In addition, certain jurisdictions may allow for certain other liens or other third party rights to have priority over the security interest in the aircraft. As a result, the benefits of the security interest created for the benefit of the Trust Property Notes could be limited.

  The Class D Certificates are subordinated in rights to distributions.

     The Class D Certificates are subordinated to the Senior Certificates in rights to distributions made in respect of the Prior Series under which such
Senior Certificates were issued. Consequently, a payment default under any
Equipment Note or the occurrence of a Triggering Event may cause the distribution to more senior classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates. This is because the remaining
Certificates of the junior classes accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior classes of Certificates bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of the Class D Certificates may not receive the full amount due to them after a payment default under any
Equipment Note even if all Equipment Notes of the applicable series are eventually paid in full.

  In the event of an indenture default, the interests of the controlling party may conflict with your interests.

     If an Indenture Default under an indenture is continuing, the indenture trustee under such indenture will be directed by the "Controlling Party" in the exercise of remedies under such indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the aircraft securing such Equipment Notes. See "Description of the Class D Certificates--Indenture
Defaults and Certain Rights Upon an Indenture Default."

     The Controlling Party with respect to any Prior Series will be the Policy
Provider or one of the Senior Trustees or, in certain circumstances, the
Primary Liquidity Provider of such Prior Series, and only after payment of all distributions owing to the Policy Provider, all of the Senior Certificates and
the Primary Liquidity Provider, the 2003-1 Trustee.

     During the continuation of any Indenture Default, the Controlling Party may accelerate and sell the Equipment Notes, including the Junior Equipment
Notes, issued under such indenture, subject to certain limitations. See
"Description of the Intercreditor Arrangements for the Prior Series--
Intercreditor Rights--Sale of Equipment Notes or Aircraft." The market for
Equipment Notes at that time may be very limited, and we cannot assure you as to the price at which they could be sold. If the Controlling Party sells any
Equipment Notes for less than their outstanding principal amount, holders of
Class D Certificates will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against
Northwest or any Trustee.

  You should not rely unduly on the ratings of the Class D Certificates.

     The Class D Certificates are expected to be rated Caa1, B- and B by
Moody's Investor Service Inc., Standard & Poor's and Fitch Ratings,
respectively. A rating is not a recommendation to purchase, hold or sell Class
D Certificates since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future (including the downgrading of Northwest)
so warrant. The rating of the Class D Certificates is based primarily on the default risk of the Equipment Notes and the subordination provisions applicable to the Class D Certificates. The foregoing ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any premium) when due on the Class D Certificates and the ultimate payment of principal of the Class D Certificates by the Final Legal
Distribution Date. Such ratings do not address the possibility of certain defaults or other circumstances (such as a loss event) which could result in the payment of the outstanding principal amount of the Class D Certificates prior to the Final Expected Distribution Date.

     The reduction, suspension or withdrawal of the ratings of the Class D
Certificates will not, by itself, constitute an Event of Default.

                                     -29-

  Your ability to resell the Class D Certificates may be limited.

     Prior to the exchange offers, there has been no public market for the
Class D Certificates. Northwest intends to apply for listing of the Class D
Certificates on the New York Stock Exchange. However, a market for the Class D
Certificates may not develop. If a market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your
Class D Certificates. If an active public market does not develop, the market price and liquidity of the Class D Certificates may be adversely affected.

  A court could deem the transaction a fraudulent conveyance and void all or a portion of the obligations represented by the Trust Property Notes.

     In a bankruptcy proceeding, Northwest (as a debtor in possession), a bankruptcy trustee, creditors or other damaged parties may seek to recover transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for inadequate consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. Northwest (as a debtor in possession), a bankruptcy trustee or such other parties may recover such transfers and avoid such obligations made within one year prior to the commencement of a bankruptcy proceeding or within the period provided in any applicable state fraudulent conveyance law. Furthermore, under certain circumstances, creditors may recover transfers or void obligations under state fraudulent conveyance laws, within the applicable limitation period, even if the debtor is not in bankruptcy. If a court were to find that Northwest issued the Trust Property Notes under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under these notes. If the pledge of collateral were voided but the issuance of Trust
Property Notes were not voided, the obligations under the Trust Property Notes would constitute unsecured claims and would continue to be subject to the subordination provisions of the indentures and the intercreditor agreements.

  The exchange offers could be wholly or partially voided as a preferential transfer.

     If we become the subject of a bankruptcy proceeding within 90 days after we consummate the exchange offers (or, with respect to any insiders specified in bankruptcy law who are holders of Class D Certificates, within one year after consummation of the exchange offers), and the bankruptcy court determines that we were insolvent at the time of the consummation of the exchange offers, the court could find that, by, among other things, altering the status of participants from unsecured to secured creditors, the transaction is an avoidable preference under the bankruptcy laws. If the court determined that the transaction was an avoidable preferential transfer for which there was no affirmative or other valid defense, and avoided the lien and the amounts owing under the Class D Certificates, then the value of any consideration holders received with respect to the Class D Certificates, including upon foreclosure of the collateral, could be recovered from such holders and possibly from subsequent transferees, or holders might be returned to the same position they held as holders of Outstanding Securities.

                                     -30-

                              THE EXCHANGE OFFERS

Outstanding Securities Subject to the Exchange Offers

     Northwest is offering to exchange the Class D Certificates for each of the three series of Outstanding Securities in order to extend the maturities of its outstanding indebtedness. Specifically, Northwest is offering:

     o    $__ principal amount of Class D Certificates for each $1,000 principal amount of 8.375% Notes, properly tendered and accepted;

     o    $__ principal amount of Class D Certificates for each $1,000 principal amount of 8.52% Notes, properly tendered and accepted, and

     o    $__ principal amount of Class D Certificates for each $1,000 principal amount of 7 5/8% Notes, properly tendered and accepted.

     Holders whose Outstanding Securities are tendered and accepted in the exchange offers will be paid accrued but unpaid interest on such Outstanding
Securities up to, but excluding, the Exchange Date.

Conditions Precedent to the Exchange Offers

     The exchange offers are subject to the following conditions precedent:

     Condition 1. At least $___ million principal amount of the Class D
Certificates, in the aggregate, are issued and delivered to holders who properly tender their Outstanding Securities in the exchange offers.

     Condition 2. No action or event shall have occurred, failed to occur or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

     o    challenges the making of the exchange offers or the exchange of
          Outstanding Securities under the exchange offers or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers or the exchange of Outstanding Securities under the exchange offers, or

     o    in the reasonable judgment of Northwest, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of
          Northwest and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to Northwest of the exchange offers or the exchange of Outstanding Securities under the exchange offers, or might be material to holders of Outstanding Securities in deciding whether to accept the exchange offers.

     Condition 3. There shall not have occurred: (1) any general suspension of or limitation on trading in securities on the New York Stock Exchange or in the over-the-counter market (whether or not mandatory), (2) any material adverse change in the prices of the Outstanding Securities, (3) a material impairment in the general trading market for debt securities, (4) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (5) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States,
(6) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (7) any material adverse change in United States securities or financial markets generally, or (8) in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof.

     Condition 4. The trustee with respect to the Outstanding Securities under the related indenture (each, an "Outstanding Securities Trustee") shall not have objected in any respect to, or taken any action that could in the

                                     -31-

reasonable judgment of Northwest adversely affect the consummation of any of the exchange offers, the exchange of Outstanding Securities under the exchange offers, nor shall any Outstanding Securities Trustee have taken any action that challenges the validity or effectiveness of the procedures used by
Northwest in making the exchange offers or the exchange of the Outstanding
Securities under the exchange offers.

     All of the foregoing conditions are for the sole benefit of Northwest and may be waived by Northwest, in whole or in part, in its sole discretion. Any determination made by Northwest concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

     If any of the foregoing conditions are not satisfied, Northwest may, at any time before the expiration date of the exchange offers:

          (a) terminate the exchange offers and return all tendered
     Outstanding Securities to the holders thereof;

          (b) modify, extend or otherwise amend the exchange offers and retain all tendered Outstanding Securities until the expiration date, as may be extended, subject, however, to the withdrawal rights of holders (see "The
     Exchange Offers--Withdrawal of Tenders" on page __ and "--Expiration
     Date; Extensions; Amendments" on page __ below); or

          (c) waive the unsatisfied conditions and accept all Outstanding
     Securities tendered and not previously withdrawn.

     We will accept up to a maximum principal amount of (i) $___ million of
8.375% Notes, (ii) $___ million of 8.52% Notes and (iii) $___ million of
7 5/8% Notes in the exchange offers. If we receive tenders for more than the principal amount of any series of Outstanding Securities set forth above, we will prorate the number of validly tendered Outstanding Securities in such series that we will exchange from each tendering holder as described under
"The Exchange Offers--Acceptance of Outstanding Securities for Exchange;
Proration" on page __.

     Except for the requirements of applicable U.S. federal and state securities laws, there are no federal or state regulatory requirements to be complied with or approvals to be obtained by Northwest in connection with the exchange offers which, if not complied with or obtained, would have a material adverse effect on Northwest.

Expiration Date; Extensions; Amendments

     For purposes of each of the exchange offers, the term "expiration date"
shall mean 5:00 p.m., New York City time, on ________ __, 2003, subject to the right of Northwest to extend such date and time for the exchange offers in its sole discretion, in which case, the expiration date shall mean the latest date and time to which the exchange offers are extended.

     Northwest reserves the right, in its sole discretion, to (1) delay accepting any validly tendered Outstanding Securities of any series, (2)
extend the exchange offers, or (3) terminate the exchange offers upon failure to satisfy any of the conditions listed above or amend the exchange offers, by giving oral or written notice of such delay, extension, termination or amendment to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     If the exchange offers are amended in a manner determined by Northwest to constitute a material change, Northwest will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Outstanding Securities, and Northwest will extend the exchange offers for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offers would otherwise have expired during such five to ten business day period. Any change in the consideration offered to holders of Outstanding Securities of any series in the exchange offers shall be paid to all holders of that series whose Outstanding Securities have previously been tendered pursuant to the exchange offers.

                                     -32-

     Without limiting the manner in which Northwest may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offers, Northwest shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release to any appropriate news agency, including the Dow
Jones News Service.

Effect of Tender

     Any tender by a holder of any series of Outstanding Securities that is not withdrawn prior to the expiration date of the exchange offers will constitute a binding agreement between that holder and Northwest upon the terms and subject to the conditions of the exchange offers and the applicable letter of transmittal. The acceptance of the exchange offers by a tendering holder of any series of Outstanding Securities will constitute the agreement by that holder to deliver good and marketable title to the tendered
Outstanding Securities, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Absence of Dissenters' Rights

     Holders of the Outstanding Securities do not have any appraisal or dissenters' rights under applicable law in connection with the exchange offers.

Acceptance of Outstanding Securities for Exchange; Proration

     Upon the terms and subject to the conditions of the exchange offers, if
$___ million principal amount or less of 8.375% Notes, $___ million principal amount or less of 8.52% Notes and $___ million principal amount or less of
7 5/8% Notes have been validly tendered and not withdrawn prior to the expiration date, we may accept for exchange all of such Outstanding
Securities, subject to the minimum condition. Upon the terms and subject to the conditions of the exchange offers, if more than the maximum principal amount set forth above of any series of Outstanding Securities have been validly tendered and not withdrawn prior to the expiration date, we may accept for exchange Outstanding Securities of such series from each tendering holder of such series of Outstanding Securities on a pro rata basis.

     Class D Certificates will be delivered in book-entry form and will be delivered on the third business day following the expiration date of the exchange offers (the "Exchange Date"); provided that if proration of tendered
Outstanding Securities of any series is required, we do not expect that we would be able to announce the final proration factor or to accept Outstanding
Securities for exchange until up to seven business days after the expiration date.

     Northwest will be deemed to have accepted validly tendered Outstanding
Securities of any series when, and if, Northwest has given oral or written notice thereof to the Exchange Agent. Subject to the terms and conditions of the exchange offers, the issuance of Class D Certificates will be recorded in book-entry form for Outstanding Securities of any series so accepted and will be effected by the Exchange Agent on the applicable Exchange Date upon receipt of such notice. The Exchange Agent will act as agent for tendering holders of the Outstanding Securities for the purpose of receiving book-entry transfers of Outstanding Securities in the Exchange Agent's account at DTC. If any tendered Outstanding Securities are not accepted for any reason set forth in the terms and conditions of the exchange offers, including if proration of tendered Outstanding Securities is required, or if Outstanding Securities are withdrawn, such unaccepted or withdrawn Outstanding Securities will be returned without expense to the tendering holder or such Outstanding
Securities will be credited to an account maintained at DTC designated by the
DTC participant who so delivered such Outstanding Securities, in either case, as promptly as practicable after the expiration or termination of the exchange offers.

Procedures for Tendering

     If you hold Outstanding Securities of any series and wish to have such securities exchanged for Class D Certificates, you must validly tender (or cause the valid tender of) your Outstanding Securities using the procedures described in this prospectus and in the accompanying letters of transmittal.

                                     -33-

     Only registered holders of Outstanding Securities are authorized to tender the Outstanding Securities. The procedures by which you may tender or cause to be tendered Outstanding Securities will depend upon the manner in which the Outstanding Securities are held, as described below.

  Tender of Outstanding Securities Held Through a Nominee

     If you are a beneficial owner of Outstanding Securities that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender Outstanding Securities in any of the exchange offers, you should contact the record holder promptly and instruct the record holder to tender the Outstanding Securities on your behalf using one of the procedures described below. A letter of instructions is contained in the materials provided with this prospectus which you may use to instruct the record holder to tender your Outstanding Securities.

  Tender of Outstanding Securities Through DTC

     Pursuant to authority granted by DTC, if you are a DTC participant that has Outstanding Securities credited to your DTC account and thereby held of record by DTC's nominee, you may directly tender your Outstanding Securities as if you were the record holder. Because of this, references herein to registered or record holders include DTC participants with Outstanding
Securities credited to their accounts. If you are not a DTC participant, you may tender your Outstanding Securities by book-entry transfer by contacting your broker or opening an account with a DTC participant. Within two business days after the date of this prospectus, the Exchange Agent will establish accounts with respect to the Outstanding Securities at DTC for purposes of the exchange offers.

     Any participant in DTC may tender Outstanding Securities by:

          (a) effecting a book-entry transfer of the Outstanding Securities to be tendered in the exchange offers into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the exchange offers through DTC's Automated Tender Offer Program ("ATOP") procedures for transfer;

          If ATOP procedures are followed, DTC will then verify the
     acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an agent's message to the Exchange Agent. An "agent's message" is a message, transmitted by DTC to and received by the Exchange
     Agent and forming part of a book-entry confirmation, which states that
     DTC has received an express acknowledgment from a DTC participant tendering Outstanding Securities that the participant has received and agrees to be bound by the terms of the letter of transmittal and that
     Northwest may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the expiration date of the exchange offers;

          (b) completing and signing the applicable letter(s) of transmittal according to the instructions and delivering it, together with any signature guarantees and other required documents, to the Exchange Agent at its address on the back cover page of this prospectus; or

          (c) complying with the guaranteed delivery procedures described below.

     With respect to option (a) above, the Exchange Agent and DTC have confirmed that the exchange offers are eligible for ATOP.

     The letter of transmittal (or facsimile thereof), with any required signature guarantees and other required documents, or (in the case of book-
entry transfer) an agent's message in lieu of the letter of transmittal, must be transmitted to and received by the Exchange Agent prior to the expiration date of the exchange offers at one of its addresses set forth on the back cover page of this prospectus. Delivery of such documents to DTC does not constitute delivery to the Exchange Agent.

                                     -34-

  Note for DTC Participants and Brokers, Dealers and Other Institutions
  Wishing to be Designated as Soliciting in Tenders of Outstanding Securities

     In order to receive a soliciting dealer fee, a soliciting dealer must follow the steps that are set forth in the Letter to Brokers, Dealers,
Commercial Banks, Trust Companies and Other Nominees, which each soliciting dealer will receive with this prospectus. Please note that a soliciting dealer will not receive a soliciting dealer fee unless these steps are followed.

  Guaranteed Delivery

     If a DTC participant desires to participate in the exchange offers and the procedure for book-entry transfer of Outstanding Securities cannot be completed on a timely basis, a tender of Outstanding Securities of any series may be effected if the Exchange Agent has received at one of its addresses on the back cover page of this prospectus prior to the applicable expiration date of the exchange offers, a letter, telegram or facsimile transmission from a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange
Act of 1934, as amended (an "Eligible Guarantor Institution"), including (as each of the following terms are defined in the Rule), (1) a bank, (2) a broker, dealer, municipal securities dealer or government securities dealer or government securities broker, (3) a credit union, (4) a national securities exchange, registered securities association or clearing agency, or (5) a savings institution that is a participant in a Securities Transfer Association recognized program, which:

     o    indicates the account number of the DTC participant;

     o    indicates the name(s) in which the Outstanding Securities are held and the amount of the Outstanding Securities tendered;

     o    states that the tender is being made thereby; and

     o    guarantees that, within two New York Stock Exchange trading days after the date of execution of the letter, telegram or facsimile transmission by the Eligible Guarantor Institution, the procedure for book-entry transfer with respect to the Outstanding Securities will be completed.

     Unless the Outstanding Securities being tendered by the above-described method are deposited with the Exchange Agent within the time period indicated
above according to DTC's ATOP procedures and an agent's message or letter of transmittal is received within the time period indicated above, Northwest may, at its option, reject the tender. The notice of guaranteed delivery which may be used by an Eligible Guarantor Institution for the purposes described in the preceding paragraph is contained in the solicitation materials provided with this prospectus.

  Letters of Transmittal

     Subject to and effective upon the acceptance for exchange and exchange of
Class D Certificates for Outstanding Securities tendered by a letter of transmittal, by executing and delivering a letter of transmittal (or agreeing to the terms of a letter of transmittal pursuant to an agent's message), a tendering holder of Outstanding Securities:

     o    irrevocably sells, assigns and transfers to or upon the order of
          Northwest all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder's status as a holder of the Outstanding Securities tendered thereby;

     o    waives any and all rights with respect to the Outstanding
          Securities;

     o    releases and discharges Northwest and the applicable Outstanding
          Securities Trustee from any and all claims such holder may have, now or in the future, arising out of or related to the Outstanding
          Securities, including, without limitation, any claims that such holder is entitled to participate in any redemption of the
          Outstanding Securities;

                                     -35-

     o    represents and warrants that the Outstanding Securities tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

     o    designates an account number of a DTC participant in which the Class
          D Certificates are to be credited; and

     o    irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Outstanding Securities, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Outstanding
          Securities tendered to be assigned, transferred and exchanged in the exchange offers.

     There is a separate letter of transmittal for each series of Outstanding
Securities. The following table indicates the applicable letter of transmittal to be used with the indicated series of Outstanding Securities:

                                        Color of Letter
Series of Outstanding Securities        of Transmittal
--------------------------------        ---------------

8.375% Notes                                 YELLOW
8.52% Notes                                    BLUE
7 5/8% Notes                                  GREEN

Proper Execution and Delivery of Letters of Transmittal

     If you wish to participate in the exchange offers, delivery of your
Outstanding Securities, signature guarantees and other required documents is your responsibility. Delivery is not complete until the required items are actually received by the Exchange Agent. If you mail these items, Northwest recommends that you (1) use registered mail with return receipt requested, properly insured, and (2) mail the required items sufficiently in advance of the expiration date with respect to the exchange offers to allow sufficient time to ensure timely delivery.

     Except as otherwise provided below, all signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE
Medallion Signature Program or the Stock Exchange Medallion Program.
Signatures on a letter of transmittal need not be guaranteed if:

     o    the letter of transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Outstanding Securities and the holder(s) has not completed the portion entitled "Special Issuance and Payment Instructions" on the letters of transmittal; or

     o    the Outstanding Securities are tendered for the account of an
          Eligible Guarantor Institution. See Instruction 3 in the letters of transmittal.

  Withdrawal of Tenders

     Tenders of Outstanding Securities in connection with any of the exchange offers may be withdrawn at any time prior to the expiration date of the exchange offers, but you must withdraw all of your Outstanding Securities previously tendered. Tenders of Outstanding Securities may not be withdrawn at any time after such date unless the exchange offers are extended, in which case tenders of Outstanding Securities may be withdrawn at any time prior to the expiration date, as extended. In addition, tenders of Outstanding
Securities may be withdrawn after expiration of 40 business days from the commencement of the exchange offers in the event that we have not yet accepted
Outstanding Securities in the exchange offers by such time.

     Beneficial owners desiring to withdraw Outstanding Securities previously tendered should contact the DTC participant through which such beneficial owners hold their Outstanding Securities. In order to withdraw Outstanding
Securities previously tendered, a DTC participant may, prior to the expiration date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through

                                     -36-

ATOP, or (2) delivering to the Exchange Agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. The method of notification is at the risk and election of the holder and must be timely received by the Exchange Agent. Withdrawal of a prior instruction will be effective upon receipt of the notice of withdrawal by the Exchange Agent.
All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE
Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Outstanding Securities being withdrawn are held for the account of an
Eligible Guarantor Institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant's name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph.

     Withdrawals of tenders of Outstanding Securities may not be rescinded and any Outstanding Securities withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Outstanding
Securities, however, may be retendered by following the procedures described above at any time prior to the expiration date of the exchange offers.

  Miscellaneous

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Outstanding Securities in connection with the exchange offers will be determined by Northwest, in its sole discretion, whose determination will be final and binding. Northwest reserves the absolute right to reject any and all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for
Northwest, be unlawful. Northwest also reserves the absolute right to waive any defect or irregularity in the tender of any Outstanding Securities in the exchange offers, and the interpretation by Northwest of the terms and conditions of the exchange offers (including the instructions in the letters of transmittal) will be final and binding on all parties. None of Northwest, the Exchange Agent, the Information Agent, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     Tenders of Outstanding Securities involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Outstanding Securities received by the Exchange Agent in connection with the exchange offers that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange
Agent to the DTC participant who delivered such Outstanding Securities by crediting an account maintained at DTC designated by such DTC participant as promptly as practicable after the expiration date of the exchange offers or the withdrawal or termination of the exchange offers.

  Transfer Taxes

     Northwest will pay all transfer taxes, if any, applicable to the transfer and exchange of Outstanding Securities to Northwest in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

     o    if Class D Certificates in book-entry form are to be registered in the name of any person other than the person signing the letter of transmittal; or

     o    if tendered Outstanding Securities are registered in the name of any person other than the person signing the letter of transmittal.

     If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Outstanding Securities tendered by such holder.

                                     -37-

Exchange Agent

     U.S. Bank National Association has been appointed the Exchange Agent for the exchange offers. Letters of transmittal, notices of guaranteed delivery and all correspondence in connection with the exchange offers should be sent or delivered by each holder of Outstanding Securities, or a beneficial owner's custodian bank, depositary, broker, trust company or other nominee, to the
Exchange Agent at the addresses and telephone numbers set forth on the back cover page of this prospectus. Northwest will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

     D.F. King & Co. has been appointed as the Information Agent for the exchange offers, and will receive customary compensation for its services.
Questions concerning tender procedures and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery should be directed to the Information Agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of Outstanding Securities may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the exchange offers.

Dealer Manager and Soliciting Dealers

     We have retained Morgan Stanley to act as Dealer Manager in connection with the exchange offers. In addition, the letter of transmittal provides for designation of a soliciting dealer, who may be any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, or any bank or trust company that solicits and obtains the tender
(each, a "Soliciting Dealer").

     We have agreed to pay to the Dealer Manager, as compensation for its services in connection with the exchange offers, a fee equal to __% of the principal amount of each Outstanding Security exchanged in the exchange offers.

     As compensation for the services of Soliciting Dealers in soliciting tenders, we have agreed to cause the Dealer Manager to pay to each Soliciting
Dealer, the name of which appears in the appropriate space in any Letter of
Transmittal or "agent's message", a solicitation fee of 0.25% of the aggregate principal amount of the Outstanding Securities of each beneficial owner (up to a maximum principal amount of $250,000) accepted in the exchange offers that were solicited by such Soliciting Dealer.

     We will also reimburse the Dealer Manager for certain expenses. The obligations of the Dealer Manager are subject to certain conditions. We have agreed to indemnify the Dealer Manager against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that the Dealer Manager may be required to make in respect thereof. Questions regarding the terms of the exchange offers may be directed to the Dealer
Manager at the address and telephone number set forth on the back cover page of this prospectus.

     From time to time, the Dealer Manager and its affiliates have provided investment banking and other services to Northwest for customary compensation.

Other Fees and Expenses

     Tendering holders of Outstanding Securities will not be required to pay any expenses of soliciting tenders in the exchange offers, including any fee or commission to the Dealer Manager. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

     The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, facsimile transmission, telephone or in person by the Dealer Manager and the Information Agent, as well as by officers and other employees of Northwest and its affiliates.

                                     -38-

             PLAN OF DISTRIBUTION AFTER THE EXCHANGE OFFERS

     If the exchange offers are consummated, all $576,435,000 principal amount of the Class D Certificates will be issued regardless of the amount of the
Class D Certificates which are issued pursuant to the exchange offers. On the
Exchange Date, the Class D Certificates which are not issued to the holders of the Outstanding Securities pursuant to the exchange offers will be retained by
Northwest. After the Exchange Date, Northwest may from time to time solicit and enter into discussions with noteholders who continue to hold Outstanding
Securities with regard to exchanging such Outstanding Securities for Class D
Certificates. If Northwest and any holder of Outstanding Securities agree to effect any such subsequent exchange (a "Subsequent Exchange"), the principal amount of Class D Certificates delivered in exchange for each $1,000 principal amount of any Outstanding Security will be determined at the time of such exchange pursuant to discussions between Northwest and such holder and may be different than the amount offered pursuant to the exchange offers. In connection with any Subsequent Exchange, Northwest will deliver to such holder the Class D Certificates in the face amount agreed upon between Northwest and such holder.

                            USE OF PROCEEDS

     The Class D Certificates are being offered in exchange for the
Outstanding Securities. We will not receive any cash proceeds as a result of the exchange offers or any Subsequent Exchanges.

                DESCRIPTION OF THE CLASS D CERTIFICATES

     The following summary describes all material terms of the Class D
Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the
Trust Supplement for the Class D Certificates, the Intercreditor Agreements
for the Prior Series, the participation agreements and the indentures for the
Prior Series, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part. Citations to the relevant sections of the Basic Agreement appear below in parentheses unless otherwise indicated.

     The Class D Certificates represent fractional undivided interests in the assets (other than Excess Interest and investment income thereon) of Northwest
Airlines 2003-1 Pass Through Trust (the "2003-1 Trust"), which consist of a direct or indirect interest in $539.7 million principal amount of Junior
Equipment Notes and $36.7 million principal amount of D-2 Secured Notes
(collectively, the "Trust Property Notes"). Under the terms of each Prior
Series of Northwest pass through certificates, we have issued or will issue
Junior Equipment Notes secured or to be secured by aircraft financed or to be financed under such Prior Series. The "Prior Series" are six series of
Northwest pass through certificates previously issued and designated as Series
1999-2, Series 1999-3, Series 2000-1, Series 2001-1, Series 2001-2 and Series
2002-1. "Junior Equipment Notes" are the Series C Equipment Notes issued under
Series 2001-2, the Series D Equipment Notes issued under Series 1999-2, Series
1999-3, Series 2000-1, Series 2001-1 and Series 2002-1 and the Series E
Equipment Note issued under Series 2001-1.

     The 2003-1 Trust will directly hold all of the Junior Equipment Notes issued under Series 1999-2, Series 1999-3, Series 2000-1 and Series 2001-2 and
the Series E Equipment Note. The 2003-1 Trust will not directly hold Junior
Equipment Notes of Series 2001-1 (other than the Series E Equipment Note) and
Series 2002-1 but will hold a series of beneficial interests (the "Series D-1
Beneficial Interests") in previously established Delaware statutory trusts for
Series 2001-1 and Series 2002-1 (each, a "Delaware Trust") that hold certificates issued by pass through trusts holding these Junior Equipment
Notes. Since the Junior Equipment Notes of Series 2001-1 (other than the
Series E Equipment Note) and Series 2002-1 have principal installments due after October 1, 2008, the beneficial interests in the Delaware Trusts have been divided into Series D-1 Beneficial Interests, representing the right to receive the principal payments of such Junior Equipment Notes due on or prior to October 1, 2008 and interest thereon, and "Series D-2 Beneficial Interests"
in the Delaware Trusts, representing the right to receive the principal payments due after October 1, 2008 and interest thereon. In addition, since not all of the aircraft of Series 2002-1 will be delivered by the expected
Exchange Date, the 2003-1 Trust will not have any interest in the Junior
Equipment Notes of Series 2002-1 which may be issued after the Exchange Date
(which will be represented by "Series D-3 Beneficial Interests" in the
Delaware Trust).

                                     -39-

     A "D-2 Secured Note" is a note issued by Northwest to the 2003-1 Trust which matures on October 1, 2008. Each D-2 Secured Note relates to the principal installments payable after October 1, 2008 (and interest thereon) on a Junior Equipment Note of either Series 2001-1 or Series 2002-1 (other than those indirectly represented by the Series D-3 Beneficial Interests) and is secured by an equal principal amount of the Series D-2 Beneficial Interests of the Delaware Trust related to Series 2001-1 or Series 2002-1, respectively.

     The Class A (or A-1 and A-2) Certificates and the Series A (or A-1 and
A-2) Equipment Notes for Series 1999-2, Series 2001-1 and Series 2001-2, the
Class G (or G-1 and G-2) Certificates and the Series G (or G-1 and G-2)
Equipment Notes for Series 1999-3, Series 2000-1 and Series 2002-1 will be called the "Senior Class One Certificates" and the "Senior Series One Notes,"
respectively. The trustees for such Senior Class One Certificates shall be called the "Senior Class One Trustees." The Class B Certificates and the
Series B Equipment Notes for Series 1999-2, Series 1999-3, Series 2001-1 and
Series 2001-2 and the Class C (or C-1 and C-2) Certificates and the Series C
(or C-1 and C-2) Equipment Notes for Series 2000-1 and Series 2002-1 will be called the "Senior Class Two Certificates" and the "Senior Series Two Notes,"
respectively. The trustees for the Senior Class Two Certificates shall be called the "Senior Class Two Trustees." The Class C Certificates and the
Series C Equipment Notes for Series 1999-2, Series 1999-3 and Series 2001-1
will be called the "Senior Class Three Certificates" and the "Senior Series
Three Notes," respectively. The trustees for the Senior Class Three
Certificates shall be called the "Senior Class Three Trustees."

     The Senior Class One Certificates, Senior Class Two Certificates and
Senior Class Three Certificates will be referred to herein collectively as the
"Senior Certificates" and the term "Certificates" will refer to the Senior
Certificates and the Class D Certificates collectively. The Senior Series One
Notes, Senior Series Two Notes and Senior Series Three Notes will be referred to herein collectively as the "Senior Equipment Notes" and the term "Equipment
Notes" will refer to the Senior Equipment Notes and the Junior Equipment Notes
collectively.

     The 2003-1 Trust will be formed pursuant to a pass through trust agreement between Northwest and U.S. Bank Trust National Association (as
successor to State Street Bank and Trust Company of Connecticut, National
Association), as trustee (the "Trustee"), dated as of June 3, 1999 (the "Basic
Agreement"), and a separate supplement thereto, and each of the Trusts for the
Prior Series were formed pursuant to the Basic Agreement and a separate supplement thereto (each, a "Trust Supplement" and, together with the Basic
Agreement, collectively, the "Pass Through Trust Agreement") relating to such
Trust between Northwest and the Trustee, as trustee under each Trust for the
Prior Series.

     The Trust Property of the 2003-1 Trust (the "2003-1 Trust Property") will consist of:

     o    The Junior Equipment Notes of Series 1999-2, Series 1999-3, Series
          2000-1 and Series 2001-2 and the Series E Equipment Note;

     o    Series D-1 Beneficial Interests in the Delaware Trusts;

     o    The D-2 Secured Notes, each of which is secured by the same principal amount of Series D-2 Beneficial Interests in the Delaware
          Trust related to Series 2001-1 or Series 2002-1;

     o    The rights of the 2003-1 Trust under the Intercreditor Agreement for each Prior Series (including all monies receivable in respect of such rights);

     o    Cash to be contributed by Northwest in an amount, when added to interest on the Trust Property Notes (other than Excess Interest)
          expected to be received by the 2003-1 Trust on or prior to the first
          2003-1 Regular Distribution Date that will equal the amount of interest expected to be distributed to Class D Certificateholders on such date;

     o    Funds from time to time deposited with the 2003-1 Trustee in accounts relating to the 2003-1 Trust.

     The 2003-1 Trust will also issue Class X Certificates, which will be held by Northwest and are not being offered under the exchange offers. The Class X
Certificates are subordinated to the Class D Certificates in right of

                                     -40-

payment and represent the right to receive Excess Interest on the same distribution dates as the Class D Certificates. The Class D Certificates represent fractional undivided interests in the 2003-1 Trust other than the
Excess Interest and investment income on such Excess Interest held by the
2003-1 Trust.

     The Class D Certificates will be issued in fully registered form only and will be subject to the provisions described below under "--Book-Entry;
Delivery and Form." The Class D Certificates will be issued only in minimum denominations of $1,000 or in integral multiples thereof.

     All payments and distributions on the Class D Certificates will be made only from the 2003-1 Trust Property. The Class D Certificates do not represent an interest in or obligation of Northwest, NWA Corp., the Trustees, any of the indenture trustees or owner trustees in their individual capacities, any owner participant or any affiliate of any thereof.

Payments and Distributions

     The following description of distributions on the Class D Certificates should be read in conjunction with the descriptions of the Intercreditor
Agreements for the Prior Series which may have the consequence of altering the effect of the following provisions in a default situation. See "Description of the Intercreditor Arrangements for the Prior Series--Priority of
Distributions."

     Interest with respect to each Trust Property Note will accrue at a rate of at least ____% per annum, calculated on the basis of a 360 day year consisting of twelve 30 day months (although a different day count convention applies to the Junior Equipment Notes of Series 2001-2 and Series 2002-1,
which bear interest determined by reference to Libor). Interest on the Trust
Property Notes payable to the 2003-1 Trustee are scheduled on the following dates:

     o    March 1 and September 1 of each year in the case of the Junior
          Equipment Notes of Series 1999-2,

     o    April 1 and October 1 of each year in the case of the Junior
          Equipment Notes of Series 1999-3, Series 2000-1 and Series 2001-1
          and the D-2 Secured Notes,

     o    February 6, May 6, August 6 and November 6 of each year in the case of the Junior Equipment Notes of Series 2001-2,

     o    February 20, May 20, August 20 and November 20 of each year in the case of the Junior Equipment Notes of Series 2002-1,

in each case commencing on the first such payment date to occur after the
Exchange Date. All such interest payments (other than any Excess Interest)
will be distributed to Class D Certificateholders on April 1 or October 1 of
each year, commencing on October 1, 2003 and until the Final Distribution Date for the 2003-1 Trust. In respect of the first 2003-1 Regular Distribution
Date, Northwest intends to contribute cash in an amount, when added to interest on the Trust Property Notes (other than Excess Interest) expected to be received by the 2003-1 Trust on or prior to such Regular Distribution Date, will equal the amount of interest expected to be distributed to Class D
Certificateholders on such date. The non-default interest rate applicable to the Class D Certificates and the Senior Certificates is referred to as the
"Stated Interest Rate." The Stated Interest Rate for the Class D Certificates
will be calculated on the basis of a 360 day year consisting of twelve 30 day months.

     Payments of principal on the Trust Property Notes will be distributed by the 2003-1 Trustee to Class D Certificateholders on April 1 or October 1 of
each year, commencing on October 1, 2003 and until the Final Distribution Date of the 2003-1 Trust. All other payments with respect to the Trust Property
Notes or other Trust Property received by the 2003-1 Trust (other than Excess
Interest and investment income on funds held by the 2003-1 Trust) prior to the
Final Distribution Date for the 2003-1 Trust will be distributed by the 2003-1
Trustee to Class D Certificateholders when receipt of such payments are confirmed, except in the case of certain type of Special Payments.

                                     -41-

     Principal payments on the Trust Property Notes payable to the 2003-1
Trustee are scheduled on the following dates:

     o    October 1, 2008 in the case of the Junior Equipment Notes of Series
          1999-3 and Series 2000-1 and the D-2 Secured Notes,

     o    August 6, 2008 in the case of the Junior Equipment Notes of Series
          2001-2,

     o    September 1, 2008 in the case of the Junior Equipment Notes of
          Series 1999-2,

     o    April 1 and October 1 of each year, commencing on the first such payment date to occur after the Exchange Date and ending on
          October 1, 2008, in the case of the Junior Equipment Notes of Series
          2001-1,

     o    February 20, May 20, August 20 and November 20 of each year, commencing on November 20, 2003 and ending on August 20, 2008, in the case of the Junior Equipment Notes of Series 2002-1.

     Scheduled payments of interest or principal on the Trust Property Notes
(other than any Excess Interest) are herein referred to as "Scheduled
Payments", and April 1 and October 1 of each year are herein referred to as
"2003-1 Regular Distribution Dates." The "Final Distribution Date" for the
Class D Certificates is October 1, 2008. All payments will be in U.S. dollars.

     The following table sets forth information regarding the Stated Interest
Rate, regular distribution dates (together with the 2003-1 Regular
Distribution Dates, the "Regular Distribution Dates"), final expected regular distribution date and final legal distribution date of each class of Senior
Certificates of the Prior Series.

                                                                              Final Expected
Class of                                                                      Regular             Final Legal
Certificates        Interest Rate      Regular Distribution Dates             Distribution Date   Distribution Date
------------        -------------      --------------------------             -----------------   -----------------

1999-2A                 7.575%         March 1 and September 1                March 1, 2019       September 1, 2020
1999-2B                 7.950%         March 1 and September 1                March 1, 2015       September 1, 2016
1999-2C                 8.304%         March 1 and September 1                September 1, 2010   March 1, 2012

1999-3G                 7.935%         April 1 and October 1                  April 1, 2019       October 1, 2020
1999-3B                 9.485%         April 1 and October 1                  April 1, 2015       October 1, 2016
1999-3C                 9.152%         April 1 and October 1                  April 1, 2010       October 1, 2011

2000-1G                 8.072%         April 1 and October 1                  October 1, 2019     April 1, 2021
2000-1C                 9.179%         April 1 and October 1                  April 1, 2010       October 1, 2011

2001-1A-1               7.041%         April 1 and October 1                  April 1, 2022       October 1, 2023
2001-1A-2               6.841%         April 1 and October 1                  April 1, 2011       October 1, 2012
2001-1B                 7.691%         April 1 and October 1                  April 1, 2017       October 1, 2018
2001-1C                 7.626%         April 1 and October 1                  April 1, 2010       October 1, 2011

2001-2A            3-month LIBOR +     February 6, May 6, August 6 and        August 6, 2013      February 6, 2015
                        0.48%          November 6

2001-2B            3-month LIBOR +     February 6, May 6, August 6 and        August 6, 2011      February 6, 2013
                        0.80%          November 6

2002-1G-1          3-month LIBOR +     February 20, May 20, August 20 and     May 20, 2014        November 20, 2015
                        0.75%          November 20

2002-1G-2               6.264%         February 20, May 20, August 20 and     November 20, 2021   May 20, 2023
                                       November 20

2002-1C-1          3-month LIBOR +     February 20, May 20, August 20 and     May 20, 2012        November 20, 2013
                        4.50%          November 20

2002-1C-2               9.055%         February 20, May 20, August 20 and     May 20, 2012        November 20, 2013
                                       November 20

     The 2003-1 Trustee will distribute on each 2003-1 Regular Distribution
Date to the Class D Certificateholders all Scheduled Payments received in respect of Trust Property Notes, the receipt of which is

                                     -42-

confirmed by the 2003-1 Trustee on or prior to such 2003-1 Regular
Distribution Date, subject to the Intercreditor Agreements. Each Class D
Certificateholder will be entitled to receive its proportionate share, based upon the principal amount of the Class D Certificates held by such holder, of any distribution in respect of Scheduled Payments, subject to each applicable
Intercreditor Agreement. Each such distribution of Scheduled Payments will be made by the 2003-1 Trustee to the Class D Certificateholders of record on the record date applicable to such Scheduled Payment. If a Scheduled Payment is not received by the 2003-1 Trustee on or prior to a 2003-1 Regular
Distribution Date but is received within five days thereafter, it will be distributed on the date received to the holders of record as of the record date for such 2003-1 Regular Distribution Date. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Trust Property Note other than a Scheduled Payment (and other than any Excess Interest) (each, a
"Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Trust Property Note, the date of such early redemption or purchase (which shall be Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by the 2003-1 Trustee as soon as practicable after the 2003-1
Trustee has received funds for such Special Payment (each a "2003-1 Special
Distribution Date"; each 2003-1 Special Distribution Date, special distribution date under any Prior Series and Regular Distribution Date, a
"Distribution Date"). Any such distribution will be subject to the applicable intercreditor arrangement.

     In implementation of the foregoing, on each 2003-1 Regular Distribution
Date or 2003-1 Special Distribution Date, the 2003-1 Trustee will distribute funds available to it as follows:

     o    To the holders of the Class D Certificates up to the amount equal to the sum of (i) accrued and unpaid interest on the Class D
          Certificates and (ii) the amount equal to the difference between (x)
          the Pool Balance of the Class D Certificates as of such Distribution
          Date before giving effect to any distribution on such Distribution
          Date and (y) the Pool Balance of the Class D Certificates calculated as the sum of (a) the aggregate outstanding principal amount of the
          Junior Equipment Notes relating to Series 1999-2, Series 1999-3,
          Series 2000-1 and Series 2001-2 as of such Distribution Date (or, if such Distribution Date is not a distribution date under any such
          Prior Series, the distribution date immediately preceding such
          Distribution Date under such Prior Series) (the date so determined being a "Determination Date") without giving effect to the most recent payment thereon resulting in a reduction of such principal amount minus the principal component of the Expected Distribution or
          Adjusted Expected Distribution for the most junior class of certificates under such Prior Series as of the Determination Date calculated as described in "Description of the Intercreditor
          Arrangements for the Prior Series", (b) the outstanding principal amount of the Series E Equipment Note and the D-2 Secured Notes
          calculated on the basis that all amounts due and payable (whether or not actually paid) on the Series E Equipment Note and the D-2
          Secured Notes have been paid in full and (c) the outstanding principal balance of the Series D-1 Beneficial Interests in the
          Delaware Trusts calculated on the basis that the Expected
          Distribution or Adjusted Expected Distribution on the certificates of the Original Class D Trusts (other than interest on such certificates) as of the Determination Date calculated as described in "Description of the Intercreditor Arrangements for the Prior
          Series", have been received by the Delaware Trusts and distributed to the holders of Beneficial Interests therein as described in
          "Description of the Delaware Trusts"; and

     o    the holder of the Class X Certificates up to the amount of (i) the
          Excess Interest calculated on the basis that interest on the Trust
          Property Notes has been timely paid in full minus (ii) the aggregate amount actually distributed to the holder of the Class X
          Certificates.

     The 2003-1 Trustee will mail a notice to the Class D Certificateholders stating the scheduled 2003-1 Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special
Payment. In the case of a redemption or purchase of the Trust Property Notes or after the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the 2003-1 Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust
Supplements, Section 6.01) Each distribution of a Special Payment, other than a final distribution, will be made by

                                     -43-

the 2003-1 Trustee to the Class D Certificateholders of record on the record date applicable to such Special Payment. (Section 4.02(b)) See "--Indenture
Defaults and Certain Rights upon an Indenture Default" and "Description of the
Equipment Notes--Redemption."

     The Pass Through Trust Agreement relating to the 2003-1 Trust (the
"2003-1 Pass Through Trust Agreement") requires that the 2003-1 Trustee establish and maintain, for the 2003-1 Trust and for the benefit of the Class
D Certificateholders, one or more non-interest bearing accounts (the
"Certificate Account") for the deposit of payments representing Scheduled
Payments received by the 2003-1 Trustee. The 2003-1 Pass Through Trust
Agreement requires that the 2003-1 Trustee establish and maintain, for the
2003-1 Trust and for the benefit of the Class D Certificateholders, one or more non-interest bearing accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee.
The 2003-1 Trust may invest the amounts in the Certificate Account and the
Special Payments Account in obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds. All amounts deposited in the Certificate Account or in the Special Payments Account will be distributed by the 2003-1 Trustee on a 2003-1 Regular Distribution Date or
a 2003-1 Special Distribution Date, as appropriate.

     The final distribution for the 2003-1 Trust will be made only upon presentation and surrender of the Class D Certificates at the office or agency of the 2003-1 Trustee specified in the notice given by the 2003-1 Trustee of such final distribution. The 2003-1 Trustee will mail such notice of the final distribution to the Class D Certificateholders, specifying the date set for such final distribution and the amount of such distribution. See "--
Termination of the Trust" below. Distributions in respect of Class D
Certificates issued in global form will be made as described in "--Book Entry;
Delivery and Form" below.

     If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York or
Minneapolis, Minnesota (any other day being a "Business Day"), distributions scheduled to be made on such 2003-1 Regular Distribution Date or 2003-1
Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.

Investment Income

     The investment income on funds held by the 2003-1 Trust will be distributed on each 2003-1 Regular Distribution Date to Northwest in consideration for Northwest's agreement to pay the 2003-1 Trustee's fees and other incidental or unanticipated expenses of the 2003-1 Trust. However, payment of such investment income is subordinated to the rights of the Class D
Certificateholders to their expected distributions. Accordingly, if on any
Distribution Date there is a shortfall in the amount of distributions on the
Class D Certificates, investment income will be used to cover any such shortfall with the balance to be distributed to Northwest. Northwest will be obligated to pay the 2003-1 Trust's expenses even if the reinvestment income is fully used to offset such shortfalls and will be entitled to receive such payments to the extent such shortfalls are later recovered.

Pool Balance

     The "Pool Balance" for any Trust or for the Certificates issued by any
Trust indicates, as of any date, the original aggregate face amount of such
Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates or in respect of Deposits relating to such Trust
(in the case of Series 2002-1) other than payments made in respect of interest or premium or Libor break amount thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for the 2003-1 Trust as of any 2003-1 Regular Distribution Date or 2003-1 Special Distribution Date shall be computed after giving effect to any Special Distribution, the payment of principal, if any, on the Trust Property Notes or other Trust Property held in the 2003-1 Trust and the distribution thereof to be made on that date.

     The "Pool Factor" for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the
Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each such Trust as of any Regular Distribution
Date or Special Distribution Date shall be computed after giving effect to any
Special Distribution with respect to unused Deposits

                                     -44-

(in the case of Series 2002-1), the payment of principal, if any, on the notes held as the property of such Trust, payment under the related Policy for such
Trust (if applicable) (other than in respect of interest on the Certificates of such Trust) or other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust was 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each such Trust declines as described herein to reflect reductions in the Pool
Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice
of the Pool Factor and the Pool Balance for each Trust will be mailed to
Certificateholders of such Trust on each Regular Distribution Date and Special
Distribution Date.

     The following table sets forth an aggregate principal amortization schedule for the 2003-1 Trust (the "Amortization Schedule") and resulting Pool
Factors with respect to the 2003-1 Trust. The scheduled distribution of principal payments for the 2003-1 Trust will be affected if any Trust Property
Notes are redeemed or purchased or if a default in payment on any Trust
Property Notes occurred. In such an event, the aggregate principal amortization schedule and the resulting Pool Factors may differ from those set forth in the following table.

                               Scheduled
                               Principal             Expected
      Date                     Payments             Pool Factor
-----------------            --------------         -------------
October 1, 2003                 1,438,943             0.9975037
April 1, 2004                   1,636,459             0.9946648
October 1, 2004                 1,749,420             0.9916299
April 1, 2005                   1,830,425             0.9884545
October 1, 2005                 1,915,207             0.9851320
April 1, 2006                   2,003,945             0.9816555
October 1, 2006                 2,096,822             0.9780180
April 1, 2007                   2,194,036             0.9742117
October 1, 2007                 2,295,789             0.9702290
April 1, 2008                   6,801,068             0.9584305
October 1, 2008               552,472,887             0.0000000

     The Pool Factor and Pool Balance of the 2003-1 Trust will be recomputed if there has been an early redemption, purchase, or a default in the payment of principal or interest in respect of one or more issues of the Trust
Property Notes, as described in "--Indenture Defaults and Certain Rights Upon
An Indenture Default" and "Description of the Junior Equipment
Notes--Redemption," or the occurrence of a Triggering Event. In the event of any such redemption, purchase or default or any other change in the schedule of repayments from the Amortization Schedule, the Pool Factors and the Pool
Balances of the 2003-1 Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Class D Certificateholders promptly after any change in the schedule of repayments and promptly after the occurrence of any such event.

Reports to Certificateholders

     On each 2003-1 Regular Distribution Date and on each 2003-1 Special
Distribution Date, the 2003-1 Trustee will include with each distribution of a
Scheduled Payment or Special Payment, respectively, to the Class D
Certificateholders a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of
Certificate, as to (i), (ii) and (iii) below):

         (i)  The aggregate amount of funds distributed on such
Distribution Date under the 2003-1 Pass Through Trust Agreement, indicating the amount allocable to each source;

         (ii)  The amount of such distribution under the 2003-1 Pass
Through Trust Agreement allocable to principal and the amount allocable to premium (if any);

         (iii)  The amount of such distribution under the 2003-1 Pass
Through Trust Agreement allocable to interest; and

         (iv)  The Pool Balance and the Pool Factor for the 2003-1 Trust.
(Trust Supplements, Section 4.02(a)).

                                     -45-

     With respect to the Class D Certificates registered in the name of Cede, as nominee for DTC, on the record date prior to each 2003-1 Distribution Date, the 2003-1 Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Class D Certificates on such record date. On each 2003-1
Regular Distribution Date, the 2003-1 Trustee will mail to each such DTC
Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Class
D Certificates.

     In addition, after the end of each calendar year, the 2003-1 Trustee will prepare for each Class D Certificateholder at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the 2003-1 Trust for such calendar year or, in the event such person was a Class D Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the
2003-1 Trustee and which a Class D Certificateholder shall reasonably request as necessary for the purpose of such Class D Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the 2003-1 Trustee, as the case may be, by the DTC Participants and shall be delivered by the 2003-1
Trustee to such DTC Participants to be available for forwarding by such DTC
Participants to the Class D Certificate Owners in the manner described above.
See "--Book-Entry; Delivery and Form."

     With respect to any Class D Certificates issued in definitive form, the
2003-1 Trustee will prepare and deliver the information described above to each Class D Certificateholder of record of the 2003-1 Trust as the name of such Class D Certificateholder appears on the records of the registrar of the
Class D Certificates.

Indenture Defaults and Certain Rights Upon an Indenture Default

  Prior Series

     Since the Equipment Notes issued under an indenture will be held in more than one Trust, a continuing Indenture Default under such indenture would affect the Equipment Notes issued under such indenture held by each such
Trust. There are no cross-default provisions in the indentures. Consequently, events resulting in an indenture Default under any particular indenture may or may not result in an Indenture Default under any other indenture. If an
Indenture Default occurs in fewer than all of the indentures under a Prior
Series, notwithstanding the treatment of Equipment Notes issued under any indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes (including the Junior Equipment
Notes) issued pursuant to indentures with respect to which an Indenture
Default has not occurred will continue to be distributed to the holders of the
Certificates of such Prior Series as originally scheduled, subject to the applicable Intercreditor Agreement. See "Description of the Intercreditor
Arrangements for the Prior Series--Priority of Distributions."

     Upon the occurrence and continuation of any Indenture Default under any indenture for any Prior Series, the Controlling Party for such Prior Series will direct the indenture trustee under the indenture for such Prior Series in the exercise of remedies under the indenture for such Prior Series and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the applicable Intercreditor Agreement. Any proceeds received by the applicable
Trustee upon any such sale shall be deposited in the applicable Special
Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The
market for Equipment Notes at the time of the existence of any Indenture
Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount prior to the payment in full of the Class D
Certificates, the Class D Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, NWA Corp., any Liquidity Provider, any Policy
Provider or any Trustee.

  General

     In the event that the same institution acts as Trustee of more than one
Trust under a Prior Series, in the absence of instructions from the
Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an indenture default. In such event, the
Trustee has indicated that it would resign as Trustee

                                     -46-

of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S.
Bank Trust National Association is the Trustee under each Trust.

     The 2003-1 Trustee shall, within 90 days after the occurrence of any default, give to the Class D Certificateholders notice, transmitted by mail, of all uncured or unwaived defaults with respect to the 2003-1 Trust known to it, provided that, except in the case of default in any payment under any of the Trust Property Notes or other Trust Property held in such Trust, the
2003-1 Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Class D Certificateholders. (Section 7.01)

     The 2003-1 Trustee shall, subject to the duty of such Trustee during a default to act with the required standard of care, be offered reasonable security or indemnity by the holders of the Class D Certificates before proceeding to exercise any right or power under such 2003-1 Pass Through Trust
Agreement at the request of such Class D Certificateholders. (Section 7.02(e))

     Any amount, other than Scheduled Payments received on or prior to a
2003-1 Regular Distribution Date or within five days thereafter, received by the 2003-1 Trustee on account of the Trust Property Notes or other Trust
Property following an indenture default shall be deposited in the Special
Payments Account and shall be distributed to the Class D Certificateholders on a 2003-1 Special Distribution Date. (Section 4.02)

     In certain cases, the holders of a majority of the outstanding principal amount of the Class D Certificates may on behalf of the holders of all the
Class D Certificates waive any past "event of default" and its consequences under the 2003-1 Pass Through Trust Agreement or, if the 2003-1 Trustee is the
Controlling Party for a Prior Series, may direct 2003-1 Trustee to instruct the applicable indenture trustee for such Prior Series to waive any past indenture default, provided, however, the consent of each holder of a Class D
Certificate is required to waive (i) a default in the deposit of any Scheduled
Payment or Special Payment or in the distribution thereof, (ii) a default in any payment under the Trust Property Notes and (iii) a default in respect of any covenant or provision of the 2003-1 Pass Through Trust Agreement that cannot be modified or amended without the consent of each Class D
Certificateholder affected thereby. (Section 6.05)

     Since Class X Certificates will be held by Northwest, there will be no voting rights associated with the Class X Certificates except with respect to any amendment, supplement, waiver or modification adversely affecting certain fundamental economic terms of the Class X Certificates, including any delay in the timing of or any reduction of amount of distributions in respect of the
Class X Certificates.

Right of Certificateholders to Purchase Certificates

     Upon the occurrence and during the continuation of a Triggering Event under a Prior Series, with ten days' written notice to the Trustee and each other Certificateholder of the same class,

     o    the Senior Class Two Certificateholders of such Prior Series shall have the right to purchase all, but not less than all, of the Senior
          Class One Certificates of such Prior Series;

     o    the Senior Class Three Certificateholders of such Prior Series shall have the right to purchase all, but not less than all, of the Senior
          Class One Certificates and the Senior Class Two Certificates of such
          Prior Series;

     o    the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Senior Class One Certificates, Senior
          Class Two Certificates and Senior Class Three Certificates of such
          Prior Series;

     o    whether or not the above rights are exercised, the Policy Provider shall have the right to purchase all, but not less than all, of the
          Senior Class One Certificates, in the case of Series 1999-3, Series
          2000-1 or Series 2002-1, as applicable;

                                     -47-

in each case at a purchase price equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium, but including any other amounts due to the Certificateholders of such class or classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the applicable Trust held by each
Certificateholder.

PTC Event of Default

     A "PTC Event of Default" is defined under the 2003-1 Pass Through Trust
Agreement and each Pass Through Trust Agreement for each Prior Series as the failure to pay within 10 Business Days of the due date thereof

     o    the outstanding Pool Balance of the applicable class of Certificates on the Final Legal Distribution Date for such class (unless, in the case of Series 1999-3, Series 2000-1 or Series 2002-1, the
          Subordination Agent shall have made a drawing under the applicable
          Policy in an aggregate amount sufficient to pay such outstanding
          Pool Balance and shall have distributed such amount to the Senior
          Class One Trustee entitled thereto) or

     o    interest due on the applicable class of Certificates on any
          Distribution Date for such class (unless the Subordination Agent shall have made an interest drawing under the Primary Liquidity
          Facility for such class, or a withdrawal from the Primary Cash
          Collateral Account for such class, or a withdrawal from the
          Above-Cap Account for such class (if applicable), or a drawing under the Policy for such class (if applicable), with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

     Any failure to make expected principal distributions on any class of
Certificates on any Regular Distribution Date (other than the Final Legal
Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding class of Certificates of a Prior Series (or, if no Senior
Certificates of such Prior Series are outstanding, the Class D Certificates)
resulting from an Indenture Default under all indentures for such Prior Series will constitute a Triggering Event for such Prior Series.

Merger, Consolidation and Transfer of Assets

     Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

     o    the surviving successor or transferee corporation shall

          -    be a "citizen of the United States" as defined in Section
               40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "Aviation Act"),

          -    be a United States certificated air carrier, and

          -    expressly assume all of the obligations of Northwest contained in the Pass Through Trust Agreements, the Trust Property Notes,
               the indentures, the participation agreements and any other operative documents under the Prior Series;

     o    immediately after giving effect to such transaction, no Indenture
          Default shall have occurred and be continuing; and

     o    Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02)

                                     -48-

     The Pass Through Trust Agreements and the indentures do not contain any covenants or provisions which may afford the applicable Trustee or
Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Northwest or NWA Corp.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

     The 2003-1 Pass Through Trust Agreement will contain provisions permitting, at the request of the Company, the execution of amendments or supplements to the 2003-1 Pass Through Trust Agreement and the Intercreditor
Agreements, without the consent of the holders of any of the Class D
Certificates:

     o    To evidence the succession of another corporation to Northwest or
          NWA Corp. and the assumption by such corporation of Northwest's or
          NWA Corp.'s, as the case may be, obligations under the 2003-1 Pass
          Through Trust Agreement.

     o    To add to the covenants of Northwest or NWA Corp. for the benefit of holders of such Class D Certificates or to surrender any right or power conferred upon Northwest or NWA Corp. in the 2003-1 Pass
          Through Trust Agreement or the Intercreditor Agreements.

     o    Except where Class D Certificateholder consent is required by the
          Trust Supplement (Sections 9.02(1)-9.02(6)) and as described below, to correct or supplement any provision of the 2003-1 Pass Through
          Trust Agreement or the Intercreditor Agreements, which may be defective or inconsistent with any other provision in the 2003-1
          Pass Through Trust Agreement or the Intercreditor Agreements, as
          applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under the
          2003-1 Pass Through Trust Agreements or the Intercreditor
          Agreements, provided that such action will not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in the 2003-1 Pass Through Trust Agreement or the
          Intercreditor Agreements.

     o    To modify, eliminate or add to the provisions of the 2003-1 Pass
          Through Trust Agreement or the Intercreditor Agreements to such extent as is necessary to continue the qualification of the 2003-1
          Pass Through Trust Agreement (including any supplemental agreement)
          under the Trust Indenture Act of 1939, as amended (the "Trust
          Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to the
          2003-1 Pass Through Trust Agreement or the Intercreditor Agreements
          such other provisions as may be expressly permitted by the Trust
          Indenture Act.

     o    To evidence and provide for the acceptance of appointment under the
          2003-1 Pass Through Trust Agreement or the Intercreditor Agreements
          by a successor Trustee and to add to or change any of the provisions of the 2003-1 Pass Through Trust Agreement or the Intercreditor
          Agreements as is necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

     In each case, such modification or supplement may not adversely affect the status of the 2003-1 Trust as either a grantor trust under Subpart E, Part
I of Subchapter J of Chapter 1 of Subtitle A of the Code, or a partnership for
U.S. federal income tax purposes. (Trust Supplements, Section 5.01)

     The 2003-1 Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of a majority of the outstanding principal amount of the Class D Certificates, of supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the 2003-1 Pass Through Trust Agreement or the Intercreditor
Agreements to the extent applicable to such Class D Certificateholders or of modifying the rights and obligations of such Class D Certificateholders under the 2003-1 Pass Through Trust Agreement or the Intercreditor Agreements. No
such amendment or supplement may, without the consent of the holder of each
Class D Certificate so affected thereby:

                                     -49-

     o    reduce in any manner the amount of, or delay the timing of, any receipt by the 2003-1 Trustee of payments on the Trust Property
          Notes or other property held in the 2003-1 Trust or distributions in respect of any Class D Certificate, or change the date or place of any payment in respect of any Class D Certificate, or make distributions payable in coin or currency other than U.S. dollars, or impair the right of any Class D Certificateholder to institute suit for the enforcement of any such payment when due,

     o    permit the disposition of any Trust Property Note or Series D-1
          Beneficial Interests, except as provided in the 2003-1 Pass Through
          Trust Agreement, or otherwise deprive any Class D Certificateholder of the benefit of the ownership of the Trust Property Notes or the
          Series D-1 Beneficial Interests,

     o    alter the priority of distributions specified in the Intercreditor
          Agreements,

     o    reduce the percentage of the aggregate principal amount of the Class
          D Certificates provided for in the 2003-1 Pass Through Trust
          Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the 2003-1 Pass Through Trust Agreement, or

     o    modify any of the provisions relating to the rights of the Class D
          Certificateholders in respect of the waiver of events of default or receipt of payment. (Section 9.01)

     In the event that the 2003-1 Trustee (or the Original Class D Trustees), as holder (or beneficial owner through the Subordination Agent) of any Trust
Property Note in trust for the benefit of the Class D Certificateholders or as
Controlling Party under any Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any indenture, any participation agreement, any Trust Property Note or any other related document, the 2003-1 Trustee (or the applicable Original Class D Trustee, as the case may be) will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Class D Certificateholder (or the applicable Delaware Trust, which will in turn notify the 2003-1 Trustee of such proposal) registered on the register of the 2003-1 Trust as of the date of such notice. The 2003-1 Trustee will request from the Class D
Certificateholders a direction as to:

     o    whether or not to take or refrain from taking (or direct the
          Subordination Agent to take or refrain from taking) any action which a holder of such Trust Property Note or the Controlling Party has the option to direct,

     o    whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Trust Property Note or as
          Controlling Party, and

     o    how to vote (or direct the Subordination Agent to vote) any Trust
          Property Note if a vote has been called for with respect thereto.

     If the Class D Certificateholders are entitled to direct the 2003-1
Trustee (or the applicable Original Class D Trust through the applicable
Delaware Trust) and such a request for Class D Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Trust Property Note (or in directing the Subordination
Agent in any of the foregoing):

     o    other than as Controlling Party under such Intercreditor Agreement, the 2003-1 Trustee will vote for or give consent to any such action with respect to such Trust Property Note in the same proportion as that of (x) the aggregate face amount of all Class D Certificates actually voted in favor of or for giving consent to such action by such direction of Class D Certificateholders to (y) the aggregate face amount of all outstanding Class D Certificates; and

                                     -50-

     o    as the Controlling Party, the 2003-1 Trustee will vote as directed in any direction by the Class D Certificateholders holding not less than a majority of the aggregate outstanding principal amount of the
          Class D Certificates.

     For purposes of the preceding sentence, a Class D Certificate is deemed
"actually voted" if the Class D Certificateholder has delivered to the 2003-1
Trustee an instrument evidencing such Class D Certificateholder's consent to such direction prior to one Business Day before the 2003-1 Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Class D Certificateholders under the 2003-1 Pass Through Trust Agreement and subject to the applicable
Intercreditor Agreements, the 2003-1 Trustee may, in its own discretion and at its own direction, consent and notify the relevant indenture trustee of such consent (or direct the Subordination Agent to consent and notify the relevant indenture trustee of such consent) to any amendment, modification, waiver or supplement under the relevant indenture, participation agreement, any relevant
Trust Property Note or any other related document, if an Indenture Default under any indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement does not materially adversely affect the interests of the Class D Certificateholders. See "Description of the
Intercreditor Arrangements for the Prior Series--Voting of Equipment Notes."
(Section 10.01)

     Since Class X Certificates will be held by Northwest, there will be no voting rights associated with the Class X Certificates except with respect to any amendment, supplement, waiver or modifications adversely affecting certain fundamental economic terms of the Class X Certificates, including any delay in the timing of or any reduction of amount of distributions in respect of the
Class X Certificates.

Termination of the 2003-1 Trust

     The obligations of Northwest and the 2003-1 Trustee with respect to the
2003-1 Trust will terminate upon the distribution to Class D
Certificateholders of all amounts required to be distributed to them pursuant to the 2003-1 Pass Through Trust Agreement and the disposition of all property held in the 2003-1 Trust. The 2003-1 Trustee will send to each Class D
Certificateholder of record notice of the termination of the 2003-1 Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for the 2003-1 Trust. The final distribution to any Class D Certificateholder will be made only upon surrender of the Class D Certificateholder's Class D Certificates at the office or agency of the 2003-1 Trustee specified in such notice of termination. (Section
11.01)

The 2003-1 Trustee

     The 2003-1 Trustee will initially be U.S. Bank Trust National
Association. With certain exceptions, the 2003-1 Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the
2003-1 Trust Supplement, the Class D Certificates, the Trust Property Notes,
the Series D-1 Beneficial Interests, the Series D-2 Beneficial Interests, the
indentures or other related documents. (Sections 7.03 and 7.14) The 2003-1
Trustee shall not be liable, with respect to the Class D Certificates, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding
Class D Certificates. Subject to certain provisions, the 2003-1 Trustee shall be under no obligation to exercise any of its rights or powers under the
2003-1 Pass Through Trust Agreement at the request of any holders of Class D
Certificates issued thereunder unless there shall have been offered to the
2003-1 Trustee reasonable indemnity. (Section 7.02(e)) The 2003-1 Pass Through
Trust Agreement provides that the 2003-1 Trustee in its individual or any other capacity may acquire and hold Class D Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest, NWA
Corp. and with any owner trustee with the same rights they would have if they were not the 2003-1 Trustee. (Section 7.04)

Book-Entry; Delivery and Form

     Upon issuance, the Class D Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co.
("Cede"), or its nominee. No person acquiring an interest in such Class D
Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Class D Certificates, except as set forth below. Unless and until definitive certificates ("Definitive
Certificates") are issued under the limited

                                     -51-

circumstances described below under "--Definitive Certificates", all references to actions by Class D Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Class D
Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Class
D Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. "DTC Participants" refers to the participants in DTC who clear and settle securities transactions through DTC's electronic book-entry system.

     Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal
Reserve System, a "clearing corporation" within the meaning of the New York
Uniform Commercial Code and "clearing agency" registered pursuant to section
17A of the Exchange Act. DTC was created to hold securities for DTC
Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Purchases, sales and transfers of the ownership of, or other interests in, the Class D Certificates must be made by or through DTC Participants and
Indirect Participants, which will receive a credit for the Class D
Certificates on DTC's record. The ownership interest of each beneficial owner of the Class D Certificates is in turn recorded on the DTC Participants and
Indirect Participant's records.

     DTC has advised Northwest that it will take any action permitted to be taken by a Class D Certificateholder under the 2003-1 Pass Through Trust
Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Class D Certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by Class D
Certificateholders of a certain percentage of beneficial interest in each
2003-1 Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting action with respect to other undivided interests to the extent that such actions are taken on behalf of DTC
Participants whose holders include such undivided interests.

     Distributions on the global Class D Certificates will be made by the
2003-1 Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the
Class D Certificates in amounts proportionate to the principal amount of the
DTC Participant's respective holdings of beneficial interests in the Class D
Certificates. DTC Participants will thereafter forward payments to Indirect
Participants or beneficial owners, as the case may be in accordance with customary industry practices. The forwarding of distributions to the beneficial owners will be the responsibility of the DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers of the Class D Certificates among DTC Participants on whose behalf it acts with respect to the Class D Certificates and to receive and transmit distributions with respect to the Class D Certificates. DTC Participants and
Indirect Participants with which beneficial owners of the Class D Certificates have accounts similarly hare required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers.
Accordingly, although beneficial owners of Class D Certificates will not possess the Class D Certificates, the DTC Rules provide a mechanism by which the beneficial owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a beneficial owner of Class
D Certificates to pledge its Class D Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Class D Certificates, may be limited due to the lack of a physical certificate for such Class D Certificates.

     None of Northwest, NWA Corp. or the 2003-1 Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class D Certificates held by
Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                                     -52-

  Definitive Certificates

     If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Northwest within ninety days, Class D
Certificates in definitive, certificated form will be issued in exchange for the applicable global Class D Certificates. In addition, Northwest may at any time and in its sole discretion determine not to have any of the Class D
Certificates represented by one or more global certificates. In that event,
Class D Certificates in definitive certificated form will be issued in exchange for the applicable global Class D Certificates. Further, if Northwest so specifies, an owner of a beneficial interest in a global Class D
Certificate may, on terms acceptable to Northwest and DTC, receive definitive, certificated Class D Certificates registered in the name of that beneficial owner or its designee. Upon the occurrence of any event described in the preceding sentences of this paragraph, the 2003-1 Trustee will be required to notify all beneficial owners through DTC Participants of the availability of definitive Class D Certificates. Upon surrender by DTC of the certificates representing the Class D Certificates and receipt of instructions for re-registration, the 2003-1 Trustee will reissue the Class D Certificates as definitive Class D Certificates to the beneficial owners.

     Distributions on Class D Certificates will thereafter be made by the
2003-1 Trustee directly in accordance with the procedures set forth in the
2003-1 Pass Through Trust Agreement, to holders in whose names the definitive
Class D Certificates were registered at the close of business on the applicable record date. These distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the
2003-1 Trustee. The final payment on any Class D Certificates, however, will be made only upon presentation and surrender of the definitive Class D
Certificate at the office or agency specified in the notice of final distribution to Class D Certificateholders. Definitive Class D Certificates
will be freely transferable and exchangeable at the office of the 2003-1
Trustee upon compliance with the requirements set forth in the Basic Agreement and the 2003-1 Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

                          DESCRIPTION OF THE AIRCRAFT

The Aircraft

     The 69 aircraft that secure or will secure the Junior Equipment Notes relating to aircraft delivered or to be delivered prior to the expected
Exchange Date consist of 67 aircraft that were acquired by Northwest prior to the expected commencement date of the exchange offers and 2 aircraft scheduled for delivery prior to the expected Exchange Date. These aircraft are comprised of 38 Airbus A319-114 aircraft, 5 Airbus A320-212 aircraft, 1 Boeing 747-451 aircraft, 6 Boeing 757-212 aircraft, 8 Boeing 757-351 aircraft and 11 British
Aerospace Avro RJ85 aircraft. See "Summary - Equipment Notes and the Related
Aircraft" for additional information with respect to each aircraft. The aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

     The Airbus A319-114 and Airbus A320-212 aircraft are narrowbody commercial jet aircraft. Seating capacity in Northwest's two class configuration is 124 seats for the A319 and 148 seats for the A320. These aircraft are powered by two CFM56 model commercial jet engines manufactured by
CFM International, Inc. and have a two-person cockpit. These aircraft fly primarily on Northwest's domestic route system.

                                     -53-

     The Boeing 747-451 Aircraft are widebody commercial jet aircraft. Seating capacity in Northwest's two class configuration is 403 seats. These aircraft are powered by four PW4056 model commercial jet engines manufactured by
Pratt & Whitney and have a two person cockpit. The aircraft fly primarily on
Northwest's international route system.

     The Boeing 757-212 aircraft and Boeing 757-351 aircraft are narrowbody commercial jet aircraft. Seating capacity in Northwest's two class configuration is 184 seats for the Boeing 757,212 aircraft and 224 seats for the Boeing 757-351 aircraft.  The Boeing 757-212 aircraft and the Boeing
757-351 aircraft are powered by two PW 2037 model commercial jet engines and two PW7040 model commercial jet engines, respectively, each manufactured by
Pratt & Whitney.  Both the Boeing 757-212 and Boeing 757-351 have a two-person cockpit.  These aircraft fly primarily on Northwest's domestic route system.

     The British Aerospace Avro RJ85 aircraft are narrowbody commercial regional jet aircraft.  Seating capacity in Northwest's two class configuration is 69 seats.  These aircraft are powered by four LF507-1F model commercial jet engines manufactured by AlliedSignal and have a two-person cockpit.  These aircraft fly primarily on Northwest's North American route system.

                  DESCRIPTION OF THE JUNIOR EQUIPMENT NOTES

     The following summary describes all material terms of the Junior
Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Junior Equipment
Notes, the Prior Series indentures, the amendments to the Prior Series indentures, the participation agreements and amendments to the participation agreements, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

     Northwest has entered or will enter into a participation agreement and an indenture relating to each aircraft financed or to be financed by the Junior
Equipment Notes and delivered prior to the Exchange Date (which will be amended on the Exchange Date to provide for the issuance of the Junior
Equipment Notes for Series 1999-2, Series 1999-3, Series 2000-1 and Series
2001-2 and the Series E Equipment Note).

General

     The Prior Series provide for the issuance of Equipment Notes in up to four levels of priority with respect to each aircraft (the Senior Series One
Equipment Notes, Senior Series Two Equipment Notes, Senior Series Three
Equipment Notes and the Junior Equipment Notes). The Junior Equipment Notes
consist of the Series C Equipment Notes issued under Series 2001-2, the Series
D Equipment Notes issued under Series 1999-2, Series 1999-3, Series 2000-1,
Series 2001-1 and Series 2002-1 and the Series E Equipment Note issued under
Series 2001-1 with respect to the aircraft of each Prior Series. The 2003-1
Trust will directly hold all of the Junior Equipment Notes issued under Series
1999-2, Series 1999-3, Series 2000-1 and Series 2001-2 and the Series E
Equipment Note. The 2003-1 Trust will not directly hold Junior Equipment Notes of Series 2001-1 (other than the Series E Equipment Note) and Series 2002-1 but will hold Series D-1 Beneficial Interests in the Delaware Trusts that hold certificates of pass through trusts holding these Junior Equipment Notes. In addition, since not all of the aircraft of Series 2002-1 will be delivered by the expected Exchange Date, the 2003-1 Trust will not have any interest in the
Junior Equipment Notes of Series 2002-1 which may be issued after the expected
Exchange Date.

     Junior Equipment Notes have been or will be issued with respect to each aircraft under a separate indenture relating to the financing of such aircraft between Northwest and U.S. Bank National Association, as successor to State
Street Bank and Trust Company, as indenture trustee. The indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States.

     The holders of the Junior Equipment Notes issued under Series 1999-2,
Series 1999-3 and Series 2000-1 and the Series E Equipment Note will not have any voting rights under the indentures relating to such series except with respect to any amendment, supplement, waiver or modification requiring the consent of each holder of equipment notes affected thereby, including any delay in the timing of or any reduction of amount of payment in respect of such Junior Equipment Notes.

Subordination

     Each indenture provides for the following subordination provisions applicable to the Equipment Notes issued thereunder:

     o    Senior Series One Equipment Notes will rank senior to the other
          Equipment Notes issued under such indenture.

                                     -54-

     o    Senior Series Two Equipment Notes will rank junior in right of payment to the Senior Series One Equipment Notes and will rank senior to, if applicable, the Series Three Equipment Notes and
          Junior Equipment Notes issued under such indenture.

     o    If applicable, Senior Series Three Equipment Notes will rank junior in right of payment to the Senior Series One and Senior Series Two
          Equipment Notes and senior to the Junior Equipment Notes issued under such indenture.

     o    Junior Equipment Notes will rank junior in right of payment to the other Equipment Notes issued under such indenture.

Principal And Interest Payments

     Interest with respect to the Junior Equipment Notes will accrue at the following rates:

     o    ___% per annum, calculated on the basis of a 360 day year consisting of twelve 30 day months, in the case of Series 1999-2, Series
          1999-3, Series 2000-1 and Series 2001-1 and the Series E Equipment
          Note, and

     o    Libor from time to time plus a margin of ___% per annum (provided that the interest rate shall not exceed ___% per annum), calculated on the basis of actual days elapsed over a 360 day year, in the case of Series 2001-2 and Series 2002-1 (other than the Series E
          Equipment Note).

     Certain of the Equipment Notes of Series 2001-2 and Series 2002-1
(including the Junior Equipment Notes issued thereunder) bear a rate of interest based on a reference to the Libor in effect from time to time. The interest rate on the Junior Equipment Notes of Series 2001-2 and Series 2002-1
have been established so that, taking into account the differences in the day count conventions between fixed rate notes and Libor based notes, the interest rate will at all times be at least equal to the Stated Interest Rate for the
Class D Certificates, calculated on the basis of a 360 day year consisting of twelve 30 day months (unless Libor then in effect is less than zero).

     Interest on the Junior Equipment Notes will be payable on the following dates:

     o    March 1 and September 1 of each year in the case of Series 1999-2,

     o    April 1 and October 1 of each year in the case of Series 1999-3,
          Series 2000-1 and Series 2001-1,

     o    February 6, May 6, August 6 and November 6 of each year in the case of Series 2001-2, and

     o    February 20, May 20, August 20 and November 20 of each year in the case of Series 2002-1,

in each case commencing on the first such interest payment date of each such
Prior Series to occur after the Exchange Date.

     Principal payments on the Junior Equipment Notes are scheduled on the following dates:

     o    September 1, 2008 in the case of Series 1999-2,

     o    October 1, 2008 in the case of Series 1999-3 and Series 2000-1 and the Series E Equipment Note,

     o    April 1 and October 1 of each year commencing on the first such payment date to occur after the Exchange Date and ending on October
          1, 2008, in the case of Series 2001-1,

     o    August 6, 2008 in the case of Series 2001-2, and

                                     -55-

     o    February 20, May 20, August 20 and November 20 of each year commencing on November 20, 2003 and ending on August 20, 2008, in the case of Series 2002-1.

     If any date scheduled for a payment with respect to the Junior Equipment
Notes is not a Business Day, such payment will be made on the next succeeding
Business Day, and interest will be added for such additional period in the case of Series 2001-2 and Series 2002-1 but not in the case of the other Prior
Series.

Redemption

     If an Event of Loss occurs with respect to an aircraft and such aircraft is not replaced by Northwest under the related indenture, the Equipment Notes issued with respect to such aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, a
Libor break amount (if any, in the case of Series 2001-2 and Series 2002-1)
and certain other amounts payable to the holders of the Equipment Notes under the applicable indenture and participation agreement, but without premium, on a Special Distribution Date.

     All of the Equipment Notes issued with respect to any aircraft may be redeemed in whole prior to maturity at any time at the option of Northwest, in each case at a price equal to 100% of the unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, and a Libor break amount (if any) plus a redemption premium. The redemption premium for the Junior Equipment Notes will be an amount equal to the following percentage of the principal amount repaid:

                                [Table to come]

Security

     The Equipment Notes issued with respect to each aircraft are secured by a first priority security interest in the aircraft, as well as all rents, profits and other income of such aircraft, certain rights under the aircraft purchase agreement between Northwest and the aircraft manufacturer, all requisition proceeds with respect to such aircraft, all insurance proceeds with respect to the aircraft, all monies and securities deposited with the related indenture trustee, and all proceeds of the foregoing.

     The Equipment Notes, other than the Senior Equipment Notes of Series
2001-2, are not cross-collateralized and, consequently, those Equipment Notes issued in respect of an aircraft are not secured by any other aircraft. This means that any excess proceeds from the sale of an aircraft or other exercise of remedies with respect to such aircraft will not be available to cover any shortfall of the Equipment Notes issued with respect to any other aircraft.

     Senior Equipment Notes of Series 2001-2 (but not the related Junior
Equipment Notes) are partially cross-collateralized to the extent specified in the indentures. The Senior Equipment Notes issued under a Series 2001-2 indenture are secured by a lien granted under another indenture only if, except in certain limited circumstances, each such indenture is a Defaulted
Indenture. An indenture default becomes a "Defaulted Indenture" when one or more of the following conditions applies to such indenture: (i) a payment default exists, (ii) the Equipment Notes issued under the indenture have been accelerated or (iii) the loan trustee under the indenture has commenced exercise of remedies. For Series 2001-2, any proceeds realized from the sale of an aircraft or other exercise of remedies under a Defaulted Indenture will be used, after paying certain administrative expenses or other related amounts, to pay all amounts due and payable on all of the Senior Equipment
Notes issued under all Defaulted Indentures before any payment on the Junior
Equipment Notes outstanding under such Defaulted Indentures.

Limitation of Liability

     The Junior Equipment Notes issued with respect to any aircraft will be direct obligations of Northwest.

     Except as otherwise provided in the indentures, no indenture trustee, in its individual capacity, will be answerable or accountable under the indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence.

                                     -56-

Indenture Defaults, Notice And Waiver

     Indenture Defaults under each indenture for each Prior Series include:

     o    the failure by Northwest to pay any interest, principal, Libor break amount (if any) or premium (if any) when due, under such indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest,
          Libor break amount (if any) or premium (if any), and, in all other cases, 10 Business Days after Northwest receives written demand from the related indenture trustee or holder of an Equipment Note;

     o    the failure by Northwest to discharge certain liens that continue after notice and specified cure periods;

     o    any representation or warranty made by Northwest in such indenture, the related participation agreement, or certain related documents furnished to the indenture trustee or any holder of an Equipment
          Note pursuant thereto being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the indenture trustee or Note Holders and remains unremedied after notice and specified cure periods;

     o    failure by Northwest to perform or observe in any material respect, any covenant or obligation for the benefit of the indenture trustee or holders of Equipment Notes under such indenture or certain related documents that continues after notice and specified cure periods; or

     o    the occurrence of certain events of bankruptcy, reorganization or insolvency of Northwest.

     There are no cross-default provisions in the indentures. Consequently, events resulting in an Indenture Default under any particular indenture may or may not result in an Indenture Default occurring under any other indenture. If the Equipment Notes issued with respect to one or more aircraft are in default and the Equipment Notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable under the indentures with respect to such remaining aircraft.

     The holders of a majority in aggregate unpaid principal amount of the
Equipment Notes outstanding on such date issued with respect to any aircraft, by notice to the applicable indenture trustee, may on behalf of all the holders (subject to the Intercreditor Agreements) waive any existing default and its consequences under the indenture with respect to such aircraft, except a default in the payment of the principal of, premium (if any), Libor break amount (if any) or interest on any such Equipment Notes or a default in respect of any covenant or provision of such indenture that cannot be modified or amended without the consent of each holder of Equipment Notes.

Remedies

     Each indenture provides that if an Indenture Default occurs and is continuing, the related indenture trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment
Notes outstanding under such indenture (other than holders of the Junior
Equipment Notes in the case of an indenture relating to Series 1999-2, Series
1999-3 or Series 2000-1 and the Series E Equipment Note), shall, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon and a Libor break amount (if any, in the case of Series 2001-2 and Series 2002-1) (but without premium). The holders of a majority in principal amount of Equipment
Notes outstanding under such indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due is entered if (i) there has been paid to the related indenture trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and events which with the giving of notice or lapse of time or both would become Indenture Defaults under such indenture have been cured or waived.

     Each indenture provides that if an Indenture Default under such indenture has occurred and is continuing, the related indenture trustee may exercise certain rights or remedies available to it under such indenture or under

                                     -57-

applicable law, including one or more of the remedies under such indenture.
Any aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties.

     If the Equipment Notes issued in respect of one aircraft are in default, the Equipment Notes issued in respect of the other aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable indentures with respect to such other aircraft.

     Section 1110 of the Bankruptcy Code ("Section 1110") provides that, subject to the limitation specified therein, the right of lessors and conditional vendors of, and holders of security interests in, "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, and to enforce any of its rights or remedies thereunder, is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110 provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief in reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest and approved by the court), if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement). "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part
(as defined in section 40102 of title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S.
Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

     Cadwalader, Wickersham & Taft LLP, special counsel to Northwest, has advised the indenture trustees under each Prior Series that, if Northwest were to become a debtor under Chapter 11 of the Bankruptcy Code, the indenture trustee would be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the related aircraft, but in each case may not be entitled to such benefits with respect to any replacement of an aircraft after an Event of Loss in the future. The replacement of any aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related indenture trustee's entitlement to benefits of Section
1110 would not be diminished as a result of such replacement. This opinion is subject to certain qualifications and assumptions, including the assumptions that Northwest at the time of entering into the applicable indenture [and on the Exchange Date] holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying
10 or more individuals or 6,000 pounds or more of cargo. See "--Certain
Provisions of the Indentures--Events of Loss." The opinion of Cadwalader,
Wickersham & Taft LLP, does not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of aircraft, if it is leased by Northwest. For a description of certain limitations on the indenture trustee's exercise of rights contained in the indenture, see
"--Indenture Defaults, Notice and Waiver."

Modification Of Indentures

     Without the consent of holders of a majority in principal amount of the
Equipment Notes outstanding under any indenture (other than holders of the
Junior Equipment Notes, in the case of an indenture relating to Series 1999-2,
Series 1999-3 or Series 2000-1 and the Series E Equipment Note), the
provisions of such indenture and the related participation agreement may not be amended or modified, except to the extent indicated below.

     Certain provisions of any indenture and the related participation agreement, may be amended or modified by the parties thereto without the consent of the holders of the Equipment Notes outstanding under such indenture, subject to certain conditions. In addition, any indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such indenture or the Equipment
Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder.

     Without the consent of each holder of an Equipment Note outstanding under any indenture affected thereby, no amendment of or supplement to such indenture may among other things (a) reduce the principal amount of, or, premium (if any), Libor break amount (if any) or interest payable on, any
Equipment Notes issued under such

                                     -58-

indenture or change the date on which any principal, premium (if any), Libor break amount (if any) or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such indenture, except as provided in such indenture, or deprive any holder of an Equipment
Note issued under such indenture of the benefit of the lien of such indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such indenture necessary to modify or amend any provision of such indenture or to waive compliance therewith.

Indemnification

     Northwest will be required to indemnify each indenture trustee, each
Subordination Agent, each Liquidity Provider, each Policy Provider and each
Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

The Guaranty

     NWA Corp. will irrevocably, fully and unconditionally guarantee the payment and performance of all obligations of Northwest as obligor under the relevant Equipment Notes for each aircraft. If Northwest fails to make a payment or perform a nonfinancial obligation when due for any reason, including liquidation, bankruptcy or reorganization, NWA Corp. will make the payment and perform the nonfinancial obligations. Each Guaranty will be an absolute, present and continuing guaranty of performance and payment rather than collectibility, and will not be contingent upon any attempt to collect payment from or file suit against Northwest.

Certain Provisions Relating to the Indentures for the Prior Series

  Indenture

     Under the terms of each indenture, Northwest will be obligated to, among other things and at its expense, cause the aircraft to be duly registered in its name, to pay all costs of operating the aircraft and, to the extent set forth in such indenture, to maintain, service, repair and overhaul the aircraft (or cause the aircraft to be maintained, serviced, repaired and overhauled) so as to keep the aircraft in as good an operating condition as delivered to Northwest under the indenture, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of such aircraft to be maintained in good standing at all times
(a) under the Federal Aviation Act except, subject to certain limitations, when all aircraft of the same model and type powered by engines of the same type and registered in the United States have been grounded by the FAA, or (b)
subject to certain limitations, under the applicable laws of any other jurisdiction in which the aircraft may be registered. Notwithstanding anything to the contrary set forth above, Northwest will also be required to cause the aircraft to be maintained in accordance with maintenance standards approved by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, the Netherlands or
the United Kingdom. In all cases Northwest will utilize, except when a lease is in effect, the same manner and standards of maintenance, service, repair or overhaul used by Northwest with respect to similar aircraft operated by
Northwest in similar circumstances and, during any period that a lease is in effect, cause the lessee thereunder to agree to utilize the same manner and standards of maintenance, service, repair or overhaul used by such lessee with respect to similar aircraft operated by such lessee in similar circumstances.
(Indentures, Section 7.02(a))

     Northwest will not (and will not permit any lessee to) maintain, use, service, repair, overhaul or operate any aircraft in violation of any law or any rule, regulation, order or certificate of any government having jurisdiction over such aircraft, or in violation of any airworthiness certificate, license or registration relating to such aircraft, except to the extent Northwest (or any lessee) is in good faith contesting the validity or application of any such requirements, in any reasonable manner which, among other things specified in each indenture, does not materially adversely affect the indenture trustee. (Indentures, Section 7.02(a)) Northwest must make (or cause to be made) all alterations, modifications and additions to each airframe and engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority of another jurisdiction in which the aircraft may be registered; provided, however, that Northwest (or any lessee) may in good faith contest the validity or application of any such standards in any reasonable manner which, among other things specified in each indenture, does not adversely affect the indenture trustee. Northwest (or any lessee) may add further parts and make other alterations, modifications and additions to any airframe or any engine as Northwest (or any lessee) may deem desirable in the

                                     -59-

proper conduct of its business, including removal of parts determined by
Northwest (or any lessee) in its reasonable judgment to be obsolete or no longer suitable or appropriate for use, so long as such alterations, modifications or additions, do not, among other things specified in each indenture, (x) materially diminish the value, utility or remaining useful life of such airframe or engine, below the value, utility or remaining useful life thereof immediately prior to such alteration, modification, addition or removal (assuming such airframe or engine was maintained in accordance with the indenture), except that the value (but not the utility or remaining useful life) of any airframe or engine may be reduced from time to time by the value of the obsolete parts which are removed so long as the aggregate value of such obsolete parts removed and not replaced shall not exceed certain amounts with respect to the aircraft. In certain circumstances, Northwest (or any lessee)
is permitted to remove parts which were added by Northwest (or any lessee)
(without replacement) from an airframe or engine so long as certain conditions are met and any such removal does not, among other things specified in each indenture, diminish or impair the value, utility, or remaining useful life which such airframe or engine would have had at such time had such addition, alteration or modification not occurred. (Indentures, Section 7.03)

     Except as set forth above, Northwest will be obligated to replace or cause to be replaced all parts (other than severable parts added at the option of Northwest or unsuitable parts that Northwest is permitted to remove to the extent described above) that are incorporated or installed in or attached to any airframe or any engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related indenture and the lien of the related indenture in lieu of the part replaced. (Indentures,
Section 7.03(a))

  Registration, Subleasing and Possession

     Although Northwest has no current intention to do so, Northwest will be permitted, under certain circumstances, to register an aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related participation agreement. These conditions include a requirement that the lien of the related indenture will continue as a first priority security interest in the applicable aircraft. (Indentures, Section
7.02(a); participation agreements, Section 8(f)) Northwest will also be permitted, subject to certain limitations, to lease any aircraft to any United
States certificated air carrier or to certain foreign entities so long as the term of any such lease does not extend beyond the term of the indenture applicable to such aircraft subject to certain exceptions. In addition, subject to certain limitations, Northwest will be permitted to transfer possession of any airframe or any engine other than by lease, including transfers of possession by Northwest or any lessee in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, "wet leases" and transfers in connection with maintenance or modifications. There are no general geographical restrictions on Northwest's (or any lessee's) ability to operate the aircraft. The extent to which the relevant indenture trustee's lien would be recognized in an aircraft if such aircraft were located in certain countries is uncertain. See "Description of the Equipment
Notes--Remedies." In addition, any exercise of the right to repossess an aircraft may be difficult, expensive and time-consuming, particularly when such aircraft is located outside the United States and has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. (Indentures, Section 7.02(b)) In addition, at the time of obtaining repossession of the aircraft under the related indenture or foreclosing on the lien on the aircraft under the related indenture, an airframe subject to such indenture may not be equipped with engines subject to the same indenture and, in such case, Northwest will be required to deliver engines attached to such airframe which have not less than equivalent value, utility and remaining useful life as the engines subject to such indenture. See "Risk Factors--Risk
Factors Relating to the Certificates and the Offering--Repossession."

  Liens

     Northwest will be required to maintain each aircraft free of any liens, other than its right as owner of the aircraft, the lien of the indenture, and any other rights existing pursuant to the operative documents related thereto, the rights of others in possession of the aircraft in accordance with the terms of the indenture, and other than certain other customary liens permitted under such documents, including liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not, among other things as may

                                     -60-

be specified in each indenture, involve any material danger of the sale, forfeiture or loss of or any interest therein; materialmen's, mechanics' and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days, or are being contested in good faith by appropriate proceedings not involving any material danger of the sale, forfeiture or loss of such airframe or engines or any interest therein; judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after the expiration of such stay; any other lien with respect to which Northwest (or any lessee) has provided a bond or other security adequate in the reasonable opinion of the relevant indenture trustee; and any lien approved in writing by the indenture trustee. (Indentures, Section 7.01)

  Insurance

     Subject to certain exceptions, Northwest is obligated, at its or any lessee's expense, to maintain or cause to be maintained on each aircraft, with insurers of recognized responsibility, public liability and property damage insurance (exclusive of manufacturer's product liability insurance) and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as Northwest (or, if a lease is then in effect, as the lessee)
customarily maintains with respect to other aircraft owned or operated by
Northwest (or, if a lease is then in effect, by the lessee), in each case similar to such aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to 100% of the unpaid principal amount of the related Equipment Notes
(or, in the case of aircraft financed under Series 2002-1, 105% of the unpaid principal amount of the related Equipment Notes) and the public liability and property damage insurance shall be in an amount of not less than certain specified amounts. (Indentures, Sections 7.04(a) and 7.04(b))

     Subject to certain exceptions, the policies covering loss of or damage to an aircraft shall be made payable, up to the unpaid principal amount of the related Equipment Notes plus all accrued and unpaid interest, to the related indenture trustee for any loss involving proceeds in excess of certain specified amounts with respect to the aircraft and the entire amount of any loss involving such specified amounts or less shall be paid to Northwest so long as the related indenture trustee has not notified the insurers that an
Indenture Default exists. (Indentures, Sections 7.04(b) and 7.04(g)) With respect to any insurance required, Northwest may self-insure by way of deductible, premium adjustment or otherwise under a program applicable to all aircraft in Northwest's fleet; provided, that the aggregate amount of such self-insurance during any policy year shall not be in excess of the lower of
(a) 50% of the largest replacement value of any single aircraft in Northwest's fleet or (b) 11/2% of the average aggregate insurable value of all aircraft on which Northwest carries insurance. In addition, Northwest (and any lessee) may self-insure to the extent of any applicable minimum amount of hull or liability insurance deductible imposed by the aircraft hull or liability insurers. (Indentures, Section 7.04(d)) In respect of each aircraft, Northwest is required to cause the relevant indenture trustee and certain other persons to be included as additional insureds as their respective interests may appear under all insurance policies required by the terms of the indenture with respect to such aircraft. (Indentures, Sections 7.04(a) and 7.04(b)) Subject to certain customary exceptions, Northwest may not operate (or permit any lessee to operate) any aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such aircraft and required by the indenture. (Indentures, Section 7.02(a))

     Northwest's obligation to provide any required insurance shall be satisfied if indemnification from, or insurance provided by, the United States government or one of certain other permitted foreign governments or any agency or instrumentality thereof, against the risks requiring such insurance under such indenture is at least equal, when added to the amount of insurance against such risks otherwise maintained by Northwest (or any lessee), to the amount of insurance against such risks otherwise required. (Indentures,
Section 7.04(f))

  Events of Loss

     If an Event of Loss occurs with respect to any aircraft, Northwest will be obligated either (i) to replace such aircraft or (ii) to pay to the applicable indenture trustee the outstanding principal amount of the Equipment
Notes relating to such aircraft plus accrued and unpaid interest and any other amounts due thereon, including a Libor break amount (if any), but, in any case, without any premium. If Northwest elects to replace such aircraft, it must do so no later than the Business Day next succeeding the 120th day after the related Event of Loss, with an airframe or airframe and engines of the same or improved make and model free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life
(without regard to hours or cycles) at least

                                     -61-

equal to such aircraft immediately prior to the Event of Loss, assuming maintenance thereof in accordance with the related indenture, as the case may
be. Northwest is also required to provide to the relevant indenture trustee opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed for recordation and (ii) such indenture trustee will be entitled to receive the benefits of Section 1110 with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). If
Northwest elects to pay to the applicable indenture trustee the outstanding principal amount of the Equipment Notes relating to such aircraft plus accrued and unpaid interest thereon, a Libor break amount (if any) and any other amounts due or elects to replace such aircraft but fails to do so within the time periods specified therefor, Northwest must make such payment not later than the Business Day next succeeding 120 days after the related Event of
Loss. Upon the payment of the outstanding principal amount of the Equipment
Notes issued with respect to such aircraft, together with all other amounts then due and unpaid with respect to such aircraft, which must be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon and a Libor break amount (if any) (but without any premium), the lien of the indenture relating to such aircraft will terminate with respect to such aircraft and the obligation of Northwest thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the indenture by Northwest will be deposited with the applicable indenture trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such aircraft will be distributed by such indenture trustee to Northwest, as the case may be.
(Indentures, Sections 3.02 and 7.06(a))

     If an Event of Loss occurs with respect to an engine alone, Northwest will be required to replace such engine within 60 days from the date of such
Event of Loss with another engine, free and clear of all liens (other than certain permitted liens), of the same or improved make and model (subject to certain exceptions) and having a value, utility and remaining useful life
(without regard to hours or cycles) at least equal to the engine being replaced (assuming that such engine had been maintained in accordance with the indenture). (Indentures, Section 7.06(b))

     An "Event of Loss" with respect to an aircraft, airframe or any engine means any of the following events with respect thereto:

          (i)  loss of such property or its use due to destruction or damage rendering repair uneconomic or such property permanently unfit for normal use;

         (ii)  any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

        (iii)  the theft, disappearance, confiscation, condemnation or seizure of, or requisition of title to or use of, such property
               (other than a requisition for use by the United States
               government or certain other specified governments of registry of the aircraft or any agency or instrumentality thereof), involving, in the case of any event referred to in this clause
               (iii) (other than a requisition of title), loss of possession of such property for a period of more than 180 consecutive days or, in the case of a requisition of title, such requisition has not been reversed within 90 days;

         (iv)  as a result of any law, rule, regulation, order or other action by the FAA, or any other governmental authority of the country of registry of such property, the use of such property in the normal course of business of air transportation shall have been prohibited for 180 consecutive days, unless Northwest (or any lessee), prior to the expiration of such 180-day period, has undertaken and is diligently carrying forward all steps
               necessary or desirable to permit normal use of such property, but in any event (subject to certain limitations) if such
               prohibition has continued for a period of three years; and

          (v)  with respect to any engine, any divestiture of title to or interest in an engine in connection with pooling or certain other arrangements or any event with respect to an engine that is deemed to be an Event of Loss will be an Event of Loss with respect to such engine.

     An Event of Loss with respect to an aircraft is deemed to have occurred if an Event of Loss occurs with respect to the airframe which is a part of such aircraft. (Indentures, Annex A)

                                     -62-

       DESCRIPTION OF THE DELAWARE TRUSTS AND THE BENEFICIAL INTERESTS

     The following summary describes terms that are material to a holder of
Class D Certificates regarding the Delaware Trusts and the Series D-1
Beneficial Interests and the Series D-2 Beneficial Interests of each Delaware
Trust and the Series D-3 Beneficial Interests of the Delaware Trust related to
Series 2002-1 (collectively, the "Beneficial Interests"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the trust agreement for each Delaware Trust, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Purpose and Assets of the Delaware Trusts

     The Delaware Trust of Series 2001-1 (the "2001 Delaware Trust") was
established in [month] 2001 to hold all of the Certificates of the Original
Class D Trust (the "Original Class D Certificates") of Series 2001-1, which constitute the only trust property of the 2001 Delaware Trust. The Delaware
Trust of Series 2002-1 (the "2002 Delaware Trust") was established in [month]
2002 to hold all of the Original Class D Certificates of Series 2002-1, which constitute the only trust property of the 2002 Delaware Trust.

     The sole purpose of each Delaware Trust is limited to:

     o    acquiring and holding the applicable Original Class D Certificates;

     o    issuing and giving effect to transfers of the Beneficial Interests;

     o    in the case of the 2002 Delaware Trust, make contributions to the
          Original Class D Trust for the purchase of Series D Equipment Notes to be issued after the expected Exchange Date (the funds for which is required to be provided by Northwest);

     o    distributing to holders of the Beneficial Interests any funds distributed to such Delaware Trust;

     o    engaging in other activities that are necessary or suitable to accomplish the foregoing or are incidental to or connected with the foregoing; and

     o    engaging in other activities as may be required in connection with conservation of the trust assets and the making of distributions on the Beneficial Interests.

     Wilmington Trust Company has been appointed as Owner Trustee under each
Delaware Trust, with the authority to carry out the purposes of each Delaware
Trust.

     The Delaware Trusts are required to maintain operations separate and apart from those of Northwest and its affiliates and to maintain the trust assets separate and apart from the assets of Northwest or any holder of the
Beneficial Interests. In this regard, with respect to each Delaware Trust, neither Northwest nor any holder of the Beneficial Interests therein will have the right to:

     o    revoke, dissolve or terminate such Delaware Trust;

     o    direct the transfer of the trust assets;

     o    call for any partition or division of the trust assets; or

     o    commence any voluntary bankruptcy or similar proceeding with respect to such Delaware Trust without the consent of the Owner Trustee.

     In addition, the Delaware Trusts may not merge or consolidate with, or sell substantially all assets to, any person.

                                     -63-

Distributions on Beneficial Interests

     With respect to each Delaware Trust, on each distribution date under the
Original Class D Trust related to such Delaware Trust or on the date on which the Owner Trustee receives proceeds from the sale of trust assets, the Owner
Trustee shall distribute any funds received by such Delaware Trust, after the payment of fees and expenses of such Delaware Trust, as follows:

     o    to the holder of the Series D-1 Beneficial Interests, the Series D-1
          Distributions for Series 2001-1 or Series 2002-1, as the case may be;

     o    to the holder of the Series D-2 Beneficial Interests, the Series D-2
          Distributions for Series 2001-1 or Series 2002-1, as the case may be;

     o    in the case of the 2002 Delaware Trust, to the holder of the Series
          D-3 Beneficial Interests, the Series D-3 Distributions;

     o    in the case of the 2001 Delaware Trust, if any amounts are deposited with such Delaware Trust that are neither Series D-1 Distributions nor Series D-2 Distributions, such amounts will be distributed to the holder of the Series D-2 Beneficial Interests; and

     o    in the case of the 2002 Delaware Trust, if any amounts are deposited with such Delaware Trust that are neither Series D-1 Distributions nor Series D-2 Distributions nor Series D-3 Distributions, such amounts will be distributed to the holder of the Series D-3
          Beneficial Interests.

In the event that any withholding tax is imposed on the Delaware Trust's payments to the holders of the Beneficial Interests, such tax will reduce the amount otherwise distributable.

     "Series D-1 Distributions" means, with respect to each Delaware Trust:

          o    in the case of any distribution date under the Original Class D
               Trust related to such Delaware Trust and on which the Series
               D-1 Principal Balance is greater than zero (before giving
               effect to any distribution hereunder on such distribution
               date),

               -    with respect to Series 2001-1, the sum of (i) the lesser
                    of (a) all principal distributable under the applicable
                    Intercreditor Agreement received by the 2001 Delaware
                    Trust on such distribution date and (b) the Series D-1
                    Principal Balance and (ii) the amount determined by
                    multiplying (x) all amounts (including interest but
                    excluding principal) distributable under the applicable
                    Intercreditor Agreement received by the 2001 Delaware
                    Trust on such distribution date by (y) a fraction, the
                    numerator of which will be the Series D-1 Principal
                    Balance and the denominator of which will be the Principal
                    Balance for all of the Beneficial Interests; and

               -    with respect to Series 2002-1, the sum of (i) the lesser
                    of (a) all principal distributable under the applicable
                    Intercreditor Agreement received by the 2002 Delaware
                    Trust on such distribution date multiplied by the Non-D-3
                    Principal Portion and (b) the Series D-1 Principal Balance
                    and (ii) the amount determined by multiplying (x) all
                    amounts (including interest but excluding principal)
                    distributable under the applicable Intercreditor Agreement received by the 2002 Delaware Trust on such distribution
                    date by (y) a fraction, the numerator of which will be the
                    Series D-1 Principal Balance and the denominator of which
                    will be the Principal Balance for all of the Beneficial
                    Interests; and

          o    in the case of any distribution date on which proceeds from the sale of trust assets are received by the Owner Trustee, the amount of such proceeds multiplied by a fraction, the numerator of which will be the Series D-1 Principal Balance and the
               denominator of which will be the sum of the Principal Balance for all of the Beneficial Interests of the applicable Delaware
               Trust.

                                     -64-

     "Series D-2 Distributions" means, with respect to each Delaware Trust:

          o    in the case of any distribution date under the Original Class D
               Trust related to such Delaware Trust,

               -    with respect to Series 2001-1, the sum of (i) the
                    principal distributable under the applicable Intercreditor
                    Agreement received by the 2001 Delaware Trust on such
                    distribution date minus the lesser of (a) all principal
                    distributable under the applicable Intercreditor Agreement received by the 2001 Delaware Trust on such distribution
                    date or (b) the Series D-1 Principal Balance and (ii) the
                    amount determined by multiplying (x) all amounts
                    (including interest but excluding principal) distributable under the applicable Intercreditor Agreement received by
                    the 2001 Delaware Trust on such distribution date by (y) a fraction, the numerator of which will be the Series D-2
                    Principal Balance and the denominator of which will be the
                    Principal Balance for all of the Beneficial Interests; and

               -    with respect to Series 2002-1, the sum of (i) the
                    principal distributable under the applicable Intercreditor
                    Agreement received by the 2002 Delaware Trust on such
                    distribution date multiplied by the Non-D-3 Principal
                    Portion minus the lesser of (a) all principal
                    distributable under the applicable Intercreditor Agreement received by the 2002 Delaware Trust on such distribution
                    date or (b) the Series D-1 Principal Balance and (ii) the
                    amount determined by multiplying (x) all amounts
                    (including interest but excluding principal) distributable under the applicable Intercreditor Agreement received by
                    the 2002 Delaware Trust on such distribution date by (y) a fraction, the numerator of which will be the Series D-2
                    Principal Balance and the denominator of which will be the
                    Principal Balance for all of the Beneficial Interests; and

          o    in the case of any distribution date on which proceeds from the sale of trust assets are received by the Owner Trustee, the amount of such proceeds multiplied by a fraction, the numerator of which will be the Series D-2 Principal Balance and the
               denominator of which will be the sum of the Principal Balance for all of the Beneficial Interests.

     "Series D-3 Distributions" means, with respect to the 2002 Delaware
Trust:

          o    in the case of any distribution date under the Original Class D
               Trust related to the 2002 Delaware Trust, the sum of (i) the principal distributable under the applicable Intercreditor
               Agreement received by the 2002 Delaware Trust on such
               distribution date multiplied by a fraction obtained by
               subtracting the Non-D-3 Principal Portion from one and (ii) the amount determined by multiplying (x) all amounts (including interest but excluding principal) distributable under the
               applicable Intercreditor Agreement received by the 2002
               Delaware Trust on such distribution date by (y) a fraction, the numerator of which will be the Series D-3 Principal Balance and the denominator of which will be the Principal Balance for all of the Beneficial Interests; and

          o    in the case of any distribution date on which proceeds from the sale of trust assets are received by the Owner Trustee, the amount of such proceeds multiplied by a fraction, the numerator of which will be the Series D-3 Principal Balance and the
               denominator of which will be the sum of the Principal Balance for all of the Beneficial Interests.

     "Non-D-3 Principal Portion" means, with respect to the 2002 Delaware
Trust, as of any distribution date, the fraction (x) the numerator of which will be the difference between the Principal Balance of the Series D-1
Beneficial Interests and the Series D-2 Beneficial Interests for such distribution date and the Principal Balance of the Series D-1 Beneficial
Interests and the Series D-2 Beneficial Interests calculated on the basis that all of the principal installments due and payable on any and all Junior
Equipment Notes originally issued before the expected Exchange Date on or prior to such distribution date have been paid and distributed to the holders of the Series D-1 Beneficial Interests and the Series D-2 Beneficial Interests
and (y) the denominator of which will be the difference between the Principal
Balance of all of the Beneficial Interests for such distribution date and the
Principal Balance of all of the Beneficial Interests for such distribution date calculated on the basis that all of the principal installments due and

                                     -65-

payable on the Junior Equipment Notes on or prior to such distribution date have been paid and distributed to the holders of all of the Beneficial
Interests.

     "Principal Balance" for each series of Beneficial Interests, means, as of any distribution date: (i) in the case of Series D-1 for each Delaware Trust, the aggregate original amount of principal installments scheduled to be paid on or prior to October 1, 2008 on any and all Junior Equipment Notes held by the related Original Class D Trust originally issued before the expected
Exchange Date minus the aggregate amount of principal distributed to the holder of the Series D-1 Beneficial Interests prior to such distribution date;
(ii) in the case of Series D-2, the aggregate original amount of principal installments scheduled to be paid after October 1, 2008 on any and all Junior
Equipment Notes held by the related Original Class D Trust originally issued before the expected Exchange Date minus the aggregate amount of principal distributed to the holders of the Series D-2 Beneficial Interests prior to such distribution date; and (iii) in the case of Series D-3 for the 2002
Delaware Trust, the aggregate original principal amount of any and all Junior
Equipment Notes held by the related Original Class D Trust originally issued after the expected Exchange Date minus the aggregate amount of principal distributed to the holder of the Series D-3 Beneficial Interests prior to such distribution date; provided that for the purpose of the definition of "Non-D-3
Principal Portion" the provisions of such definition will be further given effect, as appropriate.

Control

     If (i) the Original Class D Trustee requests direction from the Delaware
Trust or the Delaware Trust is entitled to give direction to the Original
Class D Trustee or (ii) the Delaware Trust is entitled to exercise any voting right with respect to the applicable Original Class D Trust, the Delaware
Trust will direct the Original Class D Trustee or exercise such voting rights in accordance with the instructions of:

          o    as long as there are any amounts to be distributed to the
               holder of the Series D-1 Beneficial Interests, the holder of the Series D-1 Beneficial Interests, and

          o    thereafter, the holders of a majority in aggregate face amount of the Series D-2 Beneficial Interests.

     Accordingly, the 2003-1 Trustee will initially be entitled to give directions with respect to the exercise of remedies, if any, with respect to the Junior Equipment Notes of Series 2001-1 or Series 2002-1, as the case may
be.

     In addition, the 2003-1 Trust will initially have the right to cause the applicable Delaware Trust to exercise the rights of the holders of the
Original Class D Certificates to purchase the Senior Certificates of Series
2001-1 or Series 2002-1, as the case may be, for the account of the 2003-1
Trust if one or more holders of the Class D Certificates elects to exercise such purchase rights.

Transfers of Beneficial Interests

     All of the Series D-1 Beneficial Interests in each Delaware Trust will be represented by one certificate, which will be held by the 2003-1 Trust. All of the Series D-3 Beneficial Interests will be represented by one certificate, which will be held by Northwest.

     The Series D-2 Beneficial Interests will be represented by multiple certificates, each in a face amount equal to the principal amount of the D-2
Secured Note secured by such certificate. Each such certificate will be initially issued to Northwest and pledged to the 2003-1 Trust.

     Beneficial Interests represented by any single certificate may only be sold or transferred in whole and not in part. Any sales or other transfers of
Beneficial Interests must comply with applicable securities laws and, in any event, no such sales or transfers may be made (i) to any person other than a qualified institutional buyer (as defined in Rule 144A under the Securities
Act) or an affiliate of the applicable Delaware Trust, (ii) to any person that would require the Delaware Trust to be registered as an investment company under the Investment Company Act or (iii) to any employee benefit plans.

                                     -66-

Termination

     Each Delaware Trust will dissolve upon the final receipt and distribution by the Owner Trustee of all moneys or other property or proceeds of the trust assets and neither Northwest nor any holder under such Trust will otherwise be entitled to dissolve, revoke or terminate such Delaware Trust. The bankruptcy, liquidation, dissolution, death or incapacity of Northwest or any holder of
Beneficial Interests will not operate to terminate the Delaware Trust or to entitle Northwest or the legal representatives or heirs of any such holder to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Delaware Trust or the trust assets.

                     DESCRIPTION OF THE D-2 SECURED NOTES

     The following summary describes all material provisions of the D-2
Secured Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the D-2 Secured Notes, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     The D-2 Secured Notes are full-recourse notes issued by Northwest. Each
D-2 Secured Note is related to the principal installments payable after
October 1, 2008 on a Junior Equipment Note of either Series 2001-1 or Series
2002-1 (other than the Junior Equipment Notes of Series 2002-1 issued after the expected Exchange Date) and is secured by the same principal amount of the
Series D-2 Beneficial Interests in the applicable Delaware Trust that holds pass through certificates issued by trusts holding the Junior Equipment Notes of Series 2001-1 or Series 2002-1.

Principal and Interest Payments

     The D-2 Secured Notes accrue interest at a rate of __% per annum, calculated on the basis of a 360 day year consisting of twelve 30 day months.
Interest will be payable semiannually on April 1 or October 1 of each year, commencing on October 1, 2003. The entire principal amount of the D-2 Secured
Notes will be due on October 1, 2008. If any date scheduled for a payment of principal, premium (if any) or interest with respect to the D-2 Secured Notes is not a Business Day, such payment will be made on the next succeeding
Business Day without any additional interest.

Redemption

     If a Junior Equipment Note related to a D-2 Secured Note is redeemed by
Northwest (due to the occurrence of an Event of Loss with respect to the related aircraft or an optional redemption), a principal amount of such D-2
Secured Note equal to the principal installments payable on such Junior
Equipment Note after October 1, 2008 will be redeemed at a price equal to the unpaid principal amount being redeemed, together with accrued interest thereon to, but not including, the date of redemption, on a Special Distribution Date.
A prepayment premium will also be paid if the redemption of such Junior
Equipment Note is pursuant to an optional redemption but will not be paid if the redemption is due to an Event of Loss.

     Any of the D-2 Secured Notes may be redeemed, in whole or in part, prior to maturity at any time at the option of Northwest at a
price equal to the unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a prepayment premium.

     The prepayment premium will equal the following percentage of the principal amount repaid:

                                [Table to come]

Events of Default and Remedies

     The events of default for any D-2 Secured Note are:

          o    the failure by Northwest to pay any interest or principal or premium (if any) when due, under such D-2 Secured Note that continues for more than 10 Business Days;

                                     -67-

          o    the occurrence and continuation of an Indenture Default with respect to any related Junior Equipment Note; or

          o    the occurrence of certain events of bankruptcy, reorganization or insolvency of Northwest.

     There are no cross-default provisions in the D-2 Secured Notes.
Consequently, events resulting in an event of default under any D-2 Secured
Note may or may not result in an event of default occurring under any other
D-2 Secured Note. If a D-2 Secured Note is in default and no other D-2 Secured
Note is in default, no remedies will be exercisable under the remaining D-2
Secured Notes.

     The D-2 Secured Notes are not cross-collateralized. This means that any excess proceeds from the sale of a portion of Series D-2 Beneficial Interests securing a D-2 Secured Note or other exercise of remedies will not be available to cover any shortfall on any other D-2 Secured Note.

     If an event of default occurs and is continuing under a D-2 Secured Note, the holder of such D-2 Secured Note may declare the principal of such D-2
Secured Note immediately due and payable, together with all accrued but unpaid interest thereon (but without any premium).

The Guaranty

     NWA Corp. will irrevocably, fully and unconditionally guarantee the payment and performance of all obligations of Northwest as obligor under the
D-2 Secured Notes. If Northwest fails to make a payment or perform a nonfinancial obligation when due for any reason, including liquidation, bankruptcy or reorganization, NWA Corp. will make the payment and perform the nonfinancial obligations. Each guaranty will be an absolute, present and continuing guaranty of performance and payment rather than collectibility, and will not be contingent upon any attempt to collect payment from or file suit against Northwest.

        DESCRIPTION OF INTERCREDITOR ARRANGEMENTS FOR THE PRIOR SERIES

     The following summary describes all material provisions of the
Intercreditor Agreement for each Prior Series, as amended for the exchange offers (collectively, the "Intercreditor Agreements"), among the 2003-1
Trustee, or the Original Class D Trustee, the other Trustees relating to such
Prior Series, the Liquidity Provider(s) and the Policy Provider (if
applicable) relating to such Prior Series and U.S. Bank National Association
(as successor to State Street Bank and Trust Company), as subordination agent relating to such Prior Series (the "Subordination Agent"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreements and amendments to the
Intercreditor Agreements, forms of which are filed as exhibits to this registration statement of which this prospectus is a part.

     Since previously established pass through trusts (each, an "Original
Class D Trust") already hold Junior Equipment Notes in the case of Series
2001-1 (other than the Series E Equipment Note) and Series 2002-1, the trustee of each Original Class D Trust (each, an "Original Class D Trustee") will continue to remain a party to the applicable Intercreditor Agreement for the benefit of the applicable Delaware Trust, the sole certificateholder of such
Original Class D Trust. In the case of each of the other Prior Series, the
2003-1 Trustee will become a party to the applicable Intercreditor Agreement for the benefit of the Class D Certificateholders and the Class X
Certificateholder.

Intercreditor Rights

  Controlling Party

     With respect to any indenture at any given time, the indenture trustee under such indenture will be directed in taking, or refraining from taking, any action under such indenture or with respect to the Equipment Notes issued under such indenture by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such indenture (subject to the limitations described herein on the voting rights of holders of Junior
Equipment Notes relating to Series 1999-2, Series 1999-3 and Series 2000-1 and
the Series E Equipment Note), so long as no Indenture Default has occurred and is continuing under such indenture. For so long as the

                                     -68-

Subordination Agent is the registered holder of the Equipment Notes, the
Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes, except, in the case of Series 1999-3,
Series 2000-1 and Series 2002-1, so long as the Final Distributions on the
Senior Class One Certificates have not been made or any Policy Provider
Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the related Senior Class One Trustee with respect to the related Senior Series One Equipment Notes for such Prior
Series.

     At any time an Indenture Default has occurred and is continuing under an indenture, the indenture trustee under such indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related aircraft, by the Controlling Party, subject to the limitations described below.
(Intercreditor Agreement, Section 2.6(a)) Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of the
Primary Liquidity Provider, the Policy Provider (if applicable) and Senior
Class One Certificateholders (in the case of Series 2000-1), reduce the amount of principal or interest payable by Northwest under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b))
See "Description of the Class D Certificates--Indenture Defaults and Certain
Rights Upon an Indenture Default" for a description of the rights of the
Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" with respect to a Prior Series will be:

          o    in the case of Series 1999-3, Series 2000-1 or Series 2002-1, the Policy Provider of such Prior Series until payment of Final
               Distributions to holders of the Senior Class One Certificates and no obligations owing the Policy Provider remain
               outstanding, unless a Policy Provider Default has occurred and is continuing, in which case the Controlling Party will be the
               Senior Class One Trustee of such Prior Series until payment of
               Final Distributions to holders of the Senior Class One
               Certificates;

          o    in the case of Series 1999-2, Series 2001-2 or Series 2001-1, the Senior Class One Trustee of such Prior Series, until
               payment of Final Distributions to holders of the Senior Class
               One Certificates;

          o    upon payment of Final Distributions to the holders of the
               Senior Class One Certificates and, in the case of Series
               1999-3, Series 2000-1 and Series 2002-1, unless a Policy
               Provider Default has occurred and is continuing, of any
               obligations to the Policy Provider, then the Senior Class Two
               Trustee of such Prior Series until payment of Final
               Distributions to the holders of the Senior Class Two
               Certificates;

          o    in the case of Series 1999-2, Series 1999-3 or Series 2001-1, upon payment of Final Distributions to the holders of the
               Senior Class Two Certificates and, in the case of Series
               1999-3, unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, the
               Senior Class Three Trustee of such Prior Series until payment of Final Distributions to the holders of the Senior Class Three
               Certificates;

          o    upon payment of Final Distributions to the holders of the
               Senior Class One, Senior Class Two and Senior Class Three
               Certificates (if applicable), the 2003-1 Trustee on behalf of the Class D Certificateholders (or, in the case of Series
               2001-1 or Series 2002-1, the Original Class D Trustee on behalf of the related Delaware Trust); and

          o    under certain circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider of such Prior Series with the greatest amount owed to it, or, in the case of Series 1999-3,
               2000-1 and 2002-1, the Policy Provider of such Prior Series, each as discussed in the next paragraph.

     At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Primary Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-

                                     -69-

Extension Drawing) and any amount remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Primary Cash Collateral Account to pay interest on the relevant class of Certificates or has been converted into a Final Drawing and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated (provided that if such acceleration occurs prior to March 31,
2004, the aggregate principal amount thereof exceeds $300,000,000, in the case of Series 2002-1), the Primary Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations (so long as such Primary
Liquidity Provider has not defaulted in its obligation to make any advance under its Primary Liquidity Facility) will have the right to become the
Controlling Party with respect to any indenture, provided that, in the case of
Series 1999-3 and Series 2000-1, if the Policy Provider amends or endorses the
Policy to cover payments of all drawings and interest thereon owing to the
Primary Liquidity Provider under the Primary Liquidity Facilities (determined without regard to the availability of funds for the payment thereof by the
Subordination Agent) and certain other conditions are met, or, in the case of
Series 1999-3, Series 2000-1 and Series 2002-1, if the Policy Provider pays to each Primary Liquidity Provider all outstanding drawings and interest thereon owing to such Primary Liquidity Provider under such Primary Liquidity
Facilities (as so determined) as of the end of such 18 month period, the
Policy Provider shall remain the Controlling Party so long as no Policy
Provider Default has occurred and is continuing and, in the case of Series
2002-1, the Policy Provider thereafter pays to the Primary Liquidity Providers with respect to the applicable Certificates all subsequent drawings, together with accrued interest thereon, under the related Primary Liquidity Facilities as and when such obligations become due (and, in the case of Series 1999-3,
Series 2000-1 and Series 2002-1, if a Policy Provider Default has occurred and is continuing, the Primary Liquidity Provider with the highest amount of unreimbursed Liquidity Obligations, if it so elects, shall become the
Controlling Party, or, in the case of Series 1999-3 and Series 2000-1, if it does not so elect or if no such Liquidity Obligations remain outstanding, the
Senior Class One Trustee shall become the Controlling Party).

     For purposes of giving effect to the rights of the Controlling Party for each Prior Series, the Trustees for such Prior Series and the 2003-1 Trustee
(or, in the case of Series 2001-1 or Series 2002-1, the Original Class D
Trustee) (other than the Controlling Party) have irrevocably agreed, and the
Certificateholders (other than the Certificateholders represented by the
Controlling Party) are deemed to agree by virtue of their purchase of
Certificates, that the Subordination Agent of such Prior Series, as record holder of the Equipment Notes of such Prior Series, will exercise its voting rights in respect of such Equipment Notes as directed by the Controlling
Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--
Remedies."

     "Policy Provider Default" (for purposes of Series 1999-3, Series 2000-1 and Series 2002-1) means the occurrence of any of the following events (a) the
Policy Provider fails to make a payment required under either Policy in accordance with its terms and such failure remains unremedied for two business days following the delivery of written notice of such failure to the Policy
Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii)
makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New
York Insurance Department or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

     "Final Distributions" means, with respect to the Certificates of any
Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable, if any, on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of Certificates as of such preceding
Distribution Date other than, in the case of Series 2002-1, any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note
Purchase Agreement for Series 2002-1). For purposes of calculating final distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the
Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of such final distributions.

                                     -70-

  Sale of Equipment Notes or Aircraft

     Upon the occurrence and during the continuation of any Indenture Default under any indenture, the Controlling Party for the related Prior Series will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such indenture or the related aircraft to any person. So long as, with respect to any Prior Series, any Certificates of such Prior Series or any
Class D Certificates (or, in the case of Series 2001-1 or Series 2002-1, the certificates of the Original Class D Trust) are outstanding, during six months in the case of Series 2001-2, or nine months in the case of all other Prior
Series, after the earlier of (x) the acceleration of the Equipment Notes under any indenture relating to such Prior Series or (y) the bankruptcy or insolvency of Northwest, without the consent of each Trustee of such Prior
Series and the 2003-1 Trustee (or, in the case of Series 2001-1 or Series
2002-1, the Original Class D Trustee) (other than the Trustee of any such
Trust, all of the Certificates of which are held or beneficially owned by
Northwest and/or its affiliates), no aircraft subject to the lien of such indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such aircraft or such
Equipment Notes.

     "Minimum Sale Price" means, with respect to any aircraft or the Equipment
Notes issued in respect of such aircraft, at any time, the lesser of (x) 75%
of the Appraised Current Market Value of such aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

Priority of Distributions

  Before a Triggering Event

     So long as no Triggering Event has occurred with respect to a Prior
Series, the payments in respect of all Equipment Notes (including the Junior
Equipment Notes but excluding the Series E Equipment Note, any payment on which will be made directly to the 2003-1 Trustee) issued under such Prior
Series and certain other payments received on any Distribution Date for such
Prior Series will be promptly distributed by the Subordination Agent for such
Prior Series on such Distribution Date to the following parties in the following order of priority:

          o    to the Primary Liquidity Provider for such Prior Series in respect of Liquidity Obligations (and/or to replenish any
               Primary Cash Collateral Account);

          o    if applicable, in the case of Series 2001-2 and Series 2002-1, to the extent necessary to replenish ratably each Above-Cap
               Reserve Account for such Prior Series up to an amount equal to the Above-Cap Reserve Amount as recalculated as of such date
               (less any amount then on deposit in the Above-Cap Account);

          o    to the Senior Class One Trustees of such Prior Series to the extent required to pay Expected Distributions on the Senior
               Class One Certificates;

          o    if applicable, to the Policy Provider to the extent required to pay Policy Provider Obligations (certain portions of such
               payments may be paid with a higher or lower priority, but all such payments will be paid before payment to the 2003-1 Trustee or the Original Class D Trustee);

          o    to the Senior Class Two Trustees of such Prior Series to the extent required to pay Expected Distributions on the Senior
               Class Two Certificates;

          o    to the Senior Class Three Trustees of such Prior Series to the extent required to pay Expected Distributions on the Senior
               Class Three Certificates;

          o    to the 2003-1 Trustee or, in the case of Series 2001-1 or
               Series 2002-1, to the Original Class D Trustee to the extent required to pay Expected Distributions on the certificates of the most junior class under such Prior Series;

          o    to the Subordination Agent and each Trustee for the payment of certain fees and expenses; and

                                     -71-

          o    in the case of Series 2001-2 and Series 2002-1, if applicable, to the extent necessary to replenish ratably each Above-Cap
               Reserve Account for such Prior Series up to an amount equal to the Above-Cap Reserve Amount as recalculated as of such date.

     "Triggering Event" means (a) the occurrence of an Indenture Default under all of the indentures of a Prior Series resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (b)
the acceleration of all of the outstanding Equipment Notes of a Prior Series
(provided that, with respect to the period prior to March 31, 2004, such
Equipment Notes have an aggregate principal balance in excess of $300,000,000, in the case of Series 2002-1) or (c) the occurrence of certain bankruptcy or insolvency events involving Northwest.

     "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Primary Liquidity Provider under the Primary Liquidity
Facilities or certain other agreements with respect to the Prior Series.

     "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider but shall not include (i) any amounts due under the Policy fee letter for Series 1999-3 and
(ii) any interest on Policy drawings except, if the Primary Liquidity Provider has failed to honor its obligation to make a payment on any Interest Drawing with respect to the applicable Senior Class One Certificates, interest on the portion of any Policy drawing made to cover the shortfall attributable to such failure by the Primary Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest
Drawing had been made at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full, up to a maximum of six such
Policy drawings in the case of Series 2002-1 and three such Policy drawings in the case of Series 1999-3 and Series 2000-1. For the avoidance of doubt,
Policy Provider Obligations include reimbursement of and interest on the
Liquidity Obligations in respect of the Primary Liquidity Facilities paid by the Policy Provider to the Primary Liquidity Provider.

     "Expected Distributions" means, with respect to the Certificates of any
Trust on any Distribution Date (the "Current Distribution Date"), the sum of
(1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

     (A)  the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is
          the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

     (B)  the Pool Balance of such Certificates as of the Current Distribution
          Date calculated on the basis that (i) the principal of the Equipment
          Notes held in such Trust has been paid when due (whether at stated
          maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such
          Certificates, but without giving effect to any reduction in the Pool
          Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such
          Trust). (Intercreditor Agreement, Section 1.1)

     For purposes of calculating Expected Distributions with respect to the
Certificates of any Trust, any premium or Libor break amount paid on the
Equipment Notes held in such Trust that has not been distributed to the
Certificateholders of such Trust (other than such premium or Libor break amount or a portion thereof applied to the payment of interest on the
Certificates of such Trust or the reduction of the Pool Balance of such Trust)
shall be added to the amount of such Expected Distributions.

  After a Triggering Event

     Subject to the terms of the Intercreditor Agreements for the Prior
Series, upon the occurrence of a Triggering Event with respect to a Prior
Series and at all times thereafter, all funds received by the Subordination
Agent for such Prior Series in respect of all Equipment Notes (including the
Junior Equipment Notes but excluding the Series E Equipment Note, any payment on which will be made directly to the 2003-1 Trustee) issued under such

                                     -72-

Prior Series and certain other payments will be promptly distributed by the
Subordination Agent to the following parties in the following order of priority:

          o    to the Subordination Agent for such Prior Series, any Trustee of such Prior Series (including the 2003-1 Trustee), any
               Certificateholder of such Prior Series, the Policy Provider and the Primary Liquidity Providers for such Prior Series to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder, the Policy Provider or the
               Primary Liquidity Provider in respect of payments made to the
               Subordination Agent or any Trustee in connection with the
               protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the
               "Administration Expenses");

          o    to the Primary Liquidity Provider for such Prior Series in respect of Liquidity Obligations and/or to replenish any
               Primary Cash Collateral Account relating to any Primary
               Liquidity Facility (less the amount of any repayments of
               interest drawings under such Primary Liquidity Facility while subclause (x) of this clause is applicable) unless (x) less than 65% of the aggregate outstanding principal amount of all
               Equipment Notes for such Prior Series are Performing Equipment
               Notes and a Liquidity Event of Default has occurred and is continuing or (y) a Final Drawing has occurred under such
               Primary Liquidity Facility;

          o    in the case of Series 2001-2 and Series 2002-1, if applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes for such Prior Series are
               Performing Equipment Notes and a Liquidity Event of Default
               shall have occurred and is continuing under the related Primary
               Liquidity Facility or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish ratably each Above-Cap Reserve Account for such Prior Series up to an amount equal to the Above-Cap Reserve Amount as recalculated as of such date (less any amount then on deposit in the related
               Above-Cap Account);

          o    to the Subordination Agent of such Prior Series, any Trustee of such Prior Series or any Certificateholder of such Prior Series to the extent required to pay certain fees, taxes, charges and other amounts payable;

          o    to the Senior Class One Trustees of such Prior Series to the extent required to pay Adjusted Expected Distributions on the
               Senior Class One Certificates;

          o    if applicable, to the Policy Provider to the extent required to pay Policy Provider Obligations (certain portions of such
               payments may be paid with a higher or lower priority, but all such payments will be paid before payment to the 2003-1 Trustee or the Original Class D Trustee);

          o    to the Senior Class Two Trustees of such Prior Series to the extent required to pay Adjusted Expected Distributions on the
               Senior Class Two Certificates;

          o    to the Senior Class Three Trustees of such Prior Series to the extent required to pay Adjusted Expected Distributions on the
               Senior Class Three Certificates;

          o    to the 2003-1 Trustee or, in the case of Series 2001-1 or
               Series 2002-1, the Original Class D Trustee to the extent
               required to pay Adjusted Expected Distributions on the
               certificates of the most junior class under such Prior Series;
               and

          o    in the case of Series 2001-2 and Series 2002-1, if applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes for such Prior Series are
               Performing Equipment Notes and a Liquidity Event of Default
               shall have occurred and is continuing under the related Primary
               Liquidity Facility or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish ratably each Above-Cap Reserve Account for

                                     -73-

               such Prior Series up to an amount equal to the Above-Cap
               Reserve Amount as recalculated as of such date.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the deposits relating to such Trust) and (2) the greater of:

     (A)  the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current
          Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the
          Pool Balance of such Certificates as of the Current Distribution
          Date calculated on the basis that (i) the principal of the
          Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such
          Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes except to the extent monies are received as a result of such acceleration) and such payments have been distributed to the holders of such
          Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such
          Certificates, but without giving effect to any reduction in the Pool
          Balance as a result of any distribution attributable to deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such
          Trust), and

     (B)  the amount of the excess, if any, of (i) the Pool Balance of such class of Certificates as of the immediately preceding Distribution
          Date (or, if the Current Distribution Date is the first Distribution
          Date, the original aggregate face amount of the Certificates of such
          Trust), less the amount of the deposits for such class of
          Certificates as of such preceding Distribution Date (or, if the
          Current Distribution Date is the first Distribution Date, the original aggregate amount of the deposits for such class of
          Certificates) other than, in the case of Series 2002-1, any portion of such deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement for Series 2002-1, over (ii) the
          Aggregate LTV Collateral Amount for such class of Certificates for the Current Distribution Date;

provided that, (x) until the date of the initial LTV Appraisals for all of the aircraft financed under such Prior Series, clause (B) will not apply and (y)
clause (B) will not apply to the Class D Certificates or the certificates of the Original Class D Trust.

     For purposes of calculating Expected Distributions or Adjusted Expected
Distributions with respect to the Certificates of any Trust, any premium or
Libor break amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or Libor break amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool
Balance of such Trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     Since the Pool Balance of the Class D Certificates includes Junior
Equipment Notes issued under all Prior Series but the calculation of "Expected
Distributions" and "Adjusted Expected Distributions" relates only to a single
Prior Series, these terms must be modified when applied to the Class D
Certificates. Accordingly, for purposes of determining any distribution under any Prior Series to the 2003-1 Trustee, the terms "Expected Distributions" and
"Adjusted Expected Distributions" will be changed as follows: (i) the original aggregate face amount of the Class D Certificates for purposes of such Prior
Series shall be deemed to be the original aggregate principal amount of the
Junior Equipment Notes relating to such Prior Series (other than the Series E
Equipment Note), (ii) any reference in such definitions to "Equipment Notes"
shall be deemed to refer to the Junior Equipment Notes relating to such Prior
Series (other than the Series E Equipment Note), (iii) any reference in such definitions to the "Intercreditor Agreement applicable to such Certificates"
shall be deemed to refer to the Intercreditor Agreement for such Prior Series and (iv) the Pool Balance of the Class D Certificates for purposes of such
Prior Series shall be deemed to be the original aggregate principal amount of the Junior Equipment Notes relating to such Prior Series (other than the
Series E Equipment Note) less the aggregate amount of all payments made in respect of the Class D Certificates under the Intercreditor Agreement for such
Prior Series other than payments made under such Intercreditor Agreement in respect of interest, Libor break amount (if any), premium (if any) or reimbursement of any costs or

                                     -74-

expenses incurred in connection therewith. The Pool Balance for the Class D
Certificates as of any Distribution Date for purposes of determining Expected
Distributions and Adjusted Expected Distributions under the Intercreditor
Agreement for any Prior Series shall be computed after giving effect to payment of principal of the Junior Equipment Notes of such Prior Series (other than the Series E Equipment Note) or payment with respect to other Trust
Property held in the 2003-1 Trust and the distribution thereof pursuant to such Intercreditor Agreement to be made on that date.

     "Aggregate LTV Collateral Amount" for any class of Certificates for the
Prior Series for any Distribution Date means the amount, not less than zero, equal to the product of (i) the sum of the applicable LTV Collateral Amounts for each aircraft financed under such Prior Series, minus (ii) the Pool
Balance for each class of Certificates, if any, senior to such class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior class or classes and (iii)(a) in the case of Class A-1 or Class A-2 Certificates of Series 2001-1, a fraction the numerator of which equals the Pool Balance for the Class A-1 Certificates or the Class A-2
Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balances for the Class A-1 Certificates and the Class A-2
Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such class of
Certificates, (b) in the case of Class G-1 or Class G-2 Certificates of Series
2002-1, a fraction the numerator of which equals the Pool Balance for the
Class G-1 Certificates or the Class G-2 Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balances for the Class G-1
Certificates and the Class G-2 Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such class of Certificates, (c) in the case of the Class C-1 or
Class C-2 Certificates of Series 2002-1, a fraction the numerator of which equals the Pool Balance for the Class C-1 Certificates or Class C-2
Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balance for the Class C-1 Certificates and the Class C-2
Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such class of
Certificates, and (d) in the case of all other classes of Certificates of the
Prior Series, 1.0.

     For each Prior Series, "LTV Collateral Amount" of any aircraft for any class of Certificates of such Prior Series means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such class of Certificates multiplied by the Appraised Current Market Value of such aircraft (or with respect to any such aircraft which has suffered an Event of Loss under and as defined in the relevant indenture, the amount of the insurance proceeds paid to the related indenture trustee in respect thereof to the extent then held by such indenture trustee (and/or on deposit in the Special Payments Account) or payable to such indenture trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution
Date.

     For each Prior Series, "LTV Ratio" means, for each class of Certificates as of any date, the percentages set forth in the following table:

                  Senior Class     Senior Class    Senior Class
                       One             Two            Three          Class D
 Prior Series     Certificates     Certificates    Certificates    Certificates
 ------------     ------------     ------------    ------------    ------------

    1999-2             41.9%            55.9%           69.0%          N/A
    1999-3             44.3             64.1            72.2           N/A
    2000-1             60.0             66.0            N/A            N/A
    2001-1             42.0             54.0            66.0           75.0%
    2001-2             36.3             66.5            N/A            N/A
    2002-1             55.2             64.9            N/A            73.0

     "Appraised Current Market Value" of any aircraft financed under the relevant Prior Series means the lower of the average and the median of the most recent three LTV Appraisals of such aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the
Subordination Agent will obtain LTV Appraisals of all of the aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling
Party reasonably objects to the appraised value of the aircraft shown in such
LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such aircraft).

                                     -75-

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     "Non-Performing Equipment Note" means an Equipment Note that is not a
Performing Equipment Note.

     Interest Drawings under each Primary Liquidity Facility, withdrawals from each Primary Cash Collateral Account, drawings under the Policy, withdrawals from any Above-Cap Account, in each case in respect of interest on the
Certificates of the applicable Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the
Intercreditor Agreement and as otherwise described herein. All amounts on deposit in the Primary Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust and, in the case of Series
1999-3, Series 2000-1, Series 1999-2 and Series 2001-1, all investment earnings on such amounts on deposit in the Primary Cash Collateral Account, will be deposited into the collection account for distribution according to the applicable priorities of distribution.

Voting of Equipment Notes

     In the event that the Subordination Agent for any Prior Series, as the registered holder of any Equipment Note under such Prior Series, receives a request for its consent to any amendment, modification or waiver under such
Equipment Note or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust of such Prior Series which holds such Series of Equipment Notes, except that, in the case of Series 1999-3, Series 2000-1 and Series 2002-1, so long as the Final Distribution on the Senior Class One Certificates has not
been made or any Policy Provider Obligations remain outstanding and no Policy
Provider Default shall have occurred and be continuing, the Subordination
Agent for such Prior Series shall request directions from the Policy Provider rather than the Senior Class One Trustees with respect to the Equipment Notes held in such Trusts. The Trustee for such Prior Series in turn will request directions from Certificateholders of such Trusts. The Trustee of a Prior
Series is not required to request directions if such consent will not adversely affect the Certificateholders or an Event of Default shall have occurred and be continuing under the Pass Through Agreement of such Trust. If any Indenture Default shall have occurred and be continuing with respect to such indenture, the Subordination Agent of such Prior Series will exercise its voting rights as directed by the Controlling Party.

     The holders of the Junior Equipment Notes issued under Series 1999-2,
Series 1999-3 and Series 2000-1 and the Series E Equipment Note will not have any voting rights under the indentures relating to such series except with respect to any amendment, supplement, waiver or modification requiring the consent of each holder of equipment notes affected thereby, including any delay in the timing of or any reduction of amount of payment in respect of such Junior Equipment Notes.

The Subordination Agent

     U.S. Bank National Association (as successor to State Street Bank and
Trust Company) is the Subordination Agent under each Intercreditor Agreement.
Northwest and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The
Subordination Agent's address is 1 Federal Street, 3rd Floor, Boston,
Massachusetts 02110, Attention: Corporate Trust Services.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the
Intercreditor Agreement. Either the Controlling Party or the Liquidity
Provider (in the case of Series 1999-2, Series 1999-3, Series 2000-1, Series
2001-1 and Series 2001-2) or Northwest (in the case of Series 2002-1) may remove the Subordination Agent for cause as provided in the Intercreditor
Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor
Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

                                     -76-

 DESCRIPTION OF THE LIQUIDITY FACILITIES AND THE POLICIES FOR THE PRIOR SERIES

     The following summary describes all terms that are material to a holder of Class D Certificates regarding the Liquidity Facilities for each class of
Senior Certificates, the Policies for Senior Class One Certificates of Series
1999-3, Series 2000-1 and Series 2002-1 and certain provisions of the
Intercreditor Agreements relating to the Liquidity Facilities and the
Policies. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities, the Policies and the Intercreditor Agreements and the amendments to each
Intercreditor Agreement to be executed in connection with the exchange offers, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

     The term "Liquidity Facilities" refers to the Primary Liquidity
Facilities and the Above-Cap Liquidity Facilities.

     The Class D Certificates will not have the benefit of any Liquidity
Facilities or any Policies. The Intercreditor Agreement and the Liquidity
Facilities for each Prior Series provide that certain payments to the
Liquidity Providers and the Policy Provider for such Prior Series be made prior to payments to the 2003-1 Trustee. See "Description of the Intercreditor
Arrangements for the Prior Series -- Priority of Distributions."

Primary Liquidity Facilities

     All the Senior Certificates of the Prior Series have Primary Liquidity
Facilities. The Primary Liquidity Providers for each Prior Series have entered into separate revolving credit agreements with the Subordination Agents for such Prior Series (each, a "Primary Liquidity Facility") with respect to the
Senior Certificates of each of the Trusts for such Prior Series. Under each
Primary Liquidity Facility, the Primary Liquidity Provider will make one or more advances to the Subordination Agent that will be used solely to pay interest on the related class of Certificates for the Prior Series when due, subject to certain limitations. The Primary Liquidity Facility for each Trust for the Prior Series, together with the amounts from the Above-Cap Facilities, if applicable, are expected to be sufficient to pay interest on the related class of Certificates on up to six consecutive quarterly or three consecutive semiannual Regular Distribution Dates (each without regard to any expected future payments of principal on such Certificates) at the respective Stated
Interest Rates. If interest payment defaults occur that exceed the amount covered by and available under the Primary Liquidity Facility for any Trust of the Prior Series, and funds available from the related Above-Cap Facility, the
Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds.

     Drawings

     The aggregate amounts available under the Primary Liquidity Facilities on the date of this prospectus, together with certain information relating to margins payable under the Primary Liquidity Facilities, are listed in the table below:

                                                                               Margin for Drawings
                                                           ---------------------------------------------------------
                    Primary Liquidity         Available     Interest Drawings and Final      Downgrade Drawings and
Trust                    Provider              Amount                 Drawings               Non-Extension Drawings
------------  ---------------------------  --------------  ------------------------------  -------------------------

1999-2A          Citibank, N.A.             $                           2.00%                      N/A

1999-2B          Citibank, N.A.             $                           2.00%                      N/A

1999-2C          Citibank, N.A.             $                           2.00%                      N/A

1999-3G          Morgan Stanley Capital     $                           2.00%                         0.35%
                 Services, Inc.

1999-3B          Morgan Stanley Capital     $                           2.00%                         0.35%
                 Services, Inc.

1999-3C          Morgan Stanley Capital     $                           2.00%                         0.35%
                 Services, Inc.

2001-1A-1        Landesbank                 $               1.50% (subject to an          1.50% (subject to an
                 Hessen-Thuringen                           increase under certain        increase under certain
                 Girozentrale                               circumstances up to a         circumstances up to a
                                                            maximum of 2.00% per annum)   maximum of 2.00% per annum)

                                     -77-

                                                                               Margin for Drawings
                                                           ---------------------------------------------------------
                    Primary Liquidity         Available     Interest Drawings and Final      Downgrade Drawings and
Trust                    Provider              Amount                 Drawings               Non-Extension Drawings
------------  ---------------------------  --------------  ------------------------------  -------------------------

2001-1A-2        Landesbank                 $               1.50% (subject to an          1.50% (subject to an
                 Hessen-Thuringen                           increase under certain        increase under certain
                 Girozentrale                               circumstances up to a         circumstances up to a
                                                            maximum of 2.00% per annum)   maximum of 2.00% per annum)

2001-1B          Landesbank                 $               1.50% (subject to an          1.50% (subject to an
                 Hessen-Thuringen                           increase under certain        increase under certain
                 Girozentrale                               circumstances up to a         circumstances up to a
                                                            maximum of 2.00% per annum)   maximum of 2.00% per annum)

2001-1C          Landesbank                 $               1.50% (subject to an          1.50% (subject to an
                 Hessen-Thuringen                           increase under certain        increase under certain
                 Girozentrale                               circumstances up to a         circumstances up to a
                                                            maximum of 2.00% per annum)   maximum of 2.00% per annum)

2000-1G          AIG Matched Funding        $                           2.25%                         2.25%
                 Corp.

2000-1C          AIG Matched Funding        $                           2.25%                         2.25%
                 Corp.

2001-2A          CDC Finance-CDC IXIS       $                           2.00%                         2.00%

2001-2B          CDC Finance-CDC IXIS       $                           2.00%                         2.00%

2002-1G-1        Westdeutsche Landesbank    $                           2.50%                         2.50%
                 Girozentrale, New York
                 branch

2002-1G-2        Westdeutsche Landesbank    $                           2.50%                         2.50%
                 Girozentrale, New York
                 branch

2002-1C-1        Westdeutsche Landesbank    $                           2.50%                         2.50%
                 Girozentrale, New York
                 branch

2002-1C-2        Westdeutsche Landesbank    $                           2.50%                         2.50%
                 Girozentrale, New York
                 branch

     Except as otherwise provided below, the Primary Liquidity Facility for each Trust for the Prior Series will enable the related Subordination Agent to make interest drawings ("Interest Drawings") thereunder on any Regular
Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular
Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Primary Liquidity Facility on any Regular
Distribution Date to fund any shortfall of interest on Certificates of such
Trust will not exceed the then Maximum Available Commitment under such Primary
Liquidity Facility.

     "Maximum Available Commitment" at any time under each Primary Liquidity
Facility is an amount equal to the then Required Amount of such Primary
Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Primary Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing
under a Primary Liquidity Facility, the Maximum Available Commitment under such Primary Liquidity Facility will be zero.

     "Required Amount" means, for a Primary Liquidity Facility, on any day for any applicable Trust, the sum of the aggregate amount of interest, calculated for each relevant period, at the rate per annum equal to the Stated Interest
Rate or the Capped Interest Rate, as applicable, that would be payable on the applicable Certificates on each of the three successive semiannual or the six successive quarterly Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semiannual or five quarterly Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the applicable class of
Certificates on such day and without regard to expected future payments of principal on such class of Certificates. The Pool Balance for purposes of the definition of Required Amount with respect to the Primary Liquidity Facility

                                     -78-

for the Senior Class One Certificates of Series 1999-3, Series 2000-1 or
Series 2002-1 shall, in the event of any Policy Provider Election with respect to such class, be deemed to be reduced by an amount (if positive) by which (a)
the outstanding principal balance of each Equipment Note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any
Policy Drawings previously paid by the Policy Provider in respect of principal of such Equipment Note.

     "Capped Interest Rate" for the Class G-1 and Class C-1 Certificates of
Series 2002-1 is equal to 10.75% per annum and 14.50% per annum, respectively.
The "Capped Interest Rate" for the Class A and Class B Certificates of Series
2001-2 is equal to the Capped LIBOR for such date plus 0.48% per annum, and
0.80% per annum plus an additional margin that may become applicable under certain circumstances, respectively.

     "Capped LIBOR" will be 10% per annum for Series 2002-1. "Capped LIBOR"
for Series 2001-2 will increase over time from 7.8% per annum, through the interest period beginning on November 6, 2003, to 19.0% per annum, for the interest periods beginning on or after February 6, 2013.

     The Primary Liquidity Facility for any Trust will not provide for drawings thereunder to pay for principal of or premium on or Libor break amount, if any, with respect to the Certificates of such Trust or any interest on the Certificates of such class in an amount exceeding six full quarterly installments of interest at the Capped Interest Rate or three full semiannual installments of interest at the Stated Interest Rate, as the case may be, or principal of or interest or premium on or Libor break amount, if any, with respect to the Certificates of any other Trust.

     Each payment by the Primary Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the related Primary Liquidity
Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under a Primary Liquidity Facility, upon reimbursement of the Primary Liquidity Provider in full for the amount of such Interest
Drawings plus interest thereon, the Maximum Available Commitment under such
Primary Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Primary Liquidity Facility; provided, however, that such Primary Liquidity Facility will not be so reinstated at any time if
(i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment
Notes issued under the related Prior Series are Performing Equipment Notes. In the case of Series 2002-1, any amounts paid by the Policy Provider to a
Primary Liquidity Provider as described in "Description of the Intercreditor
Arrangements for the Prior Series--Intercreditor Rights--Controlling Party"
will not reinstate the related Primary Liquidity Provider, but any reimbursement of such amounts received by the Policy Provider under the distribution provisions of the Intercreditor Agreement will reinstate the related Primary Liquidity Facility to the extent of such reimbursement unless
(i) a Liquidity Event of Default shall have occurred and be continuing and
(ii) less than 65% of the then aggregate outstanding principal amount of all
Equipment Notes issued under the related Prior Series are Performing Equipment
Notes. With respect to any other drawings under a Primary Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement.
Following the reduction of the Pool Balance for the applicable Trust, the
Maximum Available Commitment of the Primary Liquidity Facility for such Trust will be automatically adjusted from time to time to an amount equal to the
Required Amount for such Trust.

     "Performing Equipment Note" means an Equipment Note issued pursuant to an indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving Northwest under the U.S.
Bankruptcy Code, (a) any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section
1110 Period") will not be taken into consideration until the expiration of the applicable period, (b) any payment default occurring after the date of the order of relief in such proceeding but during the Section 1110 Period will not be taken into consideration if such payment default is cured under Section
1110(a)(2)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period , (c) in the case of Series 2000-1, Series 2001-1, Series 2001-2 and Series 2002-1, any
payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the indenture and (d) in the case of Series
1999-2, Series 1999-3, Series 2000-1 and Series 2001-1, clause (a) above will not apply during the Section 1110 Period if the trustee in such proceeding or
Northwest refuses to assume or agree to perform its obligations under the indenture related to such Equipment Note.

                                     -79-

     In the event of certain ratings downgrades of the Primary Liquidity
Provider, certain failures to extend the Primary Liquidity Facility upon its expiration or upon the receipt by the Subordination Agent of a Termination
Notice, the Subordination Agent will draw the then Maximum Available
Commitment under such Primary Liquidity Facility (a "Downgrade Drawing",
"Non-Extension Drawing" or "Final Drawing," respectively). The Subordination
Agent will deposit the proceeds of such drawing in a cash collateral account
(the "Primary Cash Collateral Account") and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Primary Liquidity
Facility would be used.

     Reimbursement of Drawings

     The Subordination Agent for each Prior Series must reimburse amounts drawn under any related Primary Liquidity Facility by reason of an Interest
Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and
interest thereon, but only to the extent that such Subordination Agent has funds available therefor.

  Interest Drawings and Final Drawings

     Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day thereafter, or in the case of Series 1999-2, the third business day following the applicable Primary Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus the applicable margin specified in the table under " -- Drawings". Thereafter, interest will accrue at the Liquidity Facility LIBOR for the applicable interest period plus such margin per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus such margin per annum on the last day of an interest period for such drawing or (y) elect to maintain the
Final Drawing as a drawing bearing interest at the Liquidity Facility LIBOR for the applicable interest period plus the applicable margin per annum.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Primary
Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (0.25%) per annum.

     "Liquidity Facility LIBOR" means, with respect to any interest period,
(i) the rate per annum appearing on display page 3750 (British Bankers
Association LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average
(rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Primary
Liquidity Provider in the London interbank market at approximately 11:00 A.M.
(London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period comparable to such interest period.

  Downgrade Drawings and Non-Extension Drawings

     The amount drawn under any Primary Liquidity Facility by reason of a
Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

          o    Such amount will be released on any Distribution Date to the applicable Primary Liquidity Provider to the extent that such amount exceeds the Required Amount.

                                     -80-

          o    Any portion of such amount withdrawn from the Primary Cash
               Collateral Account for the applicable Certificates to pay
               interest on such Certificates will be treated in the same way as Interest Drawings.

          o    The balance of such amount will be invested in certain
               investments.

     Any Downgrade Drawing or Non-Extension Drawing, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest as follows:

          o    in the case of Series 1999-2, equal to the earnings, if any, on funds on deposit in the Primary Cash Collateral Account.

          o    in the case of Series 1999-3, with respect to the period from the date of borrowing to (but excluding) the third business day following the Primary Liquidity Provider's receipt of the
               notice of such Downgrade Drawing or Non-Extension Drawing, at the Base Rate plus the applicable margin and thereafter at the
               Liquidity Facility LIBOR for the applicable interest period plus such applicable margin per annum, as specified in the table under "--Drawings."

          o    in the case of Series 2000-1 and Series 2001-1, (x) in the case of a Downgrade Drawing (or Non-Extension Drawing, for Series
               2000-1) (i) at the Base Rate with respect to the period from the date of such drawing to (but excluding) the third business day thereafter, (ii) from and after such third business day, subject to clause (z) below, at a rate equal to the Liquidity
               Facility LIBOR for the applicable interest period (and will continue to be subject to payment of a commitment fee on the amount of such drawing), (y) in the case of a Non-Extension
               Drawing for Series 2001-1, subject to clause (z) below, in an amount equal to investment earnings on amounts deposited in the
               Primary Cash Collateral Account (and will continue to be
               subject to payment of a commitment fee on the amount of such
               Non-Extension Drawings), and (z) from and after the date, if any, on which such drawing is converted into a Final Drawing as described under "--Liquidity Events of Default", at a rate equal to the Liquidity Facility LIBOR for the applicable
               interest period or the Base Rate plus the applicable margin per annum.

          o    in the case of Series 2001-2, (x) subject to clause (y) below, in an amount equal to investment earnings on amounts deposited in the Primary Cash Collateral Account (and will continue to be subject to payment of a commitment fee on the amount of such
               Downgrade Drawing or Non-Extension Drawing) and (y) from and after the date, if any, on which such Downgrade or
               Non-Extension Drawing is converted into a Final Drawing at a rate equal to the Liquidity Facility LIBOR for the applicable interest period or the Base Rate plus the applicable margin per annum.

          o    in the case of Series 2002-1, (i) at the Base Rate with respect to the period from the date of such drawing to (but excluding)
               the third business day thereafter, (ii) from and after such third business day, at a rate equal to the Liquidity Facility
               LIBOR for the applicable interest period (and will continue to be subject to payment of a commitment fee on the amount of such
               Downgrade Drawing or Non-Extension Drawing), and (iii) from and after the date, if any, on which such Downgrade or
               Non-Extension Drawing is converted into a Final Drawing as described under "--Liquidity Events of Default", at a rate equal to the Liquidity Facility LIBOR for the applicable
               interest period or the Base Rate plus the applicable margin.

     Liquidity Events of Default

     Events of Default under each Primary Liquidity Facility (each, a "Primary
Liquidity Event of Default") will consist of:

          o    The acceleration of all the Equipment Notes issued under the related Prior Series (provided, that if such acceleration
               occurs during the period prior to March 31, 2004, the aggregate principal amount thereof exceeds $300,000,000, in the case of
               Series 2002-1).

                                     -81-

          o    Certain bankruptcy or similar events involving Northwest.

     If any Primary Liquidity Event of Default under any Primary Liquidity
Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all Equipment Notes issued under the related
Prior Series are Performing Equipment Notes, the applicable Primary Liquidity
Provider may, in its discretion, give a notice of termination of such Primary
Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

          o    The related Primary Liquidity Facility will expire on the fifth business day after the date on which such Termination Notice is received by the Subordination Agent.

          o    The Subordination Agent will promptly request, and the
               applicable Primary Liquidity Provider will make, a Final
               Drawing thereunder in an amount equal to the then Maximum
               Available Commitment thereunder.

          o    Any Drawing remaining unreimbursed as of the date of
               termination will be automatically converted into a Final
               Drawing under such Primary Liquidity Facility.

          o    All amounts owing to the applicable Primary Liquidity Provider automatically will be accelerated.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Primary Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the
Intercreditor Arrangements for the Prior Series--Priority of Distributions."
Upon the circumstances described above under "Description of the Intercreditor
Arrangements for the Prior Series--Intercreditor Rights--Controlling Party," a
Primary Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the indentures for such Prior Series.

Above-Cap Liquidity Facilities

     In the case of each Trust of a Prior Series which pays a floating rate of interest (the Class G-1 Trust and the Class C-1 Trust for Series 2002-1 and
the Class A Trust and Class B Trust for Series 2001-2), the Subordination
Agents and the Above-Cap Liquidity Providers have entered into irrevocable interest rate cap agreements (each, an "Above-Cap Liquidity Facility") with respect to such Trusts. The initial Above-Cap Liquidity Provider for Series
2002-1 is Credit Suisse First Boston International, and the initial Above-Cap
Liquidity Provider for Series 2001-2 is CDC Financial Products Inc. The
obligations of CDC Financial Products Inc. are guaranteed by CDC Finance-CDC
IXIS (the "Above-Cap Liquidity Guarantor")

     The Above-Cap Liquidity Provider will make payments on any Distribution
Date if (i) after giving effect to the provisions of the applicable
Intercreditor Agreement (but without regard to drawings under the related
Primary Liquidity Facility or withdrawals from the related Primary Cash
Collateral Account or Above-Cap Account), the Subordination Agent does not have sufficient funds for the payment of interest on the applicable class of
Certificates and (ii) then effective LIBOR exceeds the Capped LIBOR, in an amount (an "Above-Cap Payment") equal to (regardless of whether any portion of such amount has been or is being funded by the relevant Primary Liquidity
Provider as an Interest Drawing) the product of (x) the excess of LIBOR over the Capped LIBOR, multiplied by (y) the Pool Balance of the applicable class of Certificates, multiplied by (z) actual days elapsed in the applicable interest period divided by 360.

     Amounts available under the Above-Cap Liquidity Facility, together with the maximum amount of Interest Drawings available under the related Primary
Liquidity Facility, are expected to be sufficient to pay interest (calculated at the Stated Interest Rate for such class of Certificates) on the related class of Certificates on up to six consecutive quarterly Regular Distribution
Dates (without regard to any expected future payments of principal on such
Certificates).

                                     -82-

     An Above-Cap Payment under the relevant Above-Cap Liquidity Facility will be made to the Subordination Agent, which will immediately deposit such
Above-Cap Payment into the related Above-Cap Account to be available for withdrawals.

     Each Above-Cap Liquidity Facility will be available to make payments only as long as the related Primary Liquidity Facility is available to be drawn or there are amounts available to be withdrawn in the related Primary Cash
Collateral Account or the Above-Cap Account.

     The Above-Cap Liquidity Facilities do not provide for payments thereunder to pay, directly or indirectly, principal of or Libor break amount or premium on the Certificates of such class or principal of or interest or Libor break amount or premium on the Certificates of any other class. (Intercreditor
Agreement, Section 3.6.) The Subordination Agent will have no obligation to reimburse the Above-Cap Liquidity Provider for any Above-Cap Payment.

     Each Above-Cap Liquidity Facility may be terminated or replaced upon the occurrence of certain specified events, including if the short-term unsecured debt rating of an Above-Cap Liquidity Provider or the Above-Cap Liquidity
Guarantor (in the case of Series 2001-2) is lower than specified ratings for the relevant class of the Prior Series, and upon the occurrence of any such event, the Above-Cap Liquidity Provider will pay to the Subordination Agent for deposit into a reserve account (each, an "Above-Cap Reserve Account") for the benefit of the related class of Certificates an amount in cash (the
"Above-Cap Reserve Amount") equal to the product of:

          o    1.528, multiplied by

          o    20.75%, in the case of Series 2001-2, or 20.00% in the case of
               Series 2002-1, per annum minus Capped LIBOR, multiplied by

          o    the Pool Balance of the applicable class of Certificates,

plus all other unpaid amounts then due under such Above-Cap Liquidity
Facility.

The Policies

     MBIA Insurance Corporation (the "Policy Provider") has issued financial guarantee insurance policies (each, a "Policy") in favor of the Subordination
Agent for the benefit of the holders of the Senior Class One Certificates of
Series 1999-3, Series 2000-1 and Series 2002-1. The Policies do not cover any amounts payable on any other class of Certificates, including the Class D
Certificates.

     The Policies also do not cover (i) shortfalls, if any, attributable to the liability of the applicable Trusts and Trustees and the Subordination
Agent for withholding taxes, if any, (ii) any premium, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to the applicable Certificates, or (iii) any failure of the Subordination
Agent or the Trustee of such Trust to make any payment due to the holders of the applicable Certificates from funds received. The Policy Provider is subrogated to all of the rights of the holders of the applicable Senior Class
One Certificates to payment on such Certificates to the extent of the payments made under the related Policy.

     The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy for the relevant class of Certificates under the following five circumstances:

  Interest Drawings

     If, on any Regular Distribution Date (other than the Final Legal
Distribution Date) for the applicable Certificates, after giving effect to the
Intercreditor Agreement and the Liquidity Facilities, the Subordination Agent
does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the applicable Certificates at the applicable Stated Interest Rate and the Subordination Agent is to request a drawing under the Policy in an amount sufficient to enable the Subordination
Agent to pay such interest.

                                     -83-

  Proceeds Deficiency Drawing

     If, except as provided under "--No Proceeds Drawing" below, the
Subordination Agent receives a Special Payment consisting of proceeds of the disposition of any defaulted Senior Series One Equipment Note or the related
Trust Indenture Estate or Collateral under (and as defined in) the related indenture, the Policy Provider will pay, after giving effect to the application of any disposition proceeds and drawings from the Senior Class One
Primary Liquidity Facilities, the Senior Class One Primary Cash Collateral
Accounts and, in the case of Series 2002-1, drawings from the Above-Cap
Account, (if applicable), the amount, if any, required to reduce the Pool
Balance of the applicable class of Certificates by an amount equal to the outstanding principal amount of such Defaulted Senior Series One Equipment
Note (less the amount of any drawings previously paid by the Policy Provider in respect of principal on such Defaulted Senior Series One Equipment Note, in the case of Series 2002-1) plus accrued and unpaid interest from the immediately preceding Regular Distribution Date on the amount of such reduction.

  No Proceeds Drawing

     On the first business day (which shall be a Special Distribution Date)
that is 21 months, in the case of Series 2002-1, and 18 months in the case of
Series 1999-3 and Series 2000-1, after the last date on which full payment was made on a related Senior Series One Equipment Note as to which there has subsequently been a failure to pay principal or that has been accelerated, if there has not previously been a Proceeds Deficiency Drawing as described in the preceding paragraph with respect to such Equipment Note, then on that
Special Distribution Date the Subordination Agent will request a drawing under the Policy in an amount equal to the then outstanding principal amount of such
Defaulted Senior Series One Equipment Note plus accrued and unpaid interest thereon from the immediately preceding Regular Distribution Date. The
Subordination Agent is to give prompt notice to each Trustee, the Liquidity
Providers and the Policy Provider establishing the Special Distribution Date, which notice is to be given not less than 25 days prior to such Special
Distribution Date. After the payment by the Policy Provider in full of the requested drawing, the Subordination Agent will have no right to make any further drawing under the Policy in respect of the Defaulted Senior Series One
Equipment Note except for an Avoidance Drawing as described below.

     Notwithstanding the foregoing, at the end of any such 21-month period, in the case of Series 2002-1, or 18-month period, in the case of Series 1999-3 or
Series 2000-1, the Policy Provider may, so long as no Policy Provider Default shall have occurred and be continuing, elect (the "Policy Provider Election")
instead to pay

          o    on such Special Distribution Date an amount equal to the
               scheduled principal and interest payable but not paid on the
               Defaulted Senior Series One Equipment Note (without regard to the acceleration thereof) during such 21-month or 18-month period, as applicable (after giving effect to the application of funds received from the related Liquidity Facilities and
               Primary Cash Collateral Account with respect to such interest)
               and

          o    thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest payable on the
               Defaulted Senior Series One Equipment Note on the related
               payment date (without regard to any acceleration thereof or any funds available under any Liquidity Facilities or the Primary
               Cash Collateral Account), until the establishment of an
               Election Distribution Date or a Special Distribution Date.

     Following a Policy Provider Election, on any business day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days'
notice to the Subordination Agent, the Policy Provider may (notwithstanding the Policy Provider Election) request the Subordination Agent to, and the
Subordination Agent shall, make a Policy Drawing under the related Policy for an amount equal to the then outstanding principal balance of the applicable
Defaulted Senior Series One Equipment Note (less any drawings previously paid by the Policy Provider in respect of principal on such Defaulted Senior Series
One Equipment Note) and accrued and unpaid interest thereon at the Stated
Interest Rate for the Certificates from the immediately preceding Regular
Distribution Date to such Special Distribution Date.

     Further, after a Policy Provider Election, following the occurrence and continuation of a Policy Provider Default or sale or other disposition of
Defaulted Senior Series One Equipment Notes or its underlying collateral in

                                     -84-

the case of Series 1999-3 and Series 2000-1, the Subordination Agent shall be required on a business day specified by the Subordination Agent upon 20 days'
notice to the Policy Provider (such specified business day, an "Election
Distribution Date," which shall be a Special Distribution Date), to make a drawing under the Policy for an amount equal to the then outstanding principal balance of the Defaulted Senior Series One Equipment Note (less any drawings previously paid by the Policy Provider in respect of principal on such
Equipment Note) and accrued and unpaid interest thereon at the Stated Interest
Rate or Capped Interest Rate for the Certificates, as applicable, from the immediately preceding Regular Distribution Date to such Election Distribution
Date.

     Regardless of whether or not the Policy Provider makes a Policy Provider
Election, the Policy Provider shall, at the end of the 21-month period or
18-month period, as the case may be, endorse the related Policy (if not already endorsed to so provide) to provide for the payment to the Primary
Liquidity Provider interest accruing on the outstanding drawings of the related Primary Liquidity Facilities from and after the end of such 21-month period or 18-month period, as the case may be, as and when such interest becomes due in accordance with such Primary Liquidity Facilities.

  Final Policy Drawing

     If on the Final Legal Distribution Date of the applicable Certificates, after giving effect to the application of any Prior Funds, the Subordination
Agent does not then have sufficient funds available for the payment in full of the Final Distribution (calculated as at such date but excluding any accrued and unpaid premium or Libor break amount) on such Certificates, the
Subordination Agent shall request a drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay the Final Distribution
(calculated as at such date but excluding any accrued and unpaid premium or
Libor break amount) on such Certificates.

  Avoidance Drawing

     If at any time the Subordination Agent has actual knowledge of the issuance of any order referred to in the definition of "Preference Amount"
prior to the expiration of the Policy, the Subordination Agent is to give prompt notice to each applicable Trustee, each Liquidity Provider and the
Policy Provider of such order and establish as a Special Distribution Date the date that is the earlier of the third business day that immediately precedes the expiration of such Policy and the business day that immediately follows the 25th day after that notice. With respect to that Special Distribution
Date, the Subordination Agent is to request a drawing for the relevant
Preference Amount and to deliver to the Policy Provider a copy of the documentation required by such Policy with respect to such order.

     "Preference Amount" means any amount paid or required to be paid in respect of the Certificates issued by an applicable Trust to a
Certificateholder that is voided under any applicable bankruptcy, insolvency, receivership or similar law in an insolvency proceeding and, as a result, the
Trustee for such Trust, the Subordination Agent or any holder of Certificates issued by such Trust (as the case may be) is required to return all or any portion of such voided payment (including any disgorgement from the holders of the Certificates issued by such Trust resulting from an insolvency proceeding whether such disgorgement is determined by a theory of preferential conveyance or otherwise) in accordance with a final, nonappealable order of a court of competent jurisdiction.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

     The following discussion represents the opinion of Cadwalader, Wickersham
& Taft LLP as to the principal U.S. federal income tax consequences associated with the exchange offers and the ownership and disposition of the Class D
Certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of Class D Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations or partnerships
(including entities treated as such for U.S. federal income tax purposes)
created or organized in or under the laws of the United States, any State or the District of Columbia, estates the income of which is subject to U.S.
federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust ("U.S.
Persons") that will hold

                                     -85-

the Class D Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Class D Certificates as part of a hedging transaction, straddle, conversion transaction, or other integrated transaction or holders that have a "functional currency" (as defined in Section 985 of the Code) other than the U.S. dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Class
D Certificates as part of the initial exchange offers or a Subsequent
Exchange. This discussion does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United
States.

     This discussion is based upon the tax laws of the United States Internal
Revenue Code of 1986, as amended (referred to herein as the "Code"), final, temporary and proposed Treasury rules and regulations as in effect on the date of this prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.
Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of the exchange and the ownership and disposition of the Class D Certificates.

Taxation of the Exchange

     The tax treatment of a U.S. Person's exchange of Outstanding Securities for Class D Certificates pursuant to the exchange offers will depend on whether such exchange is treated as a "recapitalization" as provided in
Section 368(a)(1)(E) of the Code. The exchange will be treated as a recapitalization only if both the Outstanding Securities and the Trust
Property Notes constitute "securities" of the Company as such term is used for the purpose of reorganization provisions of the Code. This, in turn, depends upon facts and circumstances surrounding the origin and nature of the debt instruments. Generally, a debt instrument with a maturity or weighted average life of 5 years or less is not considered a "security" and a debt instrument with a term and weighted average life of 10 or more years is considered a
"security." All of the Trust Property Notes have a term slightly in excess of
5 years, although the weighted average life of some of the Trust Property
Notes is less than 5 years. The 8.375% Notes and the 7 5/8% Notes both had an original term of seven years, while the 8.52% Notes had an original term of exactly five years. In light of the above, it is more likely than not that an exchange will qualify as a recapitalization, at least with respect to U.S.
Persons that surrender in the initial exchange offers Outstanding Securities that had an original term in excess of 5 years. Whether a Subsequent Exchange constitutes a recapitalization will depend upon the remaining term of the
Class D Certificates issued in such Subsequent Exchange and the actual terms of such Subsequent Exchange.

     If an exchange constitutes a recapitalization, a U.S. Person would not recognize a taxable loss on the exchange and would recognize taxable gain only up to the amount which is the lesser of (i) the aggregate fair market value of
Trust Property Notes, if any, that do not constitute "securities", the cash contributed by Northwest and the fair market value of any property other than
Trust Property Notes held by the 2003-1 Trust at the time of the exchange
(other than assets allocated to the Class X Certificates) (such cash and other assets referred to herein as "Other Assets") represented by Class D
Certificates received by such U.S. Person ("boot") or (ii) such U.S. Person's realized gain on the exchange. A U.S. Person's initial tax basis in Trust
Property Notes treated as securities would be equal to its adjusted tax basis in the Outstanding Securities immediately before the exchange, increased by the amount of gain recognized by such U.S. Person in the exchange and decreased by the fair market value of boot received in the exchange, and the holding period for such Trust Property Notes would include the period during which such holder held the Outstanding Securities surrendered in the exchange.
The initial tax basis of any Trust Property Notes that are not securities and of the Other Assets received in the exchange would be their issue price or fair market value as described in the succeeding paragraph.

     If an exchange does not qualify as a recapitalization, the exchange would be a taxable transaction for a U.S. Person that exchanges Outstanding
Securities for Class D Certificates. In such case, each U.S. Person exchanging
Outstanding Securities for Class D Certificates on the Exchange Date generally would recognize capital gain or loss equal to the difference between the aggregate issue prices of the Trust Property Notes and Other Assets represented by the Class D Certificates received in the exchange and such U.S.
Person's adjusted tax basis in the Outstanding

                                     -86-

Securities exchanged therefor. The aggregate issue prices of the Trust
Property Notes represented by a Class D Certificate would be the fair market value of such Class D Certificate on the date of the exchange less the fair market value of Other Assets [if the Class D Certificates are treated as
"publicly traded" within the meaning of Section 1273 (b)(3) of the Code. If the Class D Certificates are not publicly traded, then the aggregate issue prices of the Trust Property Notes represented by a Class D Certificate would equal the trading price of the Outstanding Securities surrendered in the exchange at the time of the consummation of the exchange offers less the fair market value of Other Assets.] The issue price of each Trust Property Note should generally be a proportionate part of the aggregate issue prices of the
Trust Property Notes based on the relative fair market values of the Trust
Property Notes, which should be in proportion to their outstanding principal amounts. A U.S. Person's adjusted tax basis in an Outstanding Security equals the price paid for that security, increased by the amount of any market discount previously included in income by such holder and reduced (but not below zero) (i) by any amortized bond premium allowable as a deduction with respect to the security and (ii) payments received by such person on the security prior to the exchange (other than interest payments). Any gain recognized on the exchange of Outstanding Securities would be treated as ordinary income to the extent of any accrued market discount on the exchanged
Outstanding Securities, unless such holder has elected to include such market discount into income as it accrues. Market discount only arises when an
Outstanding Security is acquired after its original issuance generally for an amount less than the stated redemption price of the Outstanding Security. Each exchanging holder's initial tax basis in the Class D Certificates received in a taxable exchange would be equal to the sum of the aggregate issue prices of the Trust Property Notes plus the fair market value of Other Assets represented by such Class D Certificates and its holding period would begin on the day after the exchange offers are consummated.

     Each U.S. Person should consult its own tax advisor regarding the particular tax consequences to that U.S. Person of the exchange.

     U.S. Persons that recognize a loss on the exchange may be required to make certain disclosures with respect to such loss on their income tax returns. See "Tax Return Disclosure for `Reportable Transactions"`.

     Payments of accrued and unpaid interest on the Outstanding Certificates surrendered in the initial exchange will be made to record holders of such
Outstanding Certificates on the Exchange Date. Such accrued and unpaid interest will be taxable to holders of Outstanding Securities in accordance with their method of accounting for United States federal income tax purposes.

Tax Status of the Class D Trust

     In the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to
Northwest, the 2003-1 Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to U.S. federal income tax. The 2003-1
Trust will file U.S. federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If the 2003-1 Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of
Cadwalader, Wickersham & Taft LLP, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, generally would not be materially different. However, in the case of a Subsequent
Exchange, it is possible that if the 2003-1 Trust were treated as a partnership for U.S. federal income tax purposes, the Subsequent Exchange would not constitute a "recapitalization" for federal income tax purposes. See
"Taxation of Certificateholders - Trust Classified as Partnership" below. The remainder of this discussion describes the consequences of the treatment of the 2003-1 Trust as a grantor trust. Certificateholders who are not U.S.
Persons should consult their own tax advisors as to the suitability to them of exchanging Outstanding Securities for the Class D Certificates.

Taxation of Certificateholders

  Generally

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Trust Property Notes and any other property held by the 2003-1 Trust other than the assets of the Trust allocable to Class X
Certificates. Accordingly, each U.S. Certificateholder's share of stated
interest paid on the Trust Property Notes will be taxable as ordinary income, as it is paid to, or accrued by, the 2003-1 Trust, in accordance with such

                                     -87-

U.S. Certificateholder's method of accounting for U.S. federal income tax purposes. U.S. Certificateholder's will also be treated as receiving their pro rata share of the investment income of the Trust (other than investment income relating to Excess Interest).

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the 2003-1 Trust as provided in Section 162 or 212 of the Code, including investment income of the Trust (other than investment income relating to Excess Interest) which is paid to Northwest in consideration for
Northwest's agreement to perform certain administrative services and
Northwest's agreement to pay trustee fees and certain other expenses of the transaction. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees and expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2%
of such holder's adjusted gross income. In addition, in the case of U.S.
Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

  Original Issue Discount

     U.S. Certificateholders will be treated as acquiring their interests in each Trust Property Note for a portion of the aggregate fair market value of the exchanged Outstanding Securities surrendered in the exchange (exclusive of accrued interest) in proportion to the relative fair market values of the
Trust Property Notes and Other Assets (which, in the case of Trust Property
Notes should generally be proportionate to their principal balances.) Trust
Property Notes will likely be issued with substantial original issue discount
("OID") for U.S. federal income tax purposes. The amount of OID with respect to a Trust Property Note will be the excess of the stated redemption price at maturity ("SRPM") of such Trust Property Note over the issue price of such note as determined above under "Taxation of the Exchange". The SRPM of a Trust
Property Note will equal its stated principal amount, less in the case of
Trust Property Notes relating to Series 1999-2, 2001-2 and 2001-1, a proportionate share of Northwest's initial cash deposits. Each U.S.
Certificateholder generally must include in gross income its pro-rata share of the portion of the aggregate of the OID on each Trust Property Note that accrues each day that the Class D Certificate is held, calculated under a constant yield method, regardless of the U.S. Certificateholder's method of accounting and without regard to the timing of actual payments. The amount of
OID with respect to Trust Property Notes represented by Class D Certificates received by U.S. Persons in a Subsequent Exchange may differ from OID with respect to Trust Property Notes treated as issued in the initial exchange offers depending upon the issue price of such Trust Property Notes at the time of such Subsequent Exchange and the exchange ratio. (See "Effect of Subsequent
Exchanges on Certificateholders"). Northwest will furnish annually to
Certificateholders information with respect to OID accruing with respect to such year based upon the initial issue price of the Class D Certificates, but the amount of OID reportable by any particular U.S. Certificateholder may differ.

     The tax consequences to U.S. Certificateholders of such OID will vary depending upon the particular facts with respect to each U.S.
Certificateholder. For example, U.S. Certificateholders that exchange
Outstanding Securities acquired with market discount (which in general is not taken into account until maturity or sale of a note) for Class D Certificates may, in effect, have all or a portion of such market discount converted into
OID, which is required to be included in income as it accrues. By contrast,
U.S. Certificateholders that exchange Outstanding Securities that were acquired by them at original issuance may be able to offset some or all of the
OID with respect to Class D Certificates with acquisition premium pursuant to
Treas. Reg. ss. 1.1272-2. Because the tax treatment of holding Class D
Certificates will vary depending on the particular facts with respect to each
U.S. Certificateholder, U.S. Certificateholders are urged to consult their own tax advisors.

  Effect of Reallocation of Payments or Subordination of Trust Property Notes

     Except as noted below, if the 2003-1 Trust receives less than the full amount of the receipts of principal or interest paid with respect to the Trust
Property Notes held by it (any shortfall in such receipts being the "Shortfall
Amounts") because of the subordination of the related Junior Equipment Notes held by the 2003-1 Trust under the related Intercreditor Agreement, the owners of beneficial interests in the Class D Certificates (the "Shortfall
Certificateholders") would probably be treated for U.S. federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant or equal classes of Senior
Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to

                                     -88-

reimbursement of such amounts to the extent of future amounts payable to such
Shortfall Certificateholders with respect to such Shortfall Amount.
Notwithstanding the foregoing, payments on the D-2 Secured Notes will not be reduced by reason of Shortfall Amounts on the Series D-2 Beneficial Interests.

     Under this analysis, (1) Shortfall Certificateholders incurring a
Shortfall Amount would be required to include as current income any interest or other income of the 2003-1 Trust that was a component of the Shortfall
Amount, even though such amount was in fact paid to a class or classes of
Senior Certificateholders, (2) a loss would only be allowed to such Shortfall
Certificateholders when their right to receive reimbursement of such Shortfall
Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Shortfall Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Shortfall Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Shortfall
Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Because the Class X Certificate is subordinate to the Class D Certificate, any amount otherwise distributable to the Class X
Certificateholder will first be applied to cover any Shortfall Amounts with regard to Class D Certificates.

  Sale, Exchange or other Disposition of the Class D Certificates

     Upon the sale, exchange or other disposition of a Class D Certificate, a
U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized by that holder on the disposition
(other than any amount attributable to accrued interest, which will be taxable as ordinary income) allocable to the related Trust Property Notes or other
Trust property and the U.S. Certificateholder's adjusted tax basis in the related Trust Property Notes and any other assets held by the 2003-1 Trust other than Trust assets allocated to the Class X Certificates. A U.S.
Certificateholder's adjusted tax basis in the Class D Certificate will equal the holder's initial tax basis for its Class D Certificate increased by any
OID included in the gross income of the U.S. Certificateholder, less any payments on the Class D Certificates other than qualified stated interest payments and any previously recognized losses. Net long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum rate for property held for more than one year than ordinary income and short-term capital gains of such taxpayer. The deductibility of capital losses is subject to limitation.

  Trust Classified as a Partnership

     If the 2003-1 Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the 2003-1 Trust will be calculated at the 2003-1 Trust level but the 2003-1 Trust itself would not be subject to U.S. federal income tax. However, Subsequent Exchanges may not be treated as recapitalizations. A U.S. Certificateholder would be required to report its share of the 2003-1 Trust's items of income, gain, loss and deduction on its tax return for its taxable year within which the 2003-1
Trust's taxable year (which should be a calendar year) ends. A U.S.
Certificateholder's basis in its interest in the Trust would be equal to the aggregate basis in the Trust Property Notes received in the exchange (as determined above under "Taxation of the Exchange," plus its share of the
2003-1 Trust's net income, minus its share of any net losses of the 2003-1
Trust, and minus the amount of any distributions received by it from the
2003-1 Trust. In the case of an original holder of a Class D Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the 2003-1 Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S.
Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the 2003-1 Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the 2003-1 Trust. Non-U.S. Certificateholders (as defined below) should not be subject to U.S. withholding tax to the extent provided under "Non-U.S. Certificateholders" below and should not be treated as engaged in a U.S. trade or business solely by reason of the 2003-1 Trust being classified as a partnership.

  Effect of Subsequent Exchanges on Certificateholders

     Any Class D Certificates not exchanged for Outstanding Securities as of the consummation of the exchange offers will be retained by Northwest. From time to time thereafter Northwest may elect to offer to exchange some or

                                     -89-

all of such Class D Certificates for other Outstanding Securities. (See "Plan of Distribution after the Exchange Offer.") The pro-rata portion of the Trust
Property Notes relating to Class D Certificates retained by Northwest will not be treated as issued or outstanding for U.S. federal income tax purposes. At the time of any Subsequent Exchange, the issue price of such underlying Trust
Property Notes will be determined based upon the then trading price of the
Outstanding Securities exchanged therefor unless the Class D Certificates are publicly-traded, in which case the issue price would be the trading price of the Class D Certificates. This may result in greater or lesser OID with respect to the Trust Property Notes treated as originally issued in such
Subsequent Exchange than OID with respect to Trust Property Notes treated as issued in the original exchange offers. The U.S. federal income tax consequences to U.S. Certificateholders that previously exchanged Outstanding
Securities for Class D Certificates in the exchange offers ("Existing
Certificateholders"), are unclear. Since Certificateholders generally must include in income their pro-rata portion of the 2003-1 Trust's OID income
(other than any OID allocable to Class X Certificates), a subsequent exchange may result in Existing Certificateholders being allocated a greater or lesser amount of OID than if a Subsequent Exchange had not occurred. Northwest intends to take the position that as a result of a Subsequent Exchange holders of Outstanding Securities that exchange such securities for Class D
Certificates previously held by Northwest ("New Certificateholders") will be treated as being issued Trust Property Notes with original issue discount based on the fair market value of such Outstanding Securities exchanged therefor (or the fair market value of the Class D Certificates, if publicly traded, issued in the exchange) and simultaneously then exchanging with
Existing Certificateholders a portion of such Trust Property Notes for Trust
Property Notes issued previously in the exchange offers or in prior Subsequent
Exchanges.

     This "deemed exchange" between Existing Certificateholders and New
Certificateholders should not result in a taxable exchange to Existing
Certificateholders. To the extent an Existing Certificateholder's share of OID is increased by such a Subsequent Exchange, such Existing Certificateholder should be entitled to offset such incremental OID by amortizing acquisition premium of equal amount pursuant to Treas. Reg. ss. 1.1272-2 so that its annual net taxable income from the Class D Certificates would be unchanged. To the extent an Existing Certificateholder's share of OID is decreased by a
Subsequent Exchange, the Existing Certificateholder should realize an equal amount of market discount, however, unless such Existing Certificateholder elects to include such market discount into income as it accrues the timing of such income from market discount may differ from the original OID. Alternative tax treatments are possible which may affect the timing and character of income and deductions of Existing Certificateholders with respect to the Class
D Certificates.

  Non-U.S. Certificateholders

     In general, any gain or loss realized on the exchange of the Outstanding
Securities for the Class D Certificates by a Non-U.S. Certificateholder
pursuant to the exchange offer will not be subject to U.S. federal income taxes, including withholding taxes, unless such gain or loss is effectively connected with the conduct by the Non-U.S. Certificateholder of a trade or business within the United States, or in the case of an individual, such
Non-U.S. Certificateholder is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met.

     Subject to the discussion of backup withholding below, payments of principal and interest (including accrued interest that is paid as a result of the exchange offers) and OID in respect of the Class D Certificates, to a holder of a Class D Certificate that is not a U.S. Person (a "Non-U.S.
Certificateholder") will not be subject to U.S. federal withholding tax, provided that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of Northwest, (ii) such Non-U.S. Certificateholder is not
(i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (ii) a controlled foreign corporation for U.S. tax purposes that is related to Northwest, and (iii)
either (A) the Non-U.S. Certificateholder certifies on Form W-8BEN, under penalties of perjury, that is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Class D
Certificate certifies on Form W-8IMY, under penalties of perjury, that the beneficial owner is a Non-U.S. Certificateholder and such owner has furnished to it the applicable certification or other proof of foreign status. Such an intermediary that holds a Class D Certificate may be required to attach the beneficial owner's Form W-8BEN to the Form W-8IMY. Non-U.S. Certificateholders
should consult their own tax advisors as the information required to be furnished to such an intermediary or other pass-through entity.

                                     -90-

     If a Non-U.S. Certificateholder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. withholding tax unless the beneficial owner of the Class D Certificate provides a properly executed (i) Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (ii) Form W-8ECI (or successor form) stating that the interest paid is not subject to U.S. withholding tax because such interest income is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     Any capital gain realized upon the sale, exchange, or other disposition of a Class D Certificate or upon receipt of a make whole premium by a Non-U.S.
Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and (ii) in the case of an individual, such Non-U.S. Certificateholder is not present in the United
States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

     Any interest or gain described above will be subject to regular U.S.
federal income tax at graduated rates (and in certain cases a branch profits tax) if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

  Backup Withholding

     In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and to payments of the proceeds of certain sales of Class D Certificates made to U.S.
Certificateholders other than certain exempt recipients (such as corporations). A "backup withholding" tax at a rate of 30% (reducing to 29% in
2004 and 28% in 2006) may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. Payments made on a Class D Certificate, and proceeds from the sale of a Class D
Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption; provided in each case that applicable Trustee or
Paying Agent, as the case may be, does not have actual knowledge or reason to know that the payee is a U.S. Person. Payments on the sale, exchange or other disposition of a Class D Certificate by a Non-U.S. Certificateholder effected outside the United States to or through a foreign office of a broker will not be subject to backup withholding. However, if the broker is a U.S. Person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50 percent or more of whose gross income is derived from its conduct of a United
States trade or business for a specified three-year period (or, in addition, a foreign partnership engaged in a United States trade or business which United
States persons hold more than 50 percent of the income or capital interests, or certain United States branches of foreign banks or insurance companies), information reporting will be required unless the beneficial owner has provided certain required information or documentation to the broker to establish its non-United States status or otherwise establishes an exemption.
Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Non-U.S.
Certificateholder certifies under penalties of perjury to its Non-U.S. Person status or otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's United States federal income tax liability, if any, provided the required information is furnished to the IRS by the date required.

  Proposed Changes to Reporting Requirements for Widely Held Trusts

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

                                     -91-

  Tax Return Disclosure for "Reportable Transactions"

     Taxpayers are required to make certain disclosures with the U.S. Treasury and on IRS Form 8886 attached to their tax return if they participate in a
"reportable transaction." A transaction is a reportable transaction if it is described in any of six categories, including a transaction under which the taxpayer has a difference in the treatment of items differently for book and tax purposes or claims a loss, in each case in excess of specified thresholds.
Generally, a loss from the sale or exchange of an asset (other than an interest in a passthrough entity) is not a reportable transaction if the tax basis of the asset is equal to, and is determined solely by reference to, the amount paid in cash by the taxpayer for the asset (a "qualified basis"). A
U.S. Certificateholder that claims a significant loss in respect of the exchange offers (generally $2 million or more for individuals, and partnerships with one or more noncorporate partners and $10 million or more for corporations, and partnerships consisting solely of corporate partners)
may be required to make such disclosures with respect to such loss if such
Certificateholder does not have a "qualified basis" in the Outstanding
Securities surrendered in the Exchange. Further, upon sale, exchange or other disposition of an interest in the 2003-1 Trust any loss realized by a U.S.
Certificateholder that is attributable to the disposition of the related Trust
Property Notes or other Trust property may also be subject to disclosure on
Form 8886 if in excess of specified thresholds, if the U.S. Certificateholder does not have a "qualified basis" in such Notes or Class D Certificates. U.S.
Certificateholders that acquire Class D Certificates in the exchange offers in a taxable exchange generally will not have a "qualified basis" in the Class D
Certificates or the underlying Trust Property Notes, and Trust Property Notes issued with OID will generally not have a "qualified basis" in any U.S.
Certificateholder's hands. Prospective investors should consult their own tax advisers concerning any possible disclosure obligation with respect to the exchange offers, Subsequent Exchanges and their investment in, and disposition of, the Class D Certificates.

                    CERTAIN CONNECTICUT AND DELAWARE TAXES

     The 2003-1 Trustee is a national banking association acting out of its
Hartford, Connecticut office, with its chief executive office in Wilmington,
Delaware. In the opinion of _____________________, Connecticut counsel to the
2003-1 Trustee and _________________, Delaware counsel to the 2003-1 Trustee, under currently applicable law, assuming that, for federal tax purposes, the
2003-1 Trust will not be treated as a corporation, but rather, will be classified either as a grantor trust under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code or as a partnership,
(i) the 2003-1 Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or the State of Delaware or any
political subdivision of either thereof and (ii) Class D Certificateholders that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of
Connecticut or the State of Delaware any political subdivision of either thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Class D Certificate.

                         CERTAIN ERISA CONSIDERATIONS

     ERISA imposes certain requirements on employee benefit plans subject to
Title I of ERISA and on entities whose underlying assets are considered to include "plan assets" of such plans (collectively, "ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by
ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. Section 406 of ERISA and Section
4975 of the Code prohibit certain transactions involving the assets of an
ERISA Plan (or the assets of those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities whose underlying assets include "plan assets" of such plans (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

                                     -92-

     Any Plan fiduciary which proposes to cause a Plan to purchase Class D
Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.
Governmental plans, non-U.S. plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to federal, state, local, non-U.S. or other laws or regulations that are similar to any of the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code ("Similar Laws").
Fiduciaries of any such plans should consult with their counsel before purchasing Class D Certificates.

Plan Assets Issues

     The Department of Labor has promulgated a regulation, 29 CFR Section
2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset
Regulation, if a Plan invests (directly or indirectly) in a Certificate, the
Plan's assets will include both the Class D Certificate and an undivided interest in the underlying assets of the 2003-1 Trust, including the Trust
Property Notes, unless it is established that equity participation in the
2003-1 Trust by Plans and other employee benefit plans which are not subject to ERISA or Section 4975 of the Code, such as governmental, non-U.S. and certain church plans (collectively, "Benefit Plan Investors") is not
"significant" within the meaning of the Plan Asset Regulation. The extent to which there is equity participation in the 2003-1 Trust by, or on behalf of,
Benefit Plan Investors will not be monitored. If the assets of the 2003-1
Trust are deemed to constitute the assets of a Plan, transactions involving the assets and operations of the 2003-1 Trust could be subject to fiduciary responsibility and the prohibited transaction provisions of ERISA and Section
4975 of the Code.

Prohibited Transaction Exemptions

     In addition, whether or not the assets of the 2003-1 Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Class D Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person,
(ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of Plan assets.
Such parties in interest or disqualified persons could include, without limitation, Northwest and its affiliates, the 2003-1 Trustees, the Dealer
Manager, the Exchange Agent and the Soliciting Dealers. Depending on the
satisfaction of certain conditions, which may include the identity of the Plan fiduciary making the decision to acquire or hold Class D Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38
(relating to investments by bank collective investment funds), PTCE 84-14
(relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class
Exemptions or any other exemption will be available with respect to any particular transaction involving the Class D Certificates.

     Each person who acquires or accepts a Class D Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) for the entire period during which such person holds its interest in the Class D Certificate, no portion of the assets used by such person to acquire and hold a Class D Certificate (or any interest therein) constitute the assets of any employee benefit plan subject to Title I of ERISA, plan, account or arrangement subject to Section 4975 of the Code or any Similar Law, or any entity whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement or (ii) the purchase and holding of such Certificate or interest therein will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code or a violation under any applicable Similar Law.

     EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL, CHURCH OR
NON-U.S. PLAN SUBJECT TO SIMILAR LAWS) SHOULD CONSULT WITH ITS LEGAL ADVISOR

                                     -93-

CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR
SUCH SIMILAR LAWS OF AN INVESTMENT IN THE CLASS D CERTIFICATES.

                                 LEGAL MATTERS

     The validity of the Class D Certificates will be passed upon for NWA
Corp. and Northwest by Simpson Thacher & Bartlett, New York, New York, and for
the Dealer Manager by Shearman & Sterling, New York, New York. Certain federal income tax matters with respect to the 2003-1 Trust and Class D
Certificateholders will be passed upon by Cadwalader, Wickersham & Taft LLP, special tax counsel to Northwest. The respective counsel for Northwest and the
Dealer Manager may rely upon _________, counsel to U.S. Bank National
Association and U.S. Bank Trust National Association, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, the 2003-1 Trust Supplement and the issuance of the Class D Certificates.

                                   EXPERTS

     Ernst & Young LLP, independent auditors, have audited NWA Corp.'s consolidated financial statements and schedule included in NWA Corp.'s Annual
Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus. NWA
Corp.'s consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     -94-

                       ANNEX I -- INDEX OF DEFINED TERMS

     The following is an index showing the page in this prospectus where certain defined terms appear.

Defined Term                                                              Page

2001 Delaware Trust........................................................ 62
2002 Delaware Trust........................................................ 62
2003-1 Pass Through Trust Agreement........................................ 43
2003-1 Regular Distribution Dates.......................................... 41
2003-1 Special Distribution Date........................................... 42
2003-1 Trust...............................................................  5
2003-1 Trust Property...................................................... 39
7 5/8% Notes.............................................................Cover
8.375% Notes.............................................................Cover
8.52% Notes..............................................................Cover
Above-Cap Liquidity Facility............................................... 82
Above-Cap Liquidity Guarantor.............................................. 82
Above-Cap Payment.......................................................... 82
Above-Cap Reserve Account.................................................. 83
Above-Cap Reserve Amount................................................... 83
Adjusted Expected Distributions............................................ 74
Administration Expenses.................................................... 73
agent's message............................................................  3
Aggregate LTV Collateral Amount............................................ 74
Amortization Schedule...................................................... 44
Appraised Current Market Value............................................. 75
ASM........................................................................ 22
ATOP....................................................................... 33
Aviation Act............................................................... 47
Bankruptcy Code............................................................ 18
Base Rate.................................................................. 80
Basic Agreement............................................................ 38
Beneficial Interests....................................................... 62
Benefit Plan Investors..................................................... 92
Business Day............................................................... 42
Capped Interest Rate....................................................... 78
Capped LIBOR............................................................... 79
Cargo ton miles............................................................ 22
Cede....................................................................... 50
Certificate Account........................................................ 43
Certificate Owner.......................................................... 50
Certificates............................................................... 39
Citizen of the United States............................................... 47
Class D Certificates.....................................................Cover
Class Exemptions........................................................... 93
Code....................................................................... 20
Continental................................................................ 22
Controlling Party.......................................................... 24
Current Distribution Date.................................................. 72
D-2 Secured Note........................................................... 39
Defaulted Indenture........................................................ 56
Definitive Certificates.................................................... 50
Delaware Trust.............................................................  5
Determination Date......................................................... 42
Distribution Date.......................................................... 42

                                     -95-

Downgrade Drawing.......................................................... 79
DTC Participants........................................................... 51
DTC Rules.................................................................. 51
Election Distribution Date................................................. 85
Eligible Guarantor Institution............................................. 34
Equipment Notes............................................................ 39
ERISA...................................................................... 20
ERISA Plans................................................................ 92
Event of Loss.............................................................. 61
Excess Interest............................................................ 14
Exchange Act............................................................... ii
Exchange Date..............................................................  3
Existing Certificateholders................................................ 89
Expected Distributions..................................................... 72
Expiration Date............................................................ 30
Final Distributions........................................................ 70
Final Distribution Date.................................................... 41
Final Drawing.............................................................. 79
Indirect Participants...................................................... 50
Intercreditor Agreements................................................... 68
Interest Drawings.......................................................... 78
IRS........................................................................ 86
Junior Equipment Notes.....................................................  5
Liquidity Facilities....................................................... 76
Liquidity Facility LIBOR................................................... 80
Liquidity Obligations...................................................... 72
LTV Appraisal.............................................................. 75
LTV Collateral Amount...................................................... 75
LTV Ratio.................................................................. 75
Maximum Available Commitment............................................... 78
Minimum Sale Price......................................................... 71
New Certificateholders..................................................... 88
Non-D-3 Interest Portion................................................... 65
Non-D-3 Principal Portion.................................................. 65
Non-Extension Drawing...................................................... 79
Non-Performing Equipment Note.............................................. 75
Non-U.S. Certificateholder................................................. 90
Northwest................................................................Cover
NWA Corp................................................................... ii
OID........................................................................ 88
Original Class D Certificates.............................................. 63
Original Class D Trust..................................................... 68
Original Class D Trustee................................................... 68
Other Assets............................................................... 85
Outstanding Securities...................................................Cover
Outstanding Securities Trustee............................................. 30
Passenger load factor...................................................... 22
Pass-Through Trust Agreement............................................... 38
Performing Equipment Note.................................................. 79
Plan Asset Regulation...................................................... 92
Plans...................................................................... 92
Policy..................................................................... 83
Policy Provider............................................................ 83
Policy Provider Default.................................................... 70
Policy Provider Election................................................... 84
Policy Provider Obligations................................................ 72

                                     -96-

Pool Balance............................................................... 43
Pool Factor................................................................ 43
Preference Amount.......................................................... 84
Prepayment Premium......................................................... 55
Primary Cash Collateral Account............................................ 79
Primary Liquidity Event of Default......................................... 81
Primary Liquidity Facility................................................. 77
Principal Balance.......................................................... 65
Prior Series...............................................................  5
PTC Event of Default....................................................... 47
PTCE....................................................................... 93
Qualified basis............................................................ 90
Regular Distribution Dates................................................. 41
Reportable transaction..................................................... 90
Required Amount............................................................ 78
Revenue yield per passenger mile........................................... 22
RPM........................................................................ 22
Scheduled Payments......................................................... 41
SEC........................................................................ ii
Section 1110............................................................... 57
Section 1110 Period........................................................ 79
Senior Certificates........................................................ 39
Senior Class One Certificates.............................................. 38
Senior Class One Trustees.................................................. 38
Senior Class Three Certificates............................................ 38
Senior Class Three Trustees................................................ 38
Senior Class Two Certificates.............................................. 38
Senior Class Two Trustees.................................................. 38
Senior Equipment Notes..................................................... 38
Senior Series One Notes.................................................... 38
Senior Series Two Notes.................................................... 38
Senior Series Three Notes.................................................. 38
Series D-1 Beneficial Interests............................................ 38
Series D-2 Beneficial Interests............................................ 38
Series D-3 Beneficial Interests............................................ 39
Series D-1 Distributions................................................... 64
Series D-2 Distributions................................................... 64
Series D-3 Distributions................................................... 65
Series E Equipment Note....................................................  5
SFAS....................................................................... 22
Shortfall Amounts.......................................................... 88
Shortfall Certificateholders............................................... 88
Similar Laws............................................................... 92
Soliciting Dealer.......................................................... 37
Special Payment............................................................ 42
Special Payments Account................................................... 43
SRPM....................................................................... 88
Stated Interest Rate....................................................... 40
Subordination Agent........................................................ 68
Subsequent Exchange........................................................ 39
Termination Notice......................................................... 81
Triggering Event........................................................... 72
Trust Indenture Act........................................................ 48
Trust Property Notes.......................................................  5
Trust Supplement........................................................... 39
Trustee.................................................................... 39

                                     -97-

U.S. Certificateholders.................................................... 85
U.S. Persons............................................................... 85

                                     -98-

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

          Section 302A.521 of the Minnesota Business Corporation Act (the
"Minnesota Law") requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines and reasonable expenses (including attorneys' fees), provided that the person has not otherwise been indemnified, was acting in good faith, received no improper personal benefit as a result of the conduct in question, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and, depending upon the capacity in which such person was acting, believed that the conduct was in the best interests of the corporation or was not considered to be opposed to the best interests of the corporation. Under the Minnesota Law, the termination of a proceeding by judgment, order, settlement, conviction or upon a pleading of nolo contendere or its equivalent does not, of itself, establish that a person is not eligible for indemnification. Minnesota corporations are permitted to include provisions in their bylaws or articles of incorporation that prohibit or limit indemnification otherwise required by the Minnesota law.

          Section 4.01 of Northwest Airlines, Inc.'s ("Northwest") amended and restated bylaws (filed as Exhibit 3(d)) requires Northwest to indemnify any persons, including officers and directors as permitted by Section 302A.521 of the Minnesota Law.

          Section 145 of the General Corporation Law of the State of Delaware
(the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
The indemnity may include expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

          In accordance with Section 102(b)(7) of the Delaware Law, the
Restated Certificate of Incorporation of Northwest Airlines Corporation ("NWA
Corp.") provides that the directors of NWA Corp. shall not be personally liable to NWA Corp. or its stockholders for monetary damages for violations of their fiduciary duty.

          Article VIII of the bylaws, as amended and restated, of NWA Corp.
(filed as Exhibit 3(b)) provides for indemnification of the officers and directors of NWA Corp. to the full extent permitted by applicable law.

Item 21.  Exhibits and Financial Statement Schedules

          (a)  Exhibits.

          See Exhibit Index.

          (b)  Financial Statement Schedules.

                                     -99-

          All schedules, for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission, are either:
not required; inapplicable; or the required information has been provided elsewhere or incorporated by reference in this registration statement.

          (c)  Reports, Opinions or Appraisals.

          Not applicable.

Item 22.  Undertakings

          (a)  The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales
are being made, a post-effective amendment to this registration statement:

                                (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                               (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to
Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                              (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being

                                    -100-

registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (e)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                    -101-

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Northwest
Airlines, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan,
State of Minnesota, on this 16th day of May, 2003.

                                      NORTHWEST AIRLINES, INC.

                                      By:  /s/ Douglas M. Steenland
                                           Douglas M. Steenland
                                           President

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Douglas M. Steenland and Bernard L. Han and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on his behalf, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration
Statement together with all schedules and exhibits thereto, (ii) act on his behalf, sign and file with the Securities and Exchange Commission any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended,
(iii) act on his behalf, sign and file with the Securities and Exchange
Commission any exhibits to this Registration Statement or any such registration statement or amendments (including post-effective amendments),
(iv) act on his behalf, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (v) act on his behalf and file any supplement to any prospectus included in this Registration Statement or any such registration statement or amendment and (vi) take any and all actions which may be necessary, or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                    -102-

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                                         Date

/s/ Richard H. Anderson              Chief Executive Officer (principal
---------------------------          executive officer)                                      May 16, 2003
Richard H. Anderson

/s/ Bernard L. Han                   Executive Vice President and Chief
---------------------------          Financial Officer (principal financial
Bernard L. Han                       officer)                                                May 16, 2003

/s/ James G. Matthews                Vice President-Finance and Chief Accounting
---------------------------          Officer (principal accounting officer)                  May 16, 2003
James G. Mathews

/s/ Gary L. Wilson                   Chairman of the Board of Directors                             May 16, 2003
---------------------------
Gary L. Wilson

/s/ Ray W. Benning, Jr.              Director                                                       May 16, 2003
---------------------------
Ray W. Benning, Jr.

/s/ Richard C. Blum                  Director                                                       May 16, 2003
---------------------------
Richard C. Blum

/s/ Alfred A. Checchi                Director                                                       May 16, 2003
---------------------------
Alfred A. Checchi

/s/ John Engler                      Director                                                       May 16, 2003
---------------------------
John Engler

/s/ Robert L. Friedman               Director                                                       May 16, 2003
---------------------------
Robert L. Friedman

/s/ Doris Kearns Goodwin             Director                                                       May 16, 2003
---------------------------
Doris Kearns Goodwin

/s/ Dennis F, Hightower              Director                                                       May 16, 2003
---------------------------
Dennis F. Hightower

/s/ George J. Kourpias               Director                                                       May 16, 2003
---------------------------
George J. Kourpias

/s/ Frederic V. Malek                Director                                                       May 16, 2003
---------------------------
Frederic V. Malek

/s/ V.A. Ravindran                   Director                                                       May 16, 2003
---------------------------
V. A. Ravindran

/s/ Michael G. Ristow                Director                                                       May 16, 2003
---------------------------
Michael G. Ristow

                                    -103-

/s/ Douglas M. Steenland             Director                                                       May 16, 2003
---------------------------
Douglas M. Steenland

/s/ Leo M. Van Wijk                  Director                                                       May 16, 2003
---------------------------
Leo M. Van Wijk

                                    -104-

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Northwest
Airlines Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Eagan, State of Minnesota, on this 16th day of May, 2003.

                                      NORTHWEST AIRLINES CORPORATION

                                      By:  /s/ Douglas M. Steenland
                                           Douglas M. Steenland
                                           President

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Douglas M. Steenland and Bernard L. Han and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on his behalf, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration
Statement together with all schedules and exhibits thereto, (ii) act on his behalf, sign and file with the Securities and Exchange Commission any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended,
(iii) act on his behalf, sign and file with the Securities and Exchange
Commission any exhibits to this Registration Statement or any such registration statement or amendments (including post-effective amendments),
(iv) act on his behalf, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (v) act on his behalf and file any supplement to any prospectus included in this Registration Statement or any such registration statement or amendment and (vi) take any and all actions which may be necessary, or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                    -105-

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                                         Date

/s/ Richard H. Anderson              Chief Executive Officer (principal
---------------------------          executive officer)                                      May 16, 2003
Richard H. Anderson

/s/ Bernard L. Han                   Executive Vice President and Chief
---------------------------          Financial Officer (principal financial
Bernard L. Han                       officer)                                                May 16, 2003

/s/ James G. Matthews                Vice President-Finance and Chief Accounting
---------------------------          Officer (principal accounting officer)                  May 16, 2003
James G. Mathews

/s/ Gary L. Wilson                   Chairman of the Board of Directors                             May 16, 2003
---------------------------
Gary L. Wilson

/s/ Ray W. Benning, Jr.              Director                                                       May 16, 2003
---------------------------
Ray W. Benning, Jr.

/s/ Richard C. Blum                  Director                                                       May 16, 2003
---------------------------
Richard C. Blum

/s/ Alfred A. Checchi                Director                                                       May 16, 2003
---------------------------
Alfred A. Checchi

/s/ John Engler                      Director                                                       May 16, 2003
---------------------------
John Engler

/s/ Robert L. Friedman               Director                                                       May 16, 2003
---------------------------
Robert L. Friedman

/s/ Doris Kearns Goodwin             Director                                                       May 16, 2003
---------------------------
Doris Kearns Goodwin

/s/ Dennis F, Hightower              Director                                                       May 16, 2003
---------------------------
Dennis F. Hightower

/s/ George J. Kourpias               Director                                                       May 16, 2003
---------------------------
George J. Kourpias

/s/ Frederic V. Malek                Director                                                       May 16, 2003
---------------------------
Frederic V. Malek

/s/ V.A. Ravindran                   Director                                                       May 16, 2003
---------------------------
V. A. Ravindran

/s/ Michael G. Ristow                Director                                                       May 16, 2003
---------------------------
Michael G. Ristow

                                    -106-

/s/ Douglas M. Steenland             Director                                                       May 16, 2003
---------------------------
Douglas M. Steenland

/s/ Leo M. Van Wijk                  Director                                                       May 16, 2003
---------------------------
Leo M. Van Wijk

                                    -107-

                                 Exhibit Index

Exhibit
Number     Description
--------   --------------

1.1        Dealer Manager Agreement, dated as of _________, 2003, among
           Northwest Airlines, Inc., NWA Corp. and Morgan Stanley & Co.
           Incorporated, the Dealer Manager.*

3.1        Restated Certificate of Incorporation of NWA Corp. (filed as
           Exhibit 4.1 to NWA Corp.'s Registration Statement on Form S-3,
           File No. 333-69655, and incorporated herein by reference).

3.2        Amended and Restated By-Laws of NWA Corp. (filed as Exhibit 4.1 to
           NWA Corp.'s Quarterly Report on Form 10-Q for the quarter ended
           March 31, 1999, File No. 333-69655, and incorporated herein by reference.

3.3        Restated Certificate of Incorporation of Northwest (filed as
           Exhibit 3.3 to Northwest's Registration Statement on Form S-3,
           File No. 033-74772, and incorporated herein by reference).

3.4        Amended and Restated Bylaws of Northwest (filed as Exhibit 4.2 to the 1999 First 10-Q and incorporated herein by reference).

4.1        Pass Through Trust Agreement, dated as of June 3, 1999, among
           NWA Corp., Northwest and U.S. Bank National Association, as
           successor trustee to State Street Bank and Trust Company of
           Connecticut, National Association ("U.S. Bank National Association")
           as Trustee, relating to Pass Through Certificates of Northwest
           (filed as Exhibit 4(i) to Registration Statement on Form S-3,
           File No. 333-79215, and incorporated herein by reference).

4.2        Pass Through Trust Supplement, dated as of [•], 2003, among
           NWA Corp., Northwest and U.S. Bank Trust National Association as
           Trustee, relating to __% Class D Pass Through Certificates, Series
           2003-1.*

4.3        Certificate of Designation of Series C Preferred Stock of Northwest
           Airlines Corporation (included in Exhibit 3.1).

4.4        Certificate of Designation of Series D Junior Participating
           Preferred Stock of NWA Corp. (included in Exhibit 3.1).

4.5        Rights Agreement dated as of November 20, 1998 between Northwest
           Airlines Corporation and Norwest Bank Minnesota, N.A., as Rights
           Agent (filed as Exhibit 1 to NWA Corp.'s Form 8-A12G, File No.
           000-25095, and incorporated herein by reference).

5.1        Opinion of Simpson Thacher & Bartlett regarding the legality of the 2003-1 Pass Through Trust ___% Class D Pass Through
           Certificates, Series 2003-1 to be issued in the exchange offers.*

5.2        Opinion of Michael L. Miller, Esq. as to the legality of the 2003-1
           Pass Through Trust ___% Class D Pass Through Certificates, Series
           2003-1 to be issued in the exchange offers.*

8.1        Tax opinion of Cadwalader, Wickersham & Taft LLP
           relating to the exchange offers.*

10.1       Standstill Agreement, among Continental Airlines, Inc., Northwest
           Airlines Corporation, Northwest Airlines Holdings Corporation and
           Northwest Airlines, Inc., dated as of November 15, 2000 (filed as
           Exhibit 99.8 to Continental Airlines, Inc.'s Current Report on
           Form 8-K, File No. 001-10323, and incorporated herein by reference).

                                    -108-

Exhibit
Number     Description
--------   --------------

10.2       Standstill Agreement between Northwest Airlines Corporation and
           David Bonderman, Bonderman Family Limited Partnership, Lectair
           Partners, Eli Broad, Donald Strum, 1992 Air GP and 1992 Air, Inc.,
           dated as of November 20, 1998 (filed as Exhibit 10.8 to NWA Corp.'s
           Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).

10.3       Registration Rights Agreement among Northwest Airlines Corporation, the persons identified on the signature pages thereto and 1992
           Air, Inc., as the representative of the persons identified on the signature pages thereto, dated November 20, 1998 (filed as Exhibit
           10.9 to NWA Corp.'s Annual Report on Form 10-K for the year ended
           December 31, 1998 and incorporated herein by reference).

10.4       Amended and Restated Standstill Agreement between Koninklijke
           Luchtvaart Maatschappij N.V. and Northwest Airlines Corporation
           dated May 1, 1998 (filed as Exhibit 10.2 of NWA Corp.'s Quarterly
           Report on Form 10-Q for the quarter ended June 30, 1998,
           File No. 0-23642, and incorporated herein by reference).

10.5       First Amended and Restated Common Stock Registration Rights
           Agreement among NWA Corp., the holders of the Series C Preferred
           Stock and the Original Investors named therein (filed as Exhibit
           10.9 to NWA Corp.'s Annual Report on Form 10-K for the year ended
           December 31, 2000, File No. 001-15285, and incorporated herein by reference).

10.6       Acknowledgement of Northwest Airlines Corporation regarding assumption of obligations as successor under the First Amended and
           Restated Common Stock Registration Rights Agreement, dated
           November 20, 1998 (filed as Exhibit 10.28 to NWA Corp.'s Annual
           Report on Form 10-K for the year ended December 31, 1998,
           File No. 333-69655, and incorporated herein by reference).

10.7       Airport Uses and Lease Agreement between The Charter County of
           Wayne, Michigan and Northwest dated as of June 21, 2002. (filed as
           Exhibit 10.7 to NWA Corp.'s Annual Report on Form 10-K for the
           year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference)

10.8       Airline Operating Agreement and Terminal Building Lease Minneapolis-
           St. Paul International Airport dated as of January 1, 1999 between the Metropolitan Airports Commission and Northwest (filed as
           Exhibit 10.24 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999, File No. 001-15285, and incorporated herein by reference).

10.9       Master Financing Agreement dated as of March 29, 1992 among
           Northwest Airlines Corporation, Northwest and the State of Minnesota
           (filed as Exhibit 10.9 to the Registration Statement on Form S-1,
           File No. 33-74210, and incorporated herein by reference).

10.10      Credit and Guarantee Agreement among Northwest Airlines Corporation,
           Northwest Airlines Holdings Corporation, NWA Inc., Northwest
           Airlines, Inc. and various lending institutions named therein dated as of October 24, 2000 (filed as Exhibit 10.21 to NWA Corp.'s Annual
           Report on Form 10-K for the year ended December 31, 2000, File No.
           001-15285, and incorporated herein by reference).

10.11      Second Amendment dated as of October 23, 2001 to Credit and
           Guarantee Agreement among Northwest Airlines Corporation, Northwest
           Airlines Holdings Corporation, NWA Inc., Northwest Airlines, Inc.
           and various lending institutions named therein dated as of
           October 24, 2000 (filed as Exhibit 10.13 to NWA Corp.'s Annual
           Report on Form 10-K405 for the year ended December 31, 2001,
           File No. 001-15285, and incorporated herein by reference).

10.12      A319-100 Purchase Agreement dated as of September 19, 1997 between
           AVSA, S.A.R.L. and Northwest Airlines, Inc. (filed as Exhibit 10.1 to NWA Corp.'s Form 10-Q for the quarter ended September 30, 1997,
           File No. 0-23642, and incorporated herein by reference).

                                    -109-

Exhibit
Number     Description
--------   --------------

10.13      A330 Purchase Agreement between AVSA, S.A.R.L. and Northwest
           Airlines, Inc. dated as of December 21, 2000 (filed as Exhibit 10.1 to NWA Corp.'s Form 10-Q for the quarter ended March 31, 2001,
           File No. 001-15285, and incorporated herein by reference).

10.14      Amendment No. 1 to A330 Purchase Agreement between AVSA, S.A.R.L.
           and Northwest Airlines, Inc. dated as of November 26, 2001 (filed as Exhibit 10.14 to NWA Corp.'s Annual Report on Form 10-K for the
           year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference).

10.15      Amendment No. 2 to A330 Purchase Agreement dated as of December 20,
           2002 between AVSA, S.A.R.L. and Northwest Airlines, Inc. (filed as
           Exhibit 10.15 to NWA Corp.'s Annual Report on Form 10-K for the
           year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference).

10.16      Bombardier CRJ440 Purchase Agreement between Bombardier Inc. and
           Northwest Airlines, Inc. dated as of July 6, 2001 (filed as
           Exhibit 10.1 to NWA Corp.'s Quarterly Report on Form 10-Q for the
           quarter ended September 30, 2001, File No. 001-15285, and
           incorporated herein by reference).

10.17      Third Amendment dated as of September 9, 2002 to Credit and
           Guarantee Agreement among Northwest Airlines Corporation, Northwest
           Airlines Holdings Corporation, NWA Inc., Northwest Airlines, Inc.
           and various lending institutions named therein dated as of
           October 24, 2000 (filed as Exhibit 10.1 to NWA Corp.'s Form 10-Q for the quarter ended September 30, 2002, File No. 001-15285, and incorporated herein by reference).

10.18      Corrected Schedule I and Schedule II to Aircraft Mortgage and
           Security Agreement included in Exhibit 10.13 to NWA Corp.'s Annual
           Report on Form 10-K for the year ended December 31, 2001 (filed in substitution) (filed as Exhibit 10.2 to NWA Corp.'s Form 10-Q for the quarter ended September 30, 2002, File No. 001-15285, and incorporated herein by reference).

10.19      Consulting Agreement dated as of December 20, 2002 between Northwest
           Airlines, Inc. and Aviation Consultants LLC (filed as Exhibit 10.19 to NWA Corp.'s Annual Report on Form 10-K for the year ended
           December 31, 2002, File No. 001-15285, and incorporated herein by reference).

10.20      Management Compensation Agreement with Richard H. Anderson dated as of June 28, 2001 (filed as Exhibit 10.17 to NWA Corp.'s Annual
           Report on Form 10-K405 for the year ended December 31, 2001,
           File No. 001-15285, and incorporated herein by reference).

10.21      Management Compensation Agreement with Douglas M. Steenland dated as of June 28, 2001 (filed as Exhibit 10.18 to NWA Corp.'s Annual
           Report on Form 10-K405 for the year ended December 31, 2001, File
           No. 001-15285, and incorporated herein by reference).

10.22      Management Compensation Agreement with J. Timothy Griffin dated as of January 14, 2002. (filed as Exhibit 10.20 to NWA Corp.'s Annual
           Report on Form 10-K405 for the year ended December 31, 2001, File
           No. 001-15285, and incorporated herein by reference).

10.23      Management Compensation Agreement with Bernard L. Han dated as of
           September 27, 2002 (filed as Exhibit 10.23 to NWA Corp.'s Annual
           Report on Form 10-K for the year ended December 31, 2002, File
           No. 001-15285, and incorporated herein by reference).

10.24      Management Compensation Agreement with Philip C. Haan dated as of
           January 14, 2002. (filed as Exhibit 10.21 to NWA Corp.'s Annual
           Report on Form 10-K405 for the year ended December 31, 2001, File
           No. 001-15285, and incorporated herein by reference).

10.25      Key Employee Annual Cash Incentive Program (filed as Exhibit 10.42 to the Registration Statement on Form S-1, File No. 33-74210, and
           incorporated herein by reference).

                                    -110-

Exhibit
Number     Description
--------   --------------

10.26      Northwest Airlines Excess Pension Plan for Salaried Employees (2001
           Restatement) (filed as Exhibit 10.23 to NWA Corp.'s Annual Report on Form 10-K405 for the year ended December 31, 2001, File No.
           001-15285, and incorporated herein by reference).

10.27      Northwest Airlines Supplemental Executive Retirement Plan (2001
           Restatement) (filed as Exhibit 10.24 to NWA Corp.'s Annual Report on Form 10-K405 for the year ended December 31, 2001, File No.
           001-15285, and incorporated herein by reference).

10.28      1990 Stock Option Plan for Key Employees of the Company (filed as
           Exhibit 10.44 to the Registration Statement on Form S-1, File No.
           33-74210, and incorporated herein by reference).

10.29      Northwest Airlines Corporation 1999 Stock Incentive Plan, as amended
           (filed as Exhibit 10.26 to NWA Corp.'s Annual Report on Form 10-K405
           for the year ended December 31, 2001, File No. 001-15285, and incorporated herein by reference).

10.30      2001 Northwest Airlines Corporation Stock Incentive Plan, as
           amended (filed as Exhibit 10.43 to NWA Corp.'s Annual Report on
           Form 10-K for the year ended December 31, 2000, File No. 001-15285, and incorporated herein by reference).

10.31      Form of Non-Qualified Stock Option Agreement for executive officers under the 2001 Northwest Airlines Corporation Stock Incentive Plan
           (filed as Exhibit 10.28 to NWA Corp.'s Annual Report on Form 10-K405
           for the year ended December 31, 2001, File No. 001-15285, and incorporated herein by reference).

10.32      Form of Phantom Stock Unit Award Agreement for executive officers under the 2001 Northwest Airlines Corporation Stock Incentive Plan
           (filed as Exhibit 10.39 to NWA Corp.'s Annual Report on Form 10-K
           for the year ended December 31, 2000, File No. 001-15285, and incorporated herein by reference).

10.33      Form of Deferred Stock Award Agreement for executive officers under the 1999 Northwest Airlines Corporation Stock Incentive Plan (filed as Exhibit 10.40 to NWA Corp.'s Annual Report on Form 10-K for the
           year ended December 31, 2000, File No. 001-15285, and incorporated herein by reference).

10.34      Northwest Airlines Corporation E-Commerce Incentive Compensation
           Program, including form of Award Agreement (filed as Exhibit 10.34 to NWA Corp.'s Annual Report on Form 10-K for the year ended
           December 31, 2002, File No. 001-15285, and incorporated herein by reference).

10.35      2003 Long-Term Cash Incentive Plan, including form of Award
           Agreement (filed as Exhibit 10.35 to NWA Corp.'s Annual Report on
           Form 10-K for the year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference).

10.36      The Chairman's Long-Term Retention and Incentive Program (filed as
           Exhibit 10.62 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999, File No. 001-15285, and incorporated herein by reference).

12.1       Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit
           12.1 to NWA Corp's Annual Report on Form 10-K for the year ended
           December 31, 2002, File No. 001-15285, and incorporated herein by reference).

21.1       List of Subsidiaries of Registrant (filed as Exhibit 21.1 to NWA
           Corp's Annual Report on Form 10-K for the year ended December 31,
           2002, File No. 001-15285, and incorporated herein by reference).

23.1       Consent of Ernst & Young LLP.

                                    -111-

Exhibit
Number     Description
--------   --------------
23.1       Consent of Independent Auditors

23.2       Consent of Simpson Thacher & Bartlett (included in opinion filed as
           Exhibit 5.1 to this Registration Statement on Form S-4).

23.3       Consent of Cadwalader, Wickersham & Taft LLP (contained in its opinion filed as Exhibit 8.1 to this Registration Statement on
           Form S-4).

24.1       Powers of Attorney (included in the signature pages of this
           Registration Statement).

25.1       Form T-1 Statement of Eligibility of Trustee under the Trust
           Indenture Act of 1939, as amended, of U.S. Bank Trust National
           Association (successor trustee to State Street Bank and Trust
           Company of Connecticut, National Association), as trustee of the
           2003-1 Pass Through Trust.*

99.1       Form of Letter of Transmittal for 8.375% Notes due 2004.*

99.2       Form of Letter of Transmittal for 8.52% Notes due 2004.*

99.3       Form of Letter of Transmittal for 7 5/8% Notes due 2005.*

99.4       Form of Notice of Guaranteed Delivery for 8.375% Notes due 2004.*

99.5       Form of Notice of Guaranteed Delivery 8.52% Notes due 2004.*

99.6       Form of Notice of Guaranteed Delivery for 7 5/8% Notes due 2005.*

99.7       Form of Letter to Brokers, Dealers, Commercial Banks, Trust
           Companies and Other Nominees.*

99.8       Form of Letter to Clients.*

99.9       Intercreditor Agreement, dated as of June 25, 1999, by and among
           U.S. Bank Trust National Association, as successor trustee to State
           Street Bank and Trust Company of Connecticut, National Association,
           not in its individual capacity but solely as Trustee under the
           Northwest Airlines Pass Through Trust 1999-2A, Northwest Airlines
           Pass Through Trust 1999-2B and Northwest Airlines Pass Through Trust
           1999-2C, Citibank, N.A. and U.S. Bank National Association, as
           successor to State Street Bank and Trust Company, as Subordination
           Agent (filed as Exhibit 4(d) to NWA Corp.'s Current Report on
           Form 8-K filed on August 10, 1999, File No. 333-69655, and incorporated herein by reference).

99.10      Intercreditor Agreement, dated as of December 9, 1999, by and among
           U.S. Bank Trust National Association, as successor trustee to State
           Street Bank and Trust Company of Connecticut, National Association,
           not in its individual capacity but solely as Trustee under the
           Northwest Airlines Pass Through Trust 1999-3G, Northwest Airlines
           Pass Through Trust 1999-3B and Northwest Airlines Pass Through
           Trust 1999-3C, Morgan Stanley Capital Services, Inc., U.S. Bank
           National Association, as successor to State Street Bank and Trust
           Company, as Subordination Agent and MBIA Insurance Corporation
           (filed as Exhibit 4(f) to Northwest's Current Report on Form 8-K
           filed on January 18, 2000, File No. 001-15285, and incorporated herein by reference).

99.11      Intercreditor Agreement, dated as of June 28, 2000, by and among
           U.S. Bank Trust National Association, as successor trustee to
           State Street Bank and Trust Company of Connecticut, National
           Association, not in its individual capacity but solely as Trustee under the Northwest Airlines Pass Through Trust 2000-1G and
           Northwest Airlines Pass Through Trust 2000-1C, Credit Suisse
           First Boston, New York Branch, U.S. Bank National Association, as
           successor to State Street Bank and Trust Company, as Subordination
           Agent, and MBIA Insurance Corporation (filed as Exhibit 4(f) to
           NWA Corp.'s Current Report on Form 8-K filed on July 11, 2000,
           File No. 001-15285, and incorporated herein by reference).

                                    -112-

Exhibit
Number     Description
--------   --------------

99.12      Intercreditor Agreement, dated as of June 1, 2001, by and among
           U.S. Bank Trust National Association, as successor trustee to State
           Street Bank and Trust Company of Connecticut, National Association,
           not in its individual capacity but solely as Trustee under the
           Northwest Airlines Pass Through Trust 2001-1A-1, Northwest Airlines
           Pass Through Trust 2001-1A-2, Northwest Airlines Pass Through Trust
           2001-1B and Northwest Airlines Pass Through Trust 2001-1C,
           Landesbank Hessen-Thuringen Girozentrale and U.S. Bank National
           Association, as successor to State Street Bank and Trust Company, as Subordination Agent (filed as Exhibit 4(d) to Northwest's
           Current Report on Form 8-K filed on August 21, 2001, File No.
           001-15285, and incorporated herein by reference).

99.13      Intercreditor Agreement, dated as of July 5, 2001, by and among
           U.S. Bank Trust National Association, as successor trustee to State
           Street Bank and Trust Company of Connecticut, National Association,
           not in its individual capacity but solely as Trustee under the
           Northwest Airlines 2001-2A E-EETC Pass Through Trust and Northwest
           Airlines 2001-2B E-EETC Pass Through Trust, CDC Finance - CDC IXIS,
           CDC Financial Products Inc. and U.S. Bank National Association, as
           successor to State Street Bank and Trust Company, as Subordination Agent*

99.14      Intercreditor Agreement, dated as of August 5, 2002, by and among
           U.S. Bank Trust National Association, as successor trustee to State
           Street Bank and Trust Company of Connecticut, National Association,
           not in its individual capacity but solely as Trustee under the
           Northwest Airlines Pass Through Trust 2002-1G-1, Northwest Airlines
           Pass Through Trust 2002-1G-2, Northwest Airlines Pass Through Trust
           2002-1C-1 and Northwest Airlines Pass Through Trust 2002-1C-2,
           Westdeutsche Landesbank Girozentrale, New York Branch, Credit
           Suisse First Boston International, U.S. Bank National Association,
           as successor to State Street Bank and Trust Company, as
           Subordination Agent, and MBIA Insurance Corporation (filed as
           Exhibit 4(d) to Northwest's Current Report on Form 8-K filed on
           August 30, 2002, File No. 001-15285, and incorporated herein by reference).

99.15      First Amendment to Intercreditor Agreement for Series 1999-2,
           dated as of ______, 2003, between U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company of
           Connecticut, National Association, as Trustee for Series 1999-2,
           Citibank, N.A. and U.S. Bank National Association, as successor to
           State Street Bank and Trust Company, as Subordination Agent.*

99.16      First Amendment to Intercreditor Agreement for Series 1999-3, dated as of ______, 2003, between U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company of
           Connecticut, National Association, as Trustee for Series 1999-3,
           Morgan Stanley Capital Services, Inc., U.S. Bank National
           Association, as successor to State Street Bank and Trust Company, as Subordination Agent and MBIA Insurance Corporation.*

99.17      First Amendment to Intercreditor Agreement for Series 2000-1,
           dated as of ______, 2003, between U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company of
           Connecticut, National Association, as Trustee for Series 2000-1,
           Credit Suisse First Boston, New York Branch, U.S. Bank National
           Association, as successor to State Street Bank and Trust Company, as Subordination Agent, and MBIA Insurance Corporation.*

99.18      First Amendment to Intercreditor Agreement for Series 2001-1,
           dated as of April 4, 2002, between U.S. Bank Trust National
           Association, as successor trustee to State Street Bank and Trust
           Company of Connecticut, National Association, as Trustee for
           Series 2001-1, Landesbank Hessen-Thuringen Girozentrale and U.S.
           Bank National Association, as successor to State Street Bank and
           Trust Company, as Subordination Agent.*

                                    -113-

Exhibit
Number     Description
--------   --------------

99.19      Second Amendment to Intercreditor Agreement for Series 2001-1,
           dated as of ______, 2003, between U.S. Bank Trust National
           Association, as successor trustee to State Street Bank and Trust
           Company of Connecticut, National Association, as Trustee for
           Series 2001-1, Landesbank Hessen-Thuringen Girozentrale and
           U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent.*

99.20      First Amendment to Intercreditor Agreement for Series 2001-2, dated as of ______, 2003, between U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company of
           Connecticut, National Association, as Trustee for Series 2001-2,
           CDC Finance - CDC IXIS, CDC Financial Products Inc. and U.S. Bank
           National Association, as successor to State Street Bank and Trust
           Company, as Subordination Agent.*

99.21      First Amendment to Intercreditor Agreement for Series 2002-1, dated as of November 20, 2002, between U.S. Bank Trust National
           Association, as successor trustee to State Street Bank and Trust
           Company of Connecticut, National Association, as Trustee for Series
           2002-1, Westdeutsche Landesbank Girozentrale, New York Branch,
           Credit Suisse First Boston International, U.S. Bank National
           Association, as successor to State Street Bank and Trust Company, as Subordination Agent, and MBIA Insurance Corporation.*

99.22      Form of Participation Agreement for Series 1999-2A, 1999-2B and
           1999-2C (filed as Exhibit 99(a) to NWA Corp.'s Current Report on
           Form 8-K filed on August 10, 1999, File No. 333-69655, and incorporated herein by reference).

99.23      Form of Amendment to Participation Agreement for Series 1999-2A,
           1999-2B and 1999-2C.*

99.24      Form of Participation Agreement for Series 1999-3G, 1999-3B and
           1999-3C  (filed as Exhibit 99(g) to Northwest's Current Report on
           Form 8-K filed on January 18, 2000, File No. 001-15285-01, and incorporated herein by reference).

99.25      Form of Amendment to Participation Agreement for Series 1999-3G,
           1999-3B and 1999-3C.*

99.26      Form of Participation Agreement for Series 2000-1G and 2000-1C
           (filed as Exhibit 99(g) to NWA Corp.'s Current Report on Form 8-K
           filed on July 11, 2000, File No. 001-15285, and incorporated herein by reference).

99.27      Form of Amendment to Participation Agreement for Series 2000-1G
           and 2000-1C.*

99.28      Form of Participation Agreement for Series 2001-1A-1, 2001-1A-2,
           2001-1B, 2001-1C  and 2001-1D (filed as Exhibit 99(h) to NWA Corp.'s
           Current Report on Form 8-K filed on August 21, 2001, File No.
           001-15285, and incorporated herein by reference).

99.29      Form of Amendment to Participation Agreement for Series 2001-1A-1,
           2001-1A-2, 2001-1B, 2001-1C and 2001-1D.*

99.30      Form of Participation Agreement for Series 2001-2A and 2001-2B*

99.31      Form of Amendment to Participation Agreement for Series 2001-2A and
           2001-2B.*

99.32      Form of Participation Agreement for Series 2002-1G-1, 2002-1G-2,
           2002-1C-1, 2002-1C-2  and 2002-1D (filed as Exhibit 99(i) to NWA
           Corp.'s Current Report on Form 8-K filed on August 30, 2002, File
           No. 001-15285-01 and incorporated herein by reference).

99.33      Form of Amendment to Participation Agreement for Series 2002-1G-1,
           2002-1G-2, 2002-1C-1, 2002-1C-2 and 2002-1D.*

                                    -114-

Exhibit
Number     Description
--------   --------------

99.34      Form of Indenture for Series 1999-2A, 1999-2B and 1999-2C (filed as
           Exhibit 99(c) to NWA Corp.'s Current Report on Form 8-K filed on
           August 10, 1999, File No. 333-69655, and incorporated herein by reference).

99.35      Form of Amendment to Indenture for Series 1999-2A, 1999-2B and
           1999-2C.*

99.36      Form of Indenture for Series 1999-3G, 1999-3B and 1999-3C (filed as
           Exhibit 99(h) to Northwest's Current Report on Form 8-K filed on
           January 18, 2000, File No. 001-15285-01, and incorporated herein by reference).

99.37      Form of Amendment to Indenture for Series 1999-3G, 1999-3B and
           1999-3C.*

99.38      Form of Indenture for Series 2000-1G and 2000-1C  (filed as
           Exhibit 99(h) to NWA Corp.'s Current Report on Form 8-K filed on
           July 11, 2000, File No. 001-15285, and incorporated herein by reference).

99.39      Form of Amendment to Indenture for Series 2000-1G and 2000-1C.*

99.40      Form of Indenture for Series 2001-1A-1, 2001-1A-2, 2001-1B, 2001-1C
           and 2001-1D (filed as Exhibit 99(i) to NWA Corp.'s Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).

99.41      Form of Amendment to Indenture for Series 2001-1A-1, 2001-1A-2,
           2001-1B, 2001-1C and 2001-1D (filed as Exhibit 99 (i) to NWA Corp.'s
           Current Report on Form 8-K filed on August 21, 2001, File No.
           001-15285, and incorporated herein by reference).

99.42      Form of Indenture for Series 2001-2A and 2001-2B*

99.43      Form of Amendment to Indenture for Series 2001-2A and 2001-2B.*

99.44      Form of Indenture for Series 2002-1G-1, 2002-1G-2, 2002-1C-1,
           2002-1C-2 and 2002-1D (filed as Exhibit 99(j) to NWA Corp.'s Current
           Report on Form 8-K filed on August 30, 2002, File No. 001-15285-01 and incorporated herein by reference).

99.45      Form of Amendment to Indenture for Series 2002-1G-1, 2002-1G-2,
           2002-1C-1, 2002-1C-2 and 2002-1D.*

99.46      Pass Through Trust Supplement for Series 1999-2A (filed as
           Exhibit 4(b)(1) to NWA Corp.'s Current Report on Form 8-K filed on
           August 10, 1999, File No. 333-69655, and incorporated herein by reference).

99.47      Pass Through Trust Supplement for Series 1999-2B (filed as
           Exhibit 4(b)(2) to NWA Corp.'s Current Report on Form 8-K filed on
           August 10, 1999, File No. 333-69655, and incorporated herein by reference).

99.48      Pass Through Trust Supplement for Series 1999-2C (filed as
           Exhibit 4(b)(3) to NWA Corp.'s Current Report on Form 8-K filed on
           August 10, 1999, File No. 333-69655, and incorporated herein by reference).

99.49      Pass Through Trust Supplement for Series 1999-3G (filed as
           Exhibit 4(b)(1) to Northwest's Current Report on Form 8-K filed on
           January 18, 2000, File No. 001-15285-01, and incorporated herein by reference).

99.50      Pass Through Trust Supplement for Series 1999-3B (filed as
           Exhibit 4(b)(2) to Northwest's Current Report on Form 8-K filed on
           January 18, 2000, File No. 001-15285-01, and incorporated herein by reference).

                                    -115-

Exhibit
Number     Description
--------   --------------

99.51      Pass Through Trust Supplement for Series 1999-3C (filed as
           Exhibit 4(b)(3) to Northwest's Current Report on Form 8-K filed on
           January 18, 2000, File No. 001-15285-01, and incorporated herein by reference).

99.52      Pass Through Trust Supplement for the Series 2000-1G (filed as
           Exhibit 4(b)(1) to NWA Corp.'s Current Report on Form 8-K filed on
           July 11, 2000, File No. 001-15285, and incorporated herein by reference).

99.53      Pass Through Trust Supplement for the Series 2000-1C (filed as
           Exhibit 4(b)(2) to NWA Corp.'s Current Report on Form 8-K filed on
           July 11, 2000, File No. 001-15285, and incorporated herein by reference).

99.54      Pass Through Trust Supplement for the Series 2001-1A-1 (filed as
           Exhibit 4(b)(1) to NWA Corp.'s Current Report on Form 8-K filed on
           August 21, 2001, File No. 001-15285, and incorporated herein by reference).

99.55      Pass Through Trust Supplement for the Series 2001-1A-2 (filed as
           Exhibit 4(b)(2) to NWA Corp.'s Current Report on Form 8-K filed on
           August 21, 2001, File No. 001-15285, and incorporated herein by reference).

99.56      Pass Through Trust Supplement for the Series 2001-1B (filed as
           Exhibit 4(b)(3) to NWA Corp.'s Current Report on Form 8-K filed on
           August 21, 2001, File No. 001-15285, and incorporated herein by reference).

99.57      Pass Through Trust Supplement for the Series 2001-1C (filed as
           Exhibit 4(b)(4) to NWA Corp.'s Current Report on Form 8-K filed on
           August 21, 2001, File No. 001-15285, and incorporated herein by reference).

99.58      Pass Through Trust Supplement for the Series 2001-2A*

99.59      Pass Through Trust Supplement for the Series 2001-2B*

99.60      Pass Through Trust Supplement for the Series 2002-1G-1 (filed as
           Exhibit 4(b)(1) to Northwest's Current Report on Form 8-K filed on
           August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).

99.61      Pass Through Trust Supplement for the Series 2002-1G-2 (filed as
           Exhibit 4(b)(2) to Northwest's Current Report on Form 8-K filed on
           August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).

99.62      Pass Through Trust Supplement for the Series 2002-1C-1 (filed as
           Exhibit 4(b)(3) to Northwest's Current Report on Form 8-K filed on
           August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).

99.63      Pass Through Trust Supplement for the Series 2002-1C-2 (filed as
           Exhibit 4(b)(4) to Northwest's Current Report on Form 8-K filed on
           August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).

99.64      Primary Liquidity Facility for Series 1999-2A (filed as Exhibit
           4(c)(1) to NWA Corp.'s Current Report on Form 8-K filed on
           August 10, 1999, File No. 333-69655, and incorporated herein by reference).

99.65      Primary Liquidity Facility for Series 1999-2B (filed as Exhibit
           4(c)(2) to NWA Corp.'s Current Report on Form 8-K filed on
           August 10, 1999, File No. 333-69655, and incorporated herein by reference).

                                    -116-

Exhibit
Number     Description
--------   --------------

99.66      Primary Liquidity Facility for Series 1999-2C (filed as
           Exhibit 4(c)(3) to NWA Corp.'s Current Report on Form 8-K filed on
           August 10, 1999, File No. 333-69655, and incorporated herein by reference).

99.67      Primary Liquidity Facility for Series 1999-3G (filed as
           Exhibit 4(c)(1) to Northwest's Current Report on Form 8-K filed on
           January 18, 2000, File No. 001-15285-01, and incorporated herein by reference).

99.68      Primary Liquidity Facility for Series 1999-3B (filed as
           Exhibit 4(c)(2) to Northwest's Current Report on Form 8-K filed on
           January 18, 2000, File No. 001-15285-01, and incorporated herein by reference).

99.69      Primary Liquidity Facility for Series 1999-3C (filed as
           Exhibit 4(c)(3) to Northwest's Current Report on Form 8-K filed on
           January 18, 2000, File No. 001-15285-01, and incorporated herein by reference).

99.70      Primary Liquidity Facility for the Series 2000-1G (filed as
           Exhibit 4(c)(1) to NWA Corp.'s Current Report on Form 8-K filed on
           July 11, 2000, File No. 001-15285, and incorporated herein by reference).

99.71      Primary Liquidity Facility for the Series 2000-1C (filed as
           Exhibit 4(c)(2) to NWA Corp.'s Current Report on Form 8-K filed on
           July 11, 2000, File No. 001-15285, and incorporated herein by reference).

99.72      Primary Liquidity Facility for the Series 2001-1A-1 (filed as
           Exhibit 4(c)(1) to NWA Corp.'s Current Report on Form 8-K filed on
           August 21, 2001, File No. 001-15285, and incorporated herein by reference).

99.73      Primary Liquidity Facility for the Series 2001-1A-2 (filed as
           Exhibit 4(c)(2) to NWA Corp.'s Current Report on Form 8-K filed on
           August 21, 2001, File No. 001-15285, and incorporated herein by reference).

99.74      Primary Liquidity Facility for the Series 2001-1B (filed as
           Exhibit 4(c)(3) to NWA Corp.'s Current Report on Form 8-K filed on
           August 21, 2001, File No. 001-15285, and incorporated herein by reference).

99.75      Primary Liquidity Facility for the Series 2001-1C (filed as
           Exhibit 4(c)(4) to NWA Corp.'s Current Report on Form 8-K filed on
           August 21, 2001, File No. 001-15285, and incorporated herein by reference).

99.76      Primary Liquidity Facility for the Series 2001-2A*

99.77      Primary Liquidity Facility for the Series 2001-2B*

99.78      Primary Liquidity Facility for the Series 2002-1G-1 (filed as
           Exhibit 4(c)(1) to Northwest's Current Report on Form 8-K filed on
           August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).

99.79      Primary Liquidity Facility for the Series 2002-1G-2 (filed as
           Exhibit 4(c)(2) to Northwest's Current Report on Form 8-K filed on
           August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).

99.80      Primary Liquidity Facility for the Series 2002-1C-1 (filed as
           Exhibit 4(c)(3) to Northwest's Current Report on Form 8-K filed on
           August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).

                                    -117-

Exhibit
Number     Description
--------   --------------

99.81      Primary Liquidity Facility for the Series 2002-1C-2 (filed as
           Exhibit 4(c)(4) to Northwest's Current Report on Form 8-K filed on
           August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).

99.82      Financial Guaranty Insurance Policy (Series 1999-3G), dated
           December 9, 1999, by the Policy Provider, for the benefit of the
           Subordination Agent (filed as Exhibit 4(e) to Northwest's Current
           Report on Form 8-K filed on January 18, 2000, File No. 001-15285-01, and incorporated herein by reference).

99.83      Financial Guaranty Insurance Policy (Series 2000-1G), dated June 28,
           2000, by the Policy Provider, for the benefit of the Subordination
           Agent (filed as Exhibit 4(e) to NWA Corp.'s Current Report on
           Form 8-K filed on July 11, 2000, File No. 001-15285, and
           incorporated herein by reference).

99.84      Financial Guaranty Insurance Policy (Series 2002-1G-1), dated
           August 5, 2002, by the Policy Provider, for the benefit of the
           Subordination Agent*

99.85      Financial Guaranty Insurance Policy (Series 2002-1G-2), dated
           August 5, 2002, by the Policy Provider, for the benefit of the
           Subordination Agent *

99.86      Form of D-2 Secured Note and Guarantee.*

99.87      Form of Pledge Agreement for D-2 Secured Note.*

99.88      Amended and Restated Trust Agreement for 2001-1 NWA Class D
           Certificate Trust*

99.89      Amended and Restated Trust Agreement for 2002-1 NWA Class D
           Certificate Trust II*

___________________

*  To be filed by amendment.

                                    -118-